As filed with the Securities and Exchange Commission on March 19, 2001

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                     Pre-Effective Amendment No. 1 to

                               Form S-1
                        REGISTRATION STATEMENT

                                UNDER
                       THE SECURITIES ACT OF 1933

                         GREYHOUND FUNDING LLC
                         (Issuer of the Notes)

                           RAVEN FUNDING LLC
         (Transferor of the 1999-1A Sold SUBI Certificate and the Class
            X 1999-1B SUBI Certificate to the Issuer and Originator of
                           D.L. Peterson Trust)

                           D.L. PETERSON TRUST

              (issuer of the 1999-1A Sold SUBI Certificate and
                    the Class X 1999-1B SUBI Certificate)
                   (Exact names as specified in charters)

   DELAWARE                        7389                     51-0391968
(State or other             (Primary Standard             (I.R.S. Employer
jurisdiction of         Industrial Classification          Identification
incorporation or               Code Number)                   Number)
organization
                              900 Old Country Road
                           Garden City, New York  11530
                                (516) 222-6980
 (Address, including zip code, and telephone number, including area code, of principal executive offices of Greyhound Funding LLC, Raven Funding LLC and D.L. Peterson Trust)

                               Karen Sclafani
                            900 Old Country Road
                        Garden City, New York 11530
                               (516) 222-4732

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copies to

      John Donovan                                 Laura Palma
     White & Case LLP                       Simpson Thacher & Bartlett
1155 Avenue of the Americas                    425 Lexington Avenue
 New York, New York 10036                    New York, New York 10017
     (212) 819-8200                               (212) 455-2000

            Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. / /

                             CALCULATION OF REGISTRATION FEE

Title of Each Class                             Proposed Maximum       Proposed Maximum
of Securities to              Amounts to        Aggregate Price Per    Aggregate Offering        Amount of
Be Registered                 be Registered     Unit                   Price                     Registration Fee(4)
-------------------           -------------     -------------------    ------------------        -------------------
Asset Backed                  $500,000             100%(1)             $500,000                  $132
Notes,  Class
A-1
Asset Backed                  $500,000             100%(1)             $500,000                  $132
Notes, Class
A-2
1999-1A Sold SUBI             (2)                  (3)                 (3)                       (3)
Certificate
Class X 1999-1B               (2)                  (3)                 (3)                       (3)
Sold SUBI
Certificate

(1)  Estimated solely for purposes for calculating the registration fee.
(2) The 1999-1A Sold SUBI Certificate (the "Lease SUBI Certificate") issued by the D.L. Peterson Trust constitutes a beneficial interest in a specified portion of the vehicles, leases and rights associated therewith held by the D.L. Peterson Trust. The Class X 1999-1B Sold SUBI Certificate (the ""Fleet Receivable SUBI Certificate") issued by the D.L. Peterson Trust constitutes a beneficial interest in a pool of fleet service receivables held by the D.L. Peterson Trust. The Lease SUBI Certificate and the Fleet Receivable SUBI Certificate (the "Sold SUBI Certificates") will not be offered to investors pursuant to this registration statement. The Sold SUBI Certificates are the primary assets of Greyhound Funding LLC and will secure the Asset-Backed Notes.
(3)  Not Applicable.
(4)  Has previously been paid.

                               -----------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               SUBJECT TO COMPLETION, DATED MARCH __, 2001

Preliminary Prospectus
$_________ Series 2001-1 Floating Rate Asset Backed Notes, Class A-1

$_________ Series 2001-1 Floating Rate Asset Backed Notes, Class A-2

GREYHOUND FUNDING LLC
Issuer
PHH Vehicle Management Services, LLC, Servicer of D.L. Peterson Trust

The notes are asset-backed securities payable out of lease payments, the sales proceeds of vehicles and collections on receivables generated by PHH Vehicle Management Services, LLC in its fleet management business.

We are offering the following classes of notes for sale:

                                   Class A-1             Class A-2
Principal Amount             $________________      $________________
Price                        $__________ (___%)     $__________ (___%)
Underwriters' Commissions    $__________ (___%)     $__________ (___%)
Proceeds to the Issuer       $__________ (___%)     $__________ (___%)
Interest Rate                one-month LIBOR +      one-month LIBOR +
                             ___% p.a.              ___% p.a.
Interest Payment Dates       monthly on the 7th     monthly on the 7th
 . . . . . . . . . . . . . . . . . . .
First Interest Payment Date  ____________, 2001     _____________,
                                                    2001
Final Maturity Date          _____________, ___     _____________,

     The price and proceeds to the issuer do not include interest accrued from the date the notes will be issued. The total price (excluding that interest) will be $_________.
     The total underwriters' commissions will be $___________.

     The aggregate proceeds to the issuer, before deducting expenses payable by the issuer estimated to be $__________, will be $___________.

     These notes are highly structured. Before you purchase these notes, be sure you understand the structure and the risks. See "Risk Factors" beginning on page __.

     We have applied to have these notes listed on the Luxembourg Stock
Exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

     The underwriters have agreed to purchase the notes, subject to the terms and conditions in the underwriting agreement.

                                  JPMorgan

                     The date of this Prospectus is ______, 2001.

                        Table of Contents

Notice About Information in This Prospectus ............................. 4
Transaction Structure.................................................... 5
Transaction Overview..................................................... 6
Summary of Terms of Series 2001-1 Notes.................................. 7
Structural Summary....................................................... 9
Risk Factors.............................................................16
      The Characteristics of the Leases May Change Over Time.............17
      Declines in Market Value of  Leased Vehicles Could
          Reduce  Payments to You........................................17
      Repayment of Your Series 2001-1 Notes is Limited to Our
          Assets.........................................................18
      Repayment of Your Series 2001-1 Notes May be Dependent
          On Payments Made Under  the Interest Rate Caps.................18
      You May Receive Principal Payments Earlier or Later than
          Anticipated....................................................19
      Our Indirect Ownership of the Leases, the Vehicles and
          the Receivables Could Result in Reduced Payments to
          You............................................................22
      Insolvency or Bankruptcy of  Vehicle Management Services
          Could Result in Delayed or  Reduced Payments to You............24
      Our Issuance of Additional Series May Affect the Timing
          of Payments to You.............................................24
      You May Not Be Able to Resell Your Series 2001-1 Notes.............25
      Withdrawal or Downgrading of the Initial Ratings of the
          Series 2001-1 Notes Will Affect the Prices of the
          Series 2001-1 Notes Upon Resale................................25
Use of Proceeds..........................................................25
Greyhound Funding........................................................25
Raven Funding............................................................31
Vehicle Management Services..............................................33
Allocation of Leases and Vehicles to Lease SUBI..........................45
Characteristics of Leases Allocated to Lease SUBI........................45
Maturity Assumptions.....................................................53
Description of the Series 2001-1 Notes...................................59

The Indenture................................................................ 75
Security for the Series 2001-1 Notes......................................... 82
Credit Enhancement........................................................... 89
The Origination Trust and the Servicing Agreement............................ 90
The Receivables Purchase Agreement, the Asset Purchase Agreement and the
     Contribution Agreement..................................................104
Material Legal Aspects of the Origination Trust..............................108
Material Legal Aspects of the Leases and the Vehicles........................110
Employee Benefit Plan Considerations.........................................111
Material Federal and Certain State Income Tax Consequences...................114
Underwriting.................................................................119
Legal Matters................................................................122
Listing and General Information..............................................122
Where You Can Find More Information..........................................123
Experts......................................................................123
Glossary of Terms............................................................G-1
Index to Financial Statements................................................F-1

Notice About Information in This Prospectus

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

     As you read through these sections, cross-references will direct you to more detailed descriptions elsewhere in this prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus.

     You can find a glossary of the defined terms that appear in this prospectus in bold faced type under the caption "Glossary of Terms" beginning on page G-1.

     We are not offering these notes in any state where the offer is not permitted.

To understand the structure of these securities, you must carefully read this prospectus in its entirety.

                            Transaction Structure


CHART

                           Transaction Overview

     - D.L. Peterson Trust was established by Vehicle Management Services in order to avoid the administrative difficulty and expense associated with retitling vehicles in connection with the financing or transfer of vehicles subject to leases. The origination trust is the record holder of title to all of the leases and fleet management receivables originated by Vehicle Management Services.

     - On June 30, 1999, a separate portfolio of all of the leases then owned by the origination trust satisfying certain eligibility criteria, and the vehicles subject to those leases, was created at the direction of Raven Funding LLC, the initial beneficiary of the origination trust. Subsequent to June 30, 1999, Raven Funding has directed Vehicle Management Services, as the UTI trustee, from time to time to allocate to that portfolio all additional leases originated by Vehicle Management Services satisfying those criteria and the related vehicles. The beneficial interest in that portfolio, the Lease SUBI, is represented by the Lease SUBI Certificate.

     - On June 30, 1999, a second separate portfolio of all of the fleet management receivables originated by Vehicle Management Services from time to time was created at the direction of Raven Funding. The beneficial interest in that portfolio, the Fleet Receivable SUBI, is represented by the Fleet Receivable SUBI Certificate and another certificate retained by Raven Funding.

     - On June 30, 1999, Raven Funding transferred the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to Greyhound Funding LLC pursuant to the Transfer Agreement. Raven Funding retained the certificate representing the remainder of the Fleet Receivables SUBI and a certificate, the UTI Certificate, representing a beneficial interest in all assets of the origination trust that are not allocated to a separate portfolio of origination assets.

     - Vehicle Management Services has agreed to service the leases and vehicles allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI pursuant to the Servicing Agreement. Avis Group Holdings, Inc. has agreed to guaranty the servicer's indemnification obligations, repurchase obligations and certain expense reimbursement obligations under the Servicing Agreement.

     - All of the issuer's notes, including the Series 2001-1 notes, are and will be secured by the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, the issuer's rights under the transaction agreements, including the Transfer Agreement, the interest rate caps that the issuer is obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI and funds and investments on deposit from time to time in a number of bank accounts, including the gain on sale account.

     - The series 2001-1 notes will also be secured by the interest rate caps that the issuer will be obligated to obtain under the indenture supplement relating to the series 2001-1 notes in respect of the floating rate leases which have the option to convert to a fixed rate allocated to the Lease SUBI and funds on deposit from time to time in the accounts established in respect of the series 2001-1 notes, including the reserve account and the yield supplement account.

                 Summary of Terms of Series 2001-1 Notes


Issuer:                   Greyhound Funding LLC

Transferor:               Raven Funding LLC

Servicer and              PHH Vehicle Management Services, LLC
Administrator:            -"Vehicle Management Services"

Indenture Trustee:        The Chase Manhattan Bank

Pricing Date:             _________, ____

Closing Date:             _________, ____

Clearance and
Settlement:               DTC/Cedelbank/Clearstream

Collateral:               .    beneficial interest in a revolving
                               pool of leases and the vehicles
                               subject to or anticipated to be
                               subject to the leases owned by the
                               origination trust,

                          .    beneficial interest in a pool of
                               receivables generated by Vehicle
                               Management Services in its fleet
                               management business and owned by
                               the origination trust,

                          .    interest rate caps in respect of
                               the fixed rate leases and floating
                               rate leases that may be converted
                               to a fixed rate and

                          .    amounts on deposit in a reserve
                               account and other bank accounts.

Origination Trust:        D.L. Peterson Trust

Settlor of Origination    Raven Funding LLC
Trust:

Delaware Trustee:         Wilmington Trust Company

                            Class A-1                Class A-2
                            ---------                ---------
Initial Principal Amount:   $___,___,___             $___,___,___
Interest Rate:              [one-month LIBOR +       [one-month LIBOR
                            ___% p.a.]               +___% p.a.]
Interest Accrual Method:    actual/360               actual/360
Interest Payment Dates:     monthly (7th)            monthly (7th)
Interest Rate Index Reset   2 business days before   2 business days
Date:                       each payment date        before each payment
                                                     date
First Interest Payment      _________, ___           _________, ___
Date:
Record Date:                last business day of     last business day
                            the calendar month       of the calendar
                            before each payment      month before each
                            date                     payment date
Final Maturity Date:        _________, 20xx          _________, 20xx
Anticipated Ratings         Aaa/AAA*                 Aaa/AAA*
ERISA Eligible:             Yes**                    Yes**
Application for Exchange
Listing Will be Made:       Luxembourg               Luxembourg
Minimum Denomination:       $1,000 and multiples     $1,000 and
                            thereof                  multiples thereof
CUSIP Number:               ______________           ______________
ISIN:                       ______________           ______________
Common Code:                ______________           ______________


Credit Enhancement:

     -    overcollateralization,

     - collections on up to $80,000,000 of receivables generated by Vehicles Management Services in its fleet management business,

     -    amounts available in a reserve account and

     -    amounts available in a yield supplement account.

Principal Payments:

     - Unless there is an amortization event, the amortization period will begin on ______, 200_ and we will begin making principal payments on the series 2001-1 notes on _______, 200_.

     - Principal payments on the series 2001-1 notes will be applied to the class A-1 notes until paid in full and then to the class A-2 notes. If there is an amortization event, principal payments on the series 2001-1 notes will be applied to the series 2001-1 notes on a pro rata basis until paid in full.
_______________________

* It is a condition to issuance that one of these ratings be obtained from Moody's and/or Standard & Poor's.
**   Investors subject to ERISA should consult with their counsel.

                            Structural Summary

     In this summary we briefly describe the major structural components of the series 2001-1 notes and the sources of payment for them. To fully understand the terms of the series 2001-1 notes you will need to read this prospectus in its entirety.

The Issuer

We were formed on June 24, 1999 in connection with the financing of the acquisition by Avis Group Holdings, Inc. of Vehicle Management Services and its affiliates engaged in the vehicle management and fuel card business. We were established to finance the leases and the related vehicles owned by Vehicle Management Services on the date of the acquisition and to finance the leases and vehicles acquired by Vehicle Management Services after the acquisition. Through our ownership of two special units of beneficial interest in the origination trust, we have an indirect interest in the leases and the related vehicles and a pool of receivables generated by Vehicle Management Services in its fleet management business.

We finance the leases and related vehicles and the receivables allocated from time to time to our special units of beneficial interest in the origination trust by issuing notes under the indenture and issuing junior and senior preferred membership interests. Our business activities are limited to acquiring the special units of beneficial interest in the origination trust from Raven Funding, acquiring all additional leases and the vehicles relating to those leases and receivables allocated to our special units of beneficial interest from time to time, pledging our assets to secure the notes under the indenture and undertaking related activities.

For more information about us, see "Greyhound Funding".

Vehicle Management Services

PHH Vehicle Management Services LLC is a wholly-owned subsidiary of Avis Group Holdings. Vehicle Management Services provides vehicle leasing and value-added fleet management services, including fuel and maintenance cards and accident management services, to companies and government agencies in North America. Vehicle Management Services' services consist of vehicle leasing and related asset-based services and a broad range of fee-based services. The fee-based services are primarily transacted through the use of a proprietary charge card by the lessee's employees. Both asset-based service charges and fee-based service charges are billed on a consolidated monthly statement which aggregates all charges related to an individual vehicle.

On March 1, 2001, Cendant Corporation acquired all of the outstanding shares of Avis Group Holdings that were not then owned by Cendant and each of Avis Group Holdings and Vehicle Management Services became an indirect wholly-owned subsidiary of Cendant.

For more information on Vehicle Management Services, see "Vehicle
Management Services".

Vehicle Management Services performs specified administrative duties for us and Raven Funding under an administration agreement.

For more information on Vehicle Management Services' obligations under the administration agreement, see "Greyhound Funding--Administration Agreement".

Origination Trust

D.L. Peterson Trust was established by Vehicle Management Services in order to avoid the administrative difficulty and expense associated with retitling vehicles in connection with the financing or transfer of vehicles subject to leases.

Vehicle Management Services acts as servicer of the assets held by the origination trust under a servicing agreement. Avis Group Holdings has agreed to guarantee Vehicle Management Services' indemnity and repurchase obligations under the servicing agreement.

For more information on Vehicle Management Services' obligations under the servicing agreement, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement".

The Series 2001-1 Notes

The series 2001-1 notes are our obligations and bear interest at the rates and are payable on the dates stated in the summary of terms of series 2001-1 notes.

The series 2001-1 notes, together with all other notes issued under the indenture, are secured by substantially all of our assets.

For more information on the series 2001-1 notes, see "Description of the Series 2001-1 Notes".

Repayment of the Series 2001-1 Notes

We will rely on

     -    collections from our leases,

     -    sales proceeds from the disposition of the related vehicles,

     -    collections on the receivables and

     - funds on deposit in specified accounts to make payments on the series 2001-1 notes.

We will be solely liable for payments on the series 2001-1 notes.

The timing of principal payments on the series 2001-1 notes is largely dependent on the timing of collections of cash generated by our assets. During the amortization period, principal will be paid on your series 2001-1 notes on each payment date in an amount generally equal to the available principal distribution amount generated by payments on the leases and proceeds from the sale of the vehicles.

Principal payments on the series 2001-1 notes generally will be made to the holders of the series 2001-1 notes sequentially. No principal will be paid on the class A-2 notes until the class A-1 notes have been paid in full. However, after the occurrence of an amortization event, principal payments on the series 2001-1 notes will be made on a pro rata basis to all classes of the series 2001-1 notes until they have been paid in full.

Final Maturity Dates

Any unpaid principal of any class of series 2001-1 notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus.

If, on the final maturity date for either the class A-1 notes or the class A-2 notes, the amount of collections available to pay principal on a class of notes is insufficient to pay the principal amount of that class of notes in full, amounts on deposit in the reserve account will be applied to pay the deficiency. In addition, if the amount on deposit in the reserve account on the final maturity date for the class A-2 notes is less than the deficiency, amounts on deposit in the yield supplement account will be applied to pay the remaining deficiency.

For more information about the repayment of principal of the series 2001-1 notes and the amortization period, see "Description of the Series 2001-1 Notes--Payment of Principal" and "Maturity Assumptions".

Optional Prepayment

We will have the option to prepay the series 2001-1 notes, in whole but not in part, on any payment date after _______, 200_.

For more information about our optional prepayment of the series 2001-1 notes, see "Description of the Series 2001-1 Notes--Optional Prepayment".

Collateral

The series 2001-1 notes and all other notes that we have issued and will issue under the indenture will be secured by a first-priority perfected security interest in the following assets:

     - a special unit of beneficial interest in those leases and the related vehicles owned by the origination trust and allocated to that interest, including the related rights under the servicing agreement and the other origination trust documents,

     - a special unit of beneficial interest in a pool of receivables generated by Vehicle Management Services in its fleet management business, including the related rights under the servicing agreement and the other origination trust documents,

     - our rights under the transfer agreement under which we acquired those special units of beneficial interest from Raven Funding,

     -    our rights under the administration agreement,

     - funds on deposit from time to time in the collection account and the "gain on sale" account, an account which we fund up to a fixed amount with gains that we receive when we sell vehicles subject to closed-end leases,

     - interest rate caps that we are required to obtain from time to time in respect of the fixed rate leases and the payments due under those interest rate caps and

     -    all proceeds of the foregoing.

In addition, the series 2001-1 notes will be secured by

     - the interest rate cap with The Chase Manhattan Bank that we will purchase in respect of the floating rate leases that may be converted to fixed rate leases after the closing date and the payments due under that interest rate cap and

     - funds on deposit from time to time in the reserve account, the yield supplement account and the distribution account.

For more information about the collateral for the series 2001-1 notes, see "Security for the Series 2001-1 Notes".

Leases

Leases and the related vehicles are the principal assets allocated to one of our special units of beneficial interest in the origination trust.
The leases and the related vehicles allocated to our special unit of beneficial interest change as leases terminate and the related vehicles are sold and as new leases and the related vehicles are allocated to our special unit of beneficial interest. The vehicles related to the leases include vehicles subject to the leases and vehicles that are acquired by the origination trust at the request of a lessee but not yet accepted by that lessee. A significant majority of the vehicles are cars and light-duty trucks.

The leases are:

     - open-end leases or closed-end leases of cars, trucks and other motorized vehicles or equipment originated under a master lease agreement with the lessee, or

     - individual open-end consumer leases or closed-end consumer leases of cars and light-duty trucks.

As of ________, 2001, __% of the aggregate lease balance were open-end leases and __% of the aggregate lease balance were closed-end leases.

Either Vehicle Management Services or PHH Financial Services Corporation originated the master lease agreements and assigned them to the origination trust or the origination trust originated the master lease agreements directly. PHH Financial Services Corporation is a subsidiary of Cendant Corporation which is engaged in equipment leasing. The leases originated by PHH Financial Services were acquired by the origination trust in connection with the acquisition of Vehicle Management Services by Avis Group Holdings.

PHH PersonaLease Corporation originated the consumer leases, individually or on behalf of the origination trust. PersonaLease is a subsidiary of Vehicle Management Services that was established to originate vehicle leases primarily to individuals who are either members of an affinity group or employees or independent contractors of customers of Vehicle Management Services.

The open-end leases are typically structured

     -    with a 12 month minimum lease term,

     - with month to month renewals after the end of the minimum lease term, and

     -    provide for rent payments that include:

     -    a depreciation component,

     -    an interest or finance charge component

     -    a monthly management fee and

     - payment of all costs related to the titling, licensing and registration of the related vehicle, applicable taxes and other expenses prepaid by the lessor.

Vehicles are typically depreciated on a straight-line basis over 40, 45, 50 or 60 months, at the option of the lessee. The residual risk on the value of the leased vehicle at the end of the lease term remains with the lessee, except for a small amount which is retained by the lessor to permit classification of the lease as an operating lease under generally accepted accounting principles.

Closed-end leases are typically structured

-    with a fixed term of 24, 36 or 48 months and

- with the lessor retaining the residual risk on the value of the leased vehicle at the end of the lease term.

Closed-end leases typically provide for a fixed monthly rental payment based on a rate schedule.

Vehicle Management Services, as servicer, is obligated to certify that each master lease agreement or consumer lease meets specified eligibility criteria as a condition to any allocation of that master lease agreement or consumer lease to our special unit of beneficial interest in the origination trust. The servicer will be obligated to purchase an ineligible lease if the servicer breached its representation regarding the eligibility of that lease.

For additional information about the eligibility criteria for each consumer lease and each master lease agreement, see "Security for the Series 2001-1 Notes--Lease SUBI and Fleet Receivable SUBI--Eligibility Criteria".

In addition, the servicer is deemed to make a representation that a new lease under an existing master lease agreement allocated to our special unit of beneficial interest in the origination trust meets specified eligibility criteria at the time that that lease is included in the borrowing base for the notes.

When we were formed, all of the master lease agreements and consumer leases satisfying the specified eligibility criteria were allocated to our special unit of beneficial interest in the origination trust. Since that time, Raven Funding has allocated to our special unit of beneficial interest all additional master lease agreements and consumer leases originated by the origination trust satisfying the specified eligibility criteria.

Raven Funding is not obligated to continue to allocate additional master lease agreements or consumer leases to our special unit of beneficial interest, but it is Raven Funding's current intention to continue to do so. Raven Funding, as the initial beneficiary of the origination trust, may from time to time cause master lease agreements and consumer leases to be allocated to one or more other special units of beneficial interest in the origination trust.

However, Raven Funding is obligated to allocate to our special unit of beneficial interest in the origination trust all vehicles that are acquired by the origination trust at the request of a lessee party to a master lease agreement already allocated to our special unit of beneficial interest but not yet accepted by that lessee under that master lease agreement and the lease relating to that vehicle once accepted by the lessee.

Vehicles

The vehicles subject to the leases include:

     -    automobiles and light duty trucks,

     - medium and heavy duty trucks, truck chassis, truck bodies and truck tractors,

     -    truck trailers and

     -    other types of motorized vehicles and equipment.

Obligors

The lessees under the leases and the obligors under the fleet management receivables allocated to our special units of beneficial interest are primarily Fortune 1000 companies, most of which have greater than 100 fleet vehicles under lease and/or management.

Interest Rate Caps

On the closing date, we will own an interest rate cap with Bank of America, N.A. in respect of the fixed rate leases allocated to our special unit of beneficial interest in the origination trust as of the closing date.

In order for a fixed rate lease allocated to our special unit of beneficial interest in the origination trust after the closing date to satisfy the eligibility criteria for funding under the indenture, we will be required to have or obtain an interest rate cap in respect of that lease from a bank or other financial institution having short-term debt ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "AA-" from Standard & Poor's and "Aa3" from Moody's.

Lessees generally have the right to convert a floating rate lease to a fixed rate lease at any time on 30 days' notice. On the closing date, we will obtain an interest rate cap from The Chase Manhattan Bank in respect of the floating rate leases allocated to our special unit of beneficial interest that may be subsequently converted to fixed rate leases.

For more information about the maximum strike rate and the minimum required notional amount of the interest rate caps that we are required to maintain, see "Security for the Series 2001-1 Notes--Interest Rate Caps".

Overcollateralization

In order to provide credit enhancement for defaulted leases and losses upon the sale of vehicles, the amount of collateral that is required under the indenture to support the payment of the notes is greater than the aggregate principal amount of all series of notes.

This overcollateralization plus any amount on deposit in the reserve account or the principal subaccount of the collection account is required to equal at least 14.9425% of the initial aggregate principal amount of the series 2001-1 notes. This required amount of credit enhancement will not decline as the outstanding principal amount of the series 2001-1 notes declines. Initially, we expect the required amount of credit enhancement to equal 15.9425% of the aggregate principal amount of the series 2001-1 notes because we expect residual value losses on the vehicles subject to closed-end leases over the three months preceding the closing date to exceed the trigger level. The required amount of credit enhancement for the series 2001-1 notes will remain at 15.9425% of the aggregate principal amount of the series 2001-1 notes if residual value losses on the vehicles subject to closed-end leases continue at or exceed the current level or if other lease portfolio performance trigger events occur.

For information about these events, see "Credit Enhancement--Required Enhancement Amount".

On the closing date, the required amount of credit enhancement will be provided by

-    overcollateralization funded by

     - the preferred membership interests that we will issue on the closing date,

     - other series of preferred membership interests that we have issued and

     -    the common membership interest in us held by Raven Funding and

-    amounts on deposit in the reserve account.

An amortization event will occur if the amount of collateral supporting the payment of the notes is less than the required amount for more than two business days.

Fleet Receivables

We own a special unit of beneficial interest in a pool of receivables generated by Vehicle Management Services in its fleet management business. These receivables are amounts payable under the fleet service contracts that Vehicle Management Services has with its customers, and include, among others, payment obligations arising from:

     -    fuel card programs,

     -    vehicle maintenance charges and

     -    accident management services.

Collections on these receivables are intended to supplement the payments on the leases and the sales proceeds of the related vehicles and provide credit and yield enhancement for payments on the notes.

Reserve Account

As an additional source of credit enhancement, we will establish a reserve account. The reserve account will be funded as follows:

- on the closing date, we will make an initial deposit into the reserve account of $22,538,000, which is 2.2538% of the aggregate initial principal amount of the series 2001-1 notes and

- on each payment date, the indenture trustee will deposit into the reserve account any excess collections remaining after the payment of

     -    interest and principal on the series 2001-1 notes

     - dividends on the preferred membership interests relating to the series 2001-1 notes and

     -    various other obligations and expenses.

After the closing date the indenture trustee will make those deposits to the reserve account only if they are needed to maintain a balance in the reserve account equal to our initial deposit.

The indenture trustee will withdraw available amounts from the reserve account on each payment date to cover shortfalls in payments of interest and principal on the series 2001-1 notes and the preferred membership interests relating to the series 2001-1 notes.

An amortization event will occur if the amount on deposit in the reserve account is less than the initial deposit for more than two business days.

Yield Supplement Account

As an additional source of yield enhancement for interest payments on the series 2001-1 notes, we will establish a yield supplement account. The yield supplement account will be funded as follows:

- on the closing date, we will be obligated to make an initial deposit into the yield supplement account if the yield shortfall amount is greater than the portion of the aggregate balance of the fleet management receivables allocated to the series 2001-1 notes on the closing date and

- on each payment date, the indenture trustee will deposit into the yield supplement account any excess collections remaining after payment of

     -    interest and principal on the series 2001-1 notes,

     - dividends on the preferred membership interests relating to the series 2001-1 notes and

     -    various other obligations and expenses and

     after required amounts have been deposited into the reserve account.

After the closing date the indenture trustee will make those deposits to the yield supplemental account only if they are needed to maintain a balance in the yield supplement account equal to the amount by which the yield shortfall amount exceeds the portion of the aggregate balance of the fleet management receivables allocated to the series 2001-1 notes. The indenture trustee will pay any further excess collections to us.

We do not expect that we will be required to make an initial deposit into the yield supplement account on the closing date.

The indenture trustee will withdraw available amounts from the yield supplement account on each payment date to cover shortfalls in payments of interest on the series 2001-1 notes and the preferred membership interests relating to the series 2001-1 notes.

An amortization event will occur if the amount on deposit in the yield supplement account is less than the required amount for more than two business days.

The yield shortfall amount will increase if the interest rates on the series 2001-1 notes and the dividend rates on the preferred membership interests relating to the series 2001-1 notes increase under circumstances where the interest rates or the finance charges on the floating rate leases do not increase commensurately.

For information about the yield shortfall amount, see "Credit
Enhancement-- Required Yield Supplement Account Amount".

Gain on Sale Account

As an additional source of credit enhancement, we have established a bank account with the indenture trustee in which we deposit gains on sale of vehicles which were subject to closed-end leases. We are not required to deposit funds or retain amounts on deposit in the gain on sale account if the amount on deposit in the gain on sale account exceeds the amount that is required to remain on deposit in the gain on sale account. The indenture trustee will release excess amounts on deposit in the gain on sale account to us.

Amounts on deposit in the gain on sale account are available to cover residual value losses on vehicles which were subject to closed-end leases. A residual value loss is the amount by which the net proceeds from the sale of a vehicle which was subject to a closed-end lease (together with any termination payment received from the related lessee) is less than the net book value of that vehicle.

We fund the gain on sale account with the amounts by which the sales proceeds of the vehicles which were subject to closed-end leases exceed the net book values of those vehicles.

There are currently no funds on deposit in the gain on sale account.

For more information regarding the gain on sale account and the amount that is required to remain on deposit in the gain on sale account, see "Description of the Series 2001-1 Notes--Bank Accounts--Gain on Sale Account".

Other Series of Notes

We will have two other series of notes outstanding on the closing date. For information about those other series of notes, see "Greyhound
Funding--Capitalization--Other Series of Notes and Senior Preferred Membership Interests".

We may issue additional series of notes without the consent of the holders of the notes then outstanding. We may not change the terms of your notes by issuing an additional series of notes. There are a number of conditions to our issuance of an additional series of notes. For a discussion of those conditions, see "The Indenture--Issuance of Additional Series".

Servicing and Administrator Fees

Vehicle Management Services is entitled to receive a servicing fee equal to 0.215% per annum of the balance of the leases allocated to our special unit of beneficial interest in the origination trust for servicing those leases and the other assets allocated to our special units of beneficial interest in the origination trust.

The portion of that servicing fee allocable to the series 2001-1 notes and payable to the servicer out of the collections on the origination trust assets allocated to the series 2001-1 notes on each payment date will be based on the portion of those assets allocable to the series 2001-1 notes.

If Vehicle Management Services is the servicer, this servicing fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2001-1 notes to pay the servicing fee, after the payment of interest on the series 2001-1 notes. If Vehicle Management Services is not the servicer, this servicing fee will be payable from available funds in the collection account for the series 2001-1 notes prior to the payment of interest on the series 2001-1 notes. For additional information on the funds available to pay the servicing fee, see "Description of the Series 2001-1 Notes--Monthly Distributions".

Vehicle Management Services is entitled to receive a fee equal to 0.01% per annum of the numerators used to determine the invested percentage with respect to each series of notes outstanding for acting as our administrator. The portion of that fee allocable to the series 2001-1 notes and payable to the administrator out of the collections on the origination trust assets allocated to the series 2001-1 notes on each payment date will be based on the numerator used to determine the invested percentage with respect to the series 2001-1 notes.

This fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2001-1 notes to pay the fee, after the payment of interest on the series 2001-1 notes and the portion of the servicing fee allocable to the series 2001-1 notes.

Risk Factors

The series 2001-1 notes are highly structured and as a result an investment in the series 2001-1 notes involves material risks. Before you purchase series 2001-1 notes, be sure you understand the structure and those risks. See "Risk Factors".

Material Federal and Certain State Income Tax Consequences

White & Case LLP, as special tax counsel to the issuer, is of the opinion that:

     - the series 2001-1 notes will be characterized as indebtedness for federal income tax purposes, and

     - the issuer will not be a separately taxable entity for federal income tax purposes.

By accepting a series 2001-1 note, each holder or beneficial owner will agree to treat the series 2001-1 notes as indebtedness. We suggest that you consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and sale of the series 2001-1 notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For more information on the material tax consequences of the purchase, ownership and sale of the series 2001-1 notes, see "Material Federal and Certain State Income Tax Consequences".

ERISA Considerations

We expect that the series 2001-1 notes will be eligible for purchase by employee benefit plans. However, we suggest that benefit plans contemplating a purchase of series 2001-1 notes consult their counsel before making a purchase.

Ratings

The series 2001-1 notes will be issued only if they are rated in the highest long-term category by either Moody's or Standard & Poor's. A rating is not a recommendation to purchase, hold or sell the series 2001-1 notes, inasmuch as that rating does not comment on market price or suitability for a particular investor. A rating of the series 2001-1 notes addresses the likelihood of the payment of principal and interest on the series 2001-1 notes in accordance with their terms. We cannot assure you that a rating will not be lowered or withdrawn by an assigning rating agency.

Mailing Address and Telephone Number of Principal Executive Office

Our mailing address is 900 Old Country Road, Garden City, New York 11530, and our telephone number is (516) 222-6980.

Risk Factors

     The following is a summary of the principal risk factors in an investment in the series 2001-1 notes. The remainder of this prospectus provides much more detailed information about these risk factors. You should consider the following risk factors in light of your investment strategy in deciding whether to purchase the series 2001-1 notes.

The Characteristics   Under the terms of the indenture, during the
of the Leases May     revolving period, collections allocated to the
Change Over Time      series 2001-1 notes may be used by us to acquire
                      additional leases allocated to our special unit of beneficial interest in the origination trust.
                      Although additional leases must meet eligibility criteria, the additional leases may be different from the leases already allocated to our special unit of beneficial interest in the origination trust. The additional leases may have different lessees, vehicle types and interest rate provisions. Consequently, the overall characteristics of the leases may change significantly with the addition of additional leases arising under the existing master lease agreements and/or new master lease agreements or consumer leases with new lessees. The servicer is obligated to originate new leases and lease agreements in accordance with its credit and collection policies, however, these policies permit a wide variety of lessees, vehicle types and interest rate provisions and the servicer may amend these policies from time to time provided that the amendments would not have a material adverse effect on the collectibility of amounts owing under the leases or on our interests or those of the indenture trustee in the leases. It is possible that any differences in the characteristics of the additional leases from the characteristics of the leases already allocated to our special unit of beneficial interest in the origination trust may be accompanied by delinquencies and losses on these additional leases that may exceed those on the initial leases.

Declines in Market    Closed-End Leases
Value of
Leased Vehicles       The lessees under the closed-end leases will not be
Could Reduce          obligated to make a payment if the proceeds from
Payments to You       the sale of the related vehicles at lease
                      termination, plus any related fees or penalties, are less than the stated residual values of those vehicles. If the market value of a vehicle at lease termination is less than the stated residual value of that vehicle, we will suffer a loss.

                      A lessee under a closed-end lease may terminate its lease at any time upon the payment by the lessee of an amount equal to 50% of any unpaid rent for the remaining scheduled lease term. If the sum of that payment and the market value of the vehicle at that time is less than the stated residual value of the vehicle, we will suffer a loss.

                      Vehicles Ordered At Lessee Request

                      A lessee under a lease may order a vehicle and later decide not to accept the vehicle for lease. If a vehicle is rejected, the servicer will sell the vehicle in accordance with its policies and procedures. If the market value of that vehicle (together with any cancellation fee paid by the related lessee) is less than the cost to us of the vehicle, we will suffer a loss.

                      Charged-off Leases

                      If a lessee defaults under its lease and the lease is charged-off, the only source of payment for amounts that we expected to be paid on that lease will be the income and proceeds from the disposition of the related vehicles and any deficiency judgment against the lessee. If the market values of the vehicles decline faster than the lease balances of the related leases, plus in the case of a closed-end lease, the stated residual values of the related vehicles, the servicer may not recover the entire amount due on a charged-off lease plus, in the case of a closed-end lease, the stated residual values of the related vehicles, and we may suffer a loss.

                      Losses on closed-end leases, rejected vehicles and charged-off leases may deplete the protection afforded to you by the overcollateralization, the reserve account and amounts on deposit in the gain on sale account and may result in a shortfall in payments on your series 2001-1 notes. The occurrence of any event which has or can be expected to have an adverse impact upon the wholesale market for new or used vehicles may increase the severity of these losses.

Repayment of Your     Your series 2001-1 notes are our obligations only
Series 2001-1         and you will have recourse for payments on your
Notes is Limited      series 2001-1 notes solely to the collateral
to Our Assets         pledged to the indenture trustee for the benefit of
                      the holders of each series of notes issued under the indenture, including your series 2001-1 notes, and the collateral pledged to the indenture trustee for the benefit of the holders of the series 2001-1 notes only. We will not have any significant other assets. The amount on deposit in the reserve account for your benefit will be limited. If the amount on deposit in the reserve account is depleted, you will depend solely on the remaining collateral to make payments on your series 2001-1 notes. The collectibility of amounts payable under the leases and in respect of the receivables generated by Vehicles Management Services in its fleet management business will depend on the willingness and ability of the obligors under the leases and the receivables to make timely payment of their obligations. General economic conditions, the obligors' financial condition and other similar factors will affect the obligors' ability to satisfy their obligations under the leases and the receivables.

Repayment of Your     On the closing date, we will own an interest rate
Series 2001-1 Notes   cap with Bank of America, N.A. relating to the
May be Dependent      fixed rate leases allocated to our special unit of
On Payments Made      beneficial interest in the origination trust and an
Under the Interest    interest rate cap with The Chase Manhattan Bank
Rate Caps             relating to the floating rate leases that have the
                      option to convert to a fixed rate allocated to our special unit of beneficial interest in the origination trust. If either Bank of America, N.A.
                      or The Chase Manhattan Bank defaults under its interest rate cap and we do not receive the payments that we expect to receive under that interest rate cap, we may not have adequate funds to make all payments to you when due.

You May Receive
Principal Payments
Earlier or Later
than Anticipated      Amortization Events

                      If one of the specified amortization events occurs, you will begin to receive payments of principal on the first payment date following the month during which that event occurred. Amounts available to pay principal on your series 2001-1 notes will be distributed to the holders of the series 2001-1 notes on a pro rata basis until such time as the series 2001-1 notes have been paid in full. You will bear any reinvestment risk due to the early payment of the principal of your series 2001-1 notes. If an amortization event occurs, the average life of your series 2001-1 notes could be significantly reduced.

                      The specified amortization events will include:

                      - the failure to maintain the required amount of overcollateralization for two or more business days,

                      - the failure to have the required amount on deposit in the yield supplement account for two or more business days,

                      - the failure to have the required amount on deposit in the reserve account for two or more business days,

                      - the three month rolling average of the rates at which the leases allocated to our special unit of beneficial interest in the origination trust are charged-off is more than ___%,

                      - the three month rolling average of losses upon sale of the vehicles subject to the closed-end leases allocated to our special unit of beneficial interest in the origination trust is more than ___%,

                      - the three month rolling average of losses upon sale of rejected vehicles allocated to our special unit of beneficial interest in the origination trust is more than ___%,

                      - the three month rolling average of the leases allocated to our special unit of beneficial interest in the origination trust that are delinquent for 60 days or more is more than ___%,

                      - during the revolving period, there is at least $10,000,000 on deposit in the principal collection subaccount for the series 2001-1 notes on two consecutive payment dates, or

                      For more information about the amortization events, see "Description of the Series 2001-1 Notes--Payment of Principal--Amortization Events".

                      --Failure to Maintain Sufficient Leases

                      The lessees under the open-end leases may terminate their leases and the related vehicles sold at any time after the one year anniversary of the lease commencement date and the lessees under the closed-end leases may terminate their leases and the related vehicles sold at any time. We can give you no assurance that the origination trust will acquire additional vehicles to become subject to the existing master lease agreements or enter into additional master lease agreements or consumer leases to be allocated to our special unit of beneficial interest in the origination trust.

                      The rate at which

                      -    lessees elect to terminate the leases,

                      -    lessees default on the leases and

                      -    lessees lease additional vehicles under
                           the master lease agreements

                      will be influenced by various factors, including

                      -    changes in customer requirements,

                      -    the level of casualty losses and

                      -    the overall economic environment.

                      A significant decline in the aggregate cost of the vehicles ordered at the request of lessees and the aggregate lease balance of the leases allocated to our special unit of beneficial interest in the origination trust could result in there being $10,000,000 or more on deposit in the principal collection subaccount for the series 2001-1 notes for two consecutive payment dates.

                      The following factors will determine whether there will be sufficient vehicles and leases allocated to our special unit of beneficial interest in the origination trust:

                      - the ability of Vehicle Management Services, on behalf of the origination trust, to originate new master lease agreements that meet the eligibility criteria described in this prospectus,

                      - the rate at which lessees lease vehicles under the master lease agreements on terms that meet the eligibility criteria described in this prospectus and

                      -    the rate at which the lessees terminate
                           existing leases.

                      --Failure to Maintain the Required Amount on Deposit in the Yield Supplement Account

                      Finance charges on the floating rate leases allocated to our special unit of beneficial interest in the origination trust will be calculated principally on the basis of a 30-day commercial paper rate but also on the basis of a number of other floating rate indices. The interest rate of your series 2001-1 notes is based on one-month LIBOR. Changes in one-month LIBOR might not be reflected in the commercial paper rate or other indices, resulting in a higher or lower spread, or difference, between the amount of collections of finance charges on the floating rate leases and the amounts of interest payable on your series 2001-1 notes and other amounts required to be funded out of collections. If there is a decline in the indices for determining the finance charges on the floating rate leases which does not coincide with a decline in one-month LIBOR, the amount that is required to be on deposit in the yield supplement account will increase.

                      --Failure to Maintain the Required Amount on Deposit in Reserve Account and Performance of the Leases

                      Vehicle Management Services' strategy of penetrating the medium fleet market described under the caption "Vehicle Management Services-Fleet Management and Leasing Operations" may result in an increase in the rates at which the leases are charged-off and we may incur losses.

                      --Events of Default

                      An event of default will occur with respect to your series 2001-1 notes under the indenture, among other reasons, if we fail to pay interest on any series of notes issued under the indenture when due and that failure continues for five consecutive business days or if we fail to pay the principal of any series of notes issued under the indenture when due. For more information about the events of default, see "The Indenture--Events of Default."

                      Prepayment of Series 2001-1 Notes

                      We may prepay the series 2001-1 notes, in whole but not in part, without premium, on any payment date after _____ 200_. You will bear any reinvestment risk due to the early payment of the principal of your series 2001-1 notes.

                      Payment Rates

                      If one of the specified amortization events does not occur earlier, you will begin to receive principal payments on your series 2001-1 notes on the payment date in ____ 200_. In the absence of an amortization event, on that payment date and each payment date after that payment date, amounts available to pay principal on your series 2001-1 notes will be distributed to the holders of the class A-1 notes until such time as the class A-1 notes have been paid in full and after the class A-1 notes have been paid in full to the holders of the class A-2 notes until such time as the class A-2 notes have been paid in full.

                      The actual rate of amortization of principal of your series 2001-1 notes will depend on

                      - the rate at which the lessees make depreciation payments under the leases allocated to our special unit of beneficial interest in the origination trust,

                      - the rate at which the lessees elect to terminate those leases and

                      - the rate at which the vehicles relating to those leases are sold upon lease termination.

                      The rate at which those leases become charged-off leases or are purchased by the servicer will also affect the actual rate of amortization of principal because amounts in respect of those leases will also be applied to the payment of principal of your series 2001-1 notes.

                      The depreciation rates and the rate at which the lessees elect to terminate the leases will vary due to various factors, including

                      -    general economic conditions,

                      - economic and financial factors affecting the lessees, their industries and their geographic regions, and

                      -    the specific terms of the leases.

                      As a result, we cannot assure you of the rate at which you can expect to receive payments of principal on your series 2001-1 notes or that any class of your series 2001-1 notes will be fully paid on or prior to any particular payment date, including its final maturity date.

Our Indirect
Ownership of the
Leases, the Vehicles
and the Receivables
Could Result in
Reduced Payments      Potential Claims of Third-Party Creditors on Assets of
to You                the Origination Trust

                      Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, we do directly own the vehicles, the leases or the fleet management receivables allocated to our special units of beneficial interest in the origination trust and we do not have a security interest in those assets. Instead, the origination trust is the legal titleholder of the vehicles, the leases and the fleet management receivables and we have a beneficial interest in those vehicles, leases and fleet management receivables through our ownership of the special units of beneficial interest in the origination trust. The origination trust is not expected to have any significant obligations to third parties. However, our rights to receive the cash flows from the leases, the vehicles and the fleet management receivables may be subordinated to the claims of third-party creditors of the origination trust.

                      --Liabilities Arising Out of the Origination Trust
                      Assets

                      In connection with other financings, Raven Funding may in the future create and sell or pledge special units of beneficial interest in the origination trust other than our special units of beneficial interest in the origination trust, as described more fully under the caption "The Origination Trust and the Servicing Agreement--Origination Trust". Under the agreement creating the origination trust and the Delaware state statute under which the origination trust was created, the liabilities of the origination trust which relate to origination trust assets allocated to a particular special unit of beneficial interest will be allocated to that special unit of beneficial interest and paid solely from the origination trust assets allocated to that special unit of beneficial interest. As a result of this allocation, any uninsured and unindemnified liability to third parties arising from or in respect of the origination trust assets allocated to our special units of beneficial interest in the origination trust will be satisfied out of those origination trust assets. You could suffer a loss if any of those liabilities are satisfied out of the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                      In addition, you could suffer a loss if a court chose not to enforce the allocation provisions in the agreement creating the origination trust and allow the satisfaction of liabilities relating to origination trust assets not allocated to our special units of beneficial interest out of the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                      --ERISA Liabilities

                      All of the origination trust assets, including the assets allocated to our special units of beneficial interest in the origination trust, could become subject to liens in favor of the Pension Benefit Guaranty Corporation to satisfy obligations arising under the Employee Retirement Income Security Act of 1974 or ERISA of any member of an "affiliated group" which includes Vehicle Management Services and its affiliates under employee benefit plans. Those liens would have priority over our interests and those of the indenture trustee in the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                      Vehicle Management Services and its affiliates currently have no unfunded liabilities under ERISA, but we cannot assure you that Vehicle Management Services and its affiliates will continue their current level of funding in the future. If they have unfunded liabilities under ERISA in the future, the ratings of the series 2001-1 notes may be downgraded and you could suffer a loss if those liabilities are satisfied out of the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                      --Vicarious Tort Liability

                      The origination trust and the origination trust assets are and will continue to be involved in litigation arising from the origination trust's ownership of the vehicles subject to the leases and may become subject to liability as a result of that ownership. State laws differ as to whether anyone suffering injury to person or property involving a motor vehicle may bring an action against the owner of the motor vehicle merely by virtue of that ownership. The laws of some states may hold the origination trust liable for the negligent use by the lessees and their employees of the vehicles. In addition, actions by third parties might arise against the owner of a vehicle based on legal theories other than negligence, such as product defect or improper vehicle preparation.

                      You could suffer a loss if the lessees fail to indemnify the origination trust for any liabilities arising from the origination trust's ownership of the vehicles under the leases and the liabilities exceed the amount of the contingent excess liability insurance maintained by the origination trust to cover this risk.

Insolvency or         If Vehicle Management Services were to become
Bankruptcy of         subject to bankruptcy or other insolvency
Vehicle Management    proceedings, a court could conclude that Vehicle
Services Could        Management Services owns our special units of
Result in Delayed     beneficial interest in the origination trust or
or Reduced Payments   owns some of the leases and the related vehicles
to You                and the fleet management receivables allocated to
                      our special units of beneficial interest by:

                      - treating Vehicle Management Services and the origination trust as the same entity for bankruptcy purposes,

                      - determining that Vehicle Management Services and/or PersonaLease still own, and that Raven Funding holds a security interest in, those leases and the related vehicles that Vehicle Management Services and PersonaLease transferred to Raven Funding and that Raven Funding transferred to the origination trust on June 30, 1999 in connection with the financing of the acquisition by Avis Group Holdings of Vehicle Management Services and its affiliates,

                      - determining that Vehicle Management Services still owns, and that Raven Funding holds a security interest in, those equipment leases and the related equipment that Vehicle Management Services transferred to Raven Funding and that Raven Funding transferred to the origination trust on October 28, 1999 in connection with our issuance of the series 1999-2 notes,

                      - determining that Vehicle Management Services still owns, and that Raven Funding holds a security interest in, the fleet management receivables that Vehicle Management Services transfers to Raven Funding and that Raven Funding transfers to the origination trust from time to time, or

                      - treating Vehicle Management Services and Raven Funding as the same entity for bankruptcy purposes and determining that Raven Funding still owns the leases, the related vehicles and the fleet management receivables transferred to the origination trust as described above or our special units of beneficial interest in the origination trust.

Our Issuance of       We have issued and may issue additional series of
Additional Series     notes from time to time.  We may issue an
May Affect the        additional series of notes with terms that are
Timing of Payments    different from your series of notes without your
to You                prior review or consent.  It is a condition to our
                      issuance of each new series of notes that each rating agency that has rated an outstanding series of notes confirm in writing that the issuance of the new series of notes will not result in a reduction or withdrawal of its rating of any outstanding series of notes. The rating agency confirmation will be based primarily on our ability to pay principal by the final maturity date and interest on each payment date, but the rating agency will not consider how the terms of a new series of notes could affect the timing and amounts of payments on your series of notes. For more information about our issuance of additional series of notes, see "The Indenture--Issuance of Additional Series".

You May Not Be Able   The underwriters may assist in resales of any class
to Resell Your        of the series 2001-1 notes but they are not
Series 2001-1 Notes   required to do so.  A secondary market for your
                      series 2001-1 notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your series 2001-1 notes.

Withdrawal or         It is a condition to our issuance of the series
Downgrading of the    2001-1 notes that the series 2001-1 notes be rated
Initial Ratings of    in the highest rating category by either Standard &
the Series 2001-1     Poor's or Moody's.  These ratings will reflect the
Notes Will Affect     assessment of each of the rating agencies of the
the Prices of the     likelihood that the holders of the series 2001-1
Series 2001-1 Notes   notes will receive the payments of interest on the
Upon Resale           series 2001-1 notes on each payment date and the
                      payment of principal of the series 2001-1 notes on the final maturity dates. The ratings will be based primarily on an assessment of

                      - our special units of beneficial ownership in the origination trust,

                      - the initial level of overcollateralization supporting the notes,

                      - the amounts to be held in the reserve account and the yield supplement account and

                      - the interest rate caps that we will have obtained from The Chase Manhattan Bank and Bank of America, N.A. in respect of the leases.

                      A rating agency may change its rating of the series 2001-1 notes after the series 2001-1 notes are issued if that rating agency believes that circumstances have changed. Any change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for your series 2001-1 notes.


Use of Proceeds

     We will use $_______ of the net proceeds from the sale of the series 2001-1 notes to repay in part our series 1999-3 notes and $_______ of the net proceeds to make an initial deposit into the reserve account. As of ________, 2001, there were $___________ of our series 1999-3 notes outstanding and interest accrued on those notes during the most recent interest period then ending at an average rate per annum equal to ____%. A number of multi-seller commercial paper conduits hold the series 1999-3 notes. See "Underwriting".

Greyhound Funding

General

     We were formed on June 24, 1999 as a Delaware limited liability company under our LLC Agreement for the purpose of:

     -    issuing notes under the Indenture,

     -    issuing preferred membership interests under our LLC
          Agreement,

     -    acquiring

          -    the Fleet Receivable SUBI Certificate,

          -    the Lease SUBI Certificate and

          - the additional vehicles and related leases allocated to the Lease SUBI from time to time by Raven Funding,

     -    pledging our assets to secure the notes under the Indenture,

     - making payments on our notes and preferred membership interests and

     -    engaging in other related transactions.

We will not engage in any other business activity.

     Raven Funding is our sole common member. Tony Wong, an employee of Global Securitization Services, LLC, has agreed to act as our special member. We will admit Mr. Wong as our non-economic member only if Raven Funding is no longer our common member. Prior to that time, Mr. Wong will not be our member.

Selected Financial Data

     The selected financial data for the period from June 24, 1999 (our inception) through December 31, 1999 and for the year ended December 31, 2000 are derived from our financial statements which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this prospectus.

                          Period from
                         June 24, 1999
                      (inception) Through        Year Ended
                       December 31, 1999      December 31, 2000
                      -------------------     -----------------
                                     (in thousands)
Statement of Income Data:
 Total Income . . . . . .       $106,547       $  250,956
 Total Expenses, net  . .         70,898          170,889
                                --------       ----------
 Net Income . . . . . . .       $ 35,649       $   80,067
                                ========       ==========
Earnings to Fixed Charges:          1.51            1.49


                              As of                   As of
                         December 31, 1999       December 31, 2000
                         -----------------       -----------------
                                        (in thousands)
Balance Sheet Data:
     Cash and Cash Equivalents  .        $     93,531        $     87,607
     Restricted Cash  . . . . . .              62,168              62,002
     Special Unit of Beneficial                80,000              80,000
          Interest in Fleet
          Receivables-Related
          Party   . . . . . . . .
     Special Unit of Beneficial             2,926,686           3,270,601
          Interest in
          Leases-Related Party
     Total Assets   . . . . . . .           3,173,151           3,517,205
     Medium Term Notes  . . . . .           1,000,000           1,000,000
     Variable Funding Notes   . .           1,363,187           1,624,521
     Total Liabilities  . . . . .           2,421,336           2,703,807
     Members' Equity  . . . . . .             751,815             813,398

Capitalization

     The following table sets forth our capitalization as of _________, 2001 on a pro forma basis giving effect to

     -    the issuance of $________ of the series 2001-1 notes,

     - the issuance of the series 2001-1 preferred membership interests relating to the series 2001-1 notes,

     - the assumed repayment of $_______ of the series 1999-3 notes and

     - the assumed redemption of series 1999-3 preferred membership interests having an aggregate liquidation preference of $________:

   series 1999-2 notes . . . . . . . . . .       $     1,000,000,000
   series 1999-3 notes . . . . . . . . . .       $
   series 2001-1 notes . . . . . . . . . .       $
   series 1999-2 preferred membership
   interests . . . . . . . . . . . . . . .       $     93,080,911
   series 1999-3 preferred membership
   interests . . . . . . . . . . . . . . .       $     ___________
   series 2001-1 preferred membership
   interests . . . . . . . . . . . . . . .       $     ___________
   common membership interest  . . . . . .       $     ___________
     Total . . . . . . . . . . . . . . . .       $     ___________

     Other Series of Notes and Senior Preferred Membership Interests. Following is a summary of the material terms of the other series of notes and senior preferred membership interests that will be outstanding on the closing date.

     The terms of the series 1999-2 notes are similar to those of the series 2001-1 notes. The class A-1 notes of the series 1999-2 notes, in an aggregate principal amount of $550,000,000, bear interest at one-month LIBOR plus 0.32% per annum and the class A-2 notes of the series 1999-2 notes, in an aggregate principal amount of $450,000,000, bear interest at one-month LIBOR plus 0.35% per annum. The revolving period for the series 1999-2 notes will end on the March 2001 Period End Date, or earlier, if an amortization event occurs with respect to the series 1999-
2 notes.   The final maturity date of the class A-1 notes of the series
1999-2 notes is the October 2006 payment date and the final maturity date of the class A-2 notes of the series 1999-2 notes is the October 2011 payment date. The terms of the series 1999-2 senior preferred membership interests are similar to those of the series 2001-1 senior preferred membership interests except that dividends accrue on those senior preferred membership interests at a rate calculated based on the funding costs of the multi-seller commercial paper conduit holding the series 1999-2 senior preferred membership interests and the bank providing liquidity to that multi-seller commercial paper conduit. For information on the series 2001-1 senior preferred membership interests, see"-- Preferred Membership Interests--Series 2001-1 Senior Preferred Membership Interests."

     Assuming the issuance of the series 2001-1 notes, as of the closing date, the series 1999-3 notes will have a maximum principal amount of $_____________. The series 1999-3 notes are held by a group of multi-seller commercial paper conduits. The series 1999-3 notes have a final maturity date of 125 months after the end of the revolving period for the series 1999-3 notes. The current term of the revolving period for the series 1999-3 notes will expire on the October 2001 payment date but may be extended. The series 1999-3 notes bear interest at a variable rate based on the funding costs of the multi-seller commercial paper conduits and the banks providing liquidity to those multi-seller commercial paper conduits. The terms of the series 1999-3 senior preferred membership interests are similar to those of the series 2001-1 senior preferred membership interests and are held by a subsidiary of Raven Funding. This subsidiary financed the purchase of the series 1999-3 senior preferred membership interests by issuing its own notes and preferred membership interests to a group of multi-seller commercial paper conduits.
Dividends accumulate on the series 1999-3 senior preferred membership interests at one-month LIBOR plus 1.70% per annum.

     The table below summarizes the principal terms of the two other series of notes that we have previously issued and that will be outstanding after the closing date.

Series 1999-2 Notes
-------------------
     Class A-1 notes initial
     principal amount   . . . .   $550,000,000
       interest rate  . . . . .   one-month LIBOR plus 0.32%
       Scheduled commencement
       of amortization  . . . .   Period End Date in March 2001
       final maturity date  . .   October 2006 payment date
     Class A-2 notes initial
     principal amount   . . . .   $450,000,000
       interest rate  . . . . .   one-month LIBOR plus 0.35%
       Scheduled commencement     payment date on which Class A-1 notes
       of amortization  . . . .   are paid in full
       final maturity date  . .   October 2011 payment date
     Credit Enhancement

     Required enhancement
     amount . . . . . . . . . .   at least 14.9425% of the initial
                                  principal amount of the series 1999-2
                                  notes
     Required reserve account
     amount   . . . . . . . . .   $22,538,000

Series 1999-3 Notes
-------------------
     Maximum principal
     amount. . . . . . . . . ..   $__________
     interest rate  . . . . . .   pass-through of funding costs of
                                  multi-seller commercial paper conduits
                                  and/or banks
     Scheduled commencement of
     amortization   . . . . . .   October 2001 payment date
     final maturity date  . . .   125 months after commencement of
                                  amortization
     Credit Enhancement
     Required enhancement amount  the greater of 154.39% of the aggregate stated liquidation
                                  preference of the series 1999-3 senior
                                  preferred membership interests and
                                  during the revolving period, at least
                                  14.9425% of the maximum principal
                                  amount of the series 1999-3 notes or
                                  during the amortization period, at
                                  least 14.9425% of the maximum
                                  principal amount of the series 1999-3
                                  notes on the last day of the revolving
                                  period

 Required reserve account         2.2538% of the maximum principal
   amount   . . . . . . . . .     amount of the series 1999-3 notes

LLC Agreement

     Management. Under our LLC Agreement, our managers exercise or authorize the execution of our powers and manage our business and affairs. Ordinarily we will have three managers, two chosen by Raven Funding as holder of our common membership interest and one chosen by the holders of our preferred membership interests. Our LLC Agreement provides that if

     - we fail to pay dividends in full on any series of preferred membership interests for two consecutive dividend periods or

     - an event of default under the Indenture occurs and is continuing,

the number of our managers increases to five and the holders of our preferred membership interests are entitled to choose the two additional managers.

     Our LLC Agreement requires that at all times at least one of our managers be an individual who is "independent," someone who is not and never was

     - a stockholder, member, partner, director, officer, employee, affiliate, associate, creditor or independent contractor of Avis Group Holdings, Avis Rent A Car System, Inc.,Vehicle Management Services or any of their affiliates or associates,

     - any person owning directly or beneficially any outstanding shares of common stock of Avis Group Holdings, Avis Rent A Car System, Inc., Vehicle Management Services or any of their affiliates, or a stockholder, director, officer, employee, affiliate, associate, creditor or independent contractor of such a beneficial owner or any of such beneficial owner's affiliates or associates, or

     - a member of the immediate family of any person described above.

     Joseph W. Weikel, Kevin Burns and Tony Wong are our current managers. Each of Mr. Burns and Mr. Wong are employees of Global
Securitization Services, LLC and are "independent" managers. Joseph W. Weikel is a Vice President and Assistant Secretary of Vehicle Management Services.

     Separateness. In order to preserve our separateness from any other entity, our LLC Agreement obligates us to comply with a number of covenants, including, among others, the following:

     - our funds and other assets may not be commingled with those of any other entity,

     - we may not hold our self out as being liable for the debts of any other entity and

     - we are required to act solely in our limited liability company name and through our duly authorized officers or agents in the conduct of our business and to conduct our business so as not to mislead others as to our identity or our assets.

     Transfer of Common Membership Interest. Raven Funding may not dispose of any part of its common membership interest in us.

Management Agreement

     We have entered into a Management Agreement with Global
Securitization Services who has agreed to perform certain administrative functions for us. These functions include, among other things,

     - designating persons available to serve as our managers and officers,

     -    furnishing ordinary clerical and bookkeeping services,

     - maintaining and preserving our status as a limited liability company qualified to do business in the State of Delaware,

     -    managing the issuance and delivery of the notes,

     - performing our obligations under the Transaction Documents not required of the administrator and

     - providing notice to the rating agencies if any "independent" manager is removed or appointed.

Administration Agreement

     We have no employees other than our managers. We have entered into an Administration Agreement with Vehicle Management Services who has agreed to perform our various administrative duties under the Base

Indenture, each indenture supplement and the Transfer Agreement, including the preparation and delivery of reports, notices, documents and other information that we are required to deliver or make available under the Indenture. In addition, Vehicle Management Services has agreed to perform other activities at our request in connection with our assets and the Transaction Documents so long as those activities are reasonably within its capability.

     Vehicle Management Services, as administrator, has agreed to indemnify and hold harmless us, the indenture trustee, Raven Funding and their respective directors, officers, agents and employees for acts, omissions or alleged acts or omissions arising out of the activities of Vehicle Management Services, as administrator, other than acts, omissions or alleged acts or omissions that constitute bad faith, negligence or willful misconduct by the indemnified party.

     Vehicle Management Services is not permitted to resign as administrator under the Administration Agreement, and the Administration Agreement will not terminate until the termination of the Indenture and our LLC Agreement and the payment in full of all notes.

     Vehicle Management Services, as administrator, is entitled to receive a fee for each Monthly Period in an amount equal to 0.01% per annum of the numerators used to determine the invested percentage with respect to each series of notes outstanding on the last day of the preceding Monthly Period, payable by the holders of the notes of each series in accordance with the related indenture supplement on each payment date. The portion of the fee payable to the administrator that is payable out of the Collections allocated to the series 2001-1 notes will be equal to the product of

     -    0.01% per annum

     multiplied by

     - the Required Asset Amount as of the first day of the preceding Monthly Period multiplied by

     - the number of days in that Monthly Period divided by 365 days or 366 days, as applicable.

Preferred Membership Interests

     Issuance Requirements. We may issue senior preferred membership interests and junior preferred membership interests in one or more series relating to any series of notes on the issuance date of that series of notes or after that issuance date if a majority of our managers has adopted an action specifying the following terms, among others, of that series of preferred membership interests:

     -    the aggregate stated liquidation preference and designation,

     -    the dividend rate,

     -    the issuance date,

     -    the rating agencies rating that series,

     -    the initial dividend payment date,

     -    the legal final redemption date, and

     -    identification of the related series of notes.

We are also required to obtain the written confirmation from each rating agency rating each series of notes outstanding and each series of preferred membership interests outstanding that the issuance of that series of preferred membership interests will not result in the reduction or withdrawal of the then current ratings of those series of notes and preferred membership interests.

     Priority. All of our preferred membership interests will rank senior to the interest of the common member with respect to the right to receive dividends or other distributions and the right to receive payments out of our assets upon our voluntary or involuntary liquidation, dissolution, winding-up or termination. All of our senior preferred membership interests will rank senior to the interests of the holders of junior preferred membership interests with respect to the right to receive dividends or other distributions and the right to receive payments out of our assets upon our voluntary or involuntary liquidation, dissolution, winding-up or termination.

     Dividends. The holders of each series of preferred membership interests are entitled to receive dividends at the applicable dividend rate for each dividend period of the stated liquidation preference of that series of preferred membership interests, calculated on the basis of a 360-day year and the actual number of days in that dividend period. We will declare and pay dividends on a series of preferred membership interests out of Collections allocated to the related series of notes as provided in the related indenture supplement and our LLC Agreement.

     Series 2001-1 Senior Preferred Membership Interests. On the closing date, we will issue a series of senior preferred membership interests relating to the series 2001-1 notes, having an aggregate liquidation preference of $___________, to a subsidiary of Raven Funding who will finance the purchase of the series 2001-1 senior preferred membership interests by issuing its own notes and preferred membership interests to one or more multi-seller commercial paper conduits. The proceeds of the sale of the series 2001-1 senior preferred membership interests will be applied to redeem $________ of the series 1999-3 senior preferred membership interests.

     The dividend rate on the series 2001-1 senior preferred membership interests for each dividend period will be one-month LIBOR plus 1.70% per annum. The dividend periods for the series 2001-1 senior preferred membership interests will correspond to the interest periods for the series 2001-1 notes. We will declare and pay dividends on the series 2001-1 senior preferred membership interests on each dividend payment date if we have funds legally available for the payment of those dividends and the amount of Collections released from the settlement collection subaccount for the series 2001-1 notes for the payment of those dividends is sufficient to permit the payment.

     Series 2001-1 Junior Preferred Membership Interests. We will not issue any series of junior preferred membership interests relating to the series 2001-1 notes on the closing date but we may do so at a later date. As a condition to our issuance of series 2001-1 junior preferred membership interests, we will be required to obtain the written confirmation from each rating agency rating each series of notes outstanding and each series of preferred membership interests outstanding that the issuance of that series of junior preferred membership interests will not result in the reduction or withdrawal of the then current rating of those series of notes or those series of preferred membership interests. The issuance of series 2001-1 junior preferred membership interests will result in an increase in the Yield Shortfall Amount.

                              Raven Funding

General

     Vehicle Management Services formed Raven Funding in June 1999 as a Delaware limited liability company. Raven Funding is permitted to engage in the following business activities:

     - acting as the settlor and initial beneficiary of the origination trust,

     -    acquiring and contributing vehicles to the origination trust,

     - entering into and performing its obligations under the Transaction Documents, including, among others,

     -    our LLC Agreement,

     -    the Transfer Agreement,

     -    the Asset Purchase Agreement,

     -    the Receivables Purchase Agreement and

     -    the Origination Trust Documents,

     - acting as the common member of one or more purchasers of our preferred membership interests and

     -    engaging in related activities.

Raven Funding will not engage in any other business activity.

     Vehicle Management Services is the sole economic member of Raven Funding. David O. Taylor, an employee of Global Securitization Services, has agreed to act as Raven Funding's special member. The special member is required to be an "independent" manager and will be admitted as a non-economic member of Raven Funding if there is no longer an economic member of Raven Funding. Prior to that time, Mr. Taylor will not be a member of Raven Funding.

     Vehicle Management Services chooses the managers of Raven Funding and they manage the business and affairs of Raven Funding. Raven Funding is required at all times to have at least two managers who are "independent" managers. Currently, the managers of Raven Funding are F.

Robert Salerno, Kevin M. Sheehan, Joseph Weikel, David O. Taylor and Bernard J. Angelo. Mr. Taylor and Mr. Angelo, employees of Global Securitization Services, are the "independent" managers. Mr. Salerno is the President and Chief Operating Officer--Rental Car Group of Avis Group Holdings. Mr. Sheehan is the Chief Financial Officer of Cendant.
Mr. Weikel is a Vice President and Assistant Secretary of Vehicle
Management Services.

     Raven Funding's limited liability company agreement obligates Raven Funding to do all things necessary to be readily distinguishable from Avis Group Holdings and its affiliates, including Vehicle Management Services, and maintain its existence separate and apart from that of Avis Group Holdings and its affiliates, including, without limitation

     -    maintaining books and records separate from any other entity,

     - not commingling funds and other assets with those of any other entity,

     -    maintaining separate cash management systems,

     - practicing organizational formalities required by law and its limited liability company agreement,

     -    maintaining at least two "independent" managers,

     - not holding itself out as being liable for the debts of any other entity and

     - acting solely in its limited liability company name and through its duly authorized officers or agents so as not to mislead others as to its identity or its assets.

Management Agreement

     Raven Funding has entered into a management agreement with Global Securitization Services, who has agreed to perform certain administrative functions for Raven Funding. These functions include, among other things,

     - maintaining and preserving its status as a limited liability company in the State of Delaware,

     - preparing periodic management reports regarding the financial health of Raven Funding and

     -    maintaining complete records of all transactions of Raven
          Funding.

Administration Agreement

     Raven Funding has no employees other than its managers. Raven Funding entered into the Administration Agreement with Vehicle Management Services who has agreed to perform various administrative duties of Raven Funding under the Transfer Agreement, including the preparation and delivery of all reports, notices, documents and other information that Raven Funding is required to deliver. In addition, Vehicle Management Services has agreed to perform other activities at the request of Raven

Funding in connection with the Transfer Agreement so long as those activities are reasonably within its capability.

     Vehicle Management Services, as administrator, has agreed to indemnify and hold harmless us, the indenture trustee, Raven Funding and our and their respective directors, officers, agents and employees for acts, omissions or alleged acts or omissions arising out of the activities of Vehicle Management Services, as administrator, other than acts, omissions or alleged acts or omissions that constitute bad faith, negligence or willful misconduct by the indemnified party.

     Vehicle Management Services is not permitted to resign as administrator under the Administration Agreement, and the Administration Agreement will not terminate until the termination of the Indenture and the payment in full of all notes.

     Vehicle Management Services, as administrator, is entitled to receive a monthly fee payable by Raven Funding on each payment date.

Capitalization

     On June 30, 1999, Vehicle Management Services capitalized Raven Funding with $381,531,550 of cash. Neither Vehicle Management Services nor the special member of Raven Funding is required to make any additional capital contributions to Raven Funding.

                        Vehicle Management Services

General

     Vehicle Management Services and its affiliated companies provide vehicle leasing and value-added fleet management services, including fuel and maintenance cards and accident management services, in North America, with leading market shares across many of its product lines. Vehicle Management Services provides comprehensive vehicle management solutions to its customers which include over 2,100 companies and government agencies in the United States, including over one-quarter of the Fortune 500 companies. Vehicle Management Services' services consist of

     -    vehicle leasing,

     - related asset-based services, including vehicle acquisition and disposition management and

     - a broad range of fee-based services which include fuel and maintenance cards, accident management and other vehicle-related services,

all of which are designed to allow clients to effectively manage costs and enhance productivity.

     On June 30, 1999, Avis Rent A Car System acquired Vehicle Management Services and its affiliated companies from Cendant Corporation. Avis Rent A Car System operates the second largest general use car rental business in the world, based on total revenue and volume of rental transactions. Avis Rent A Car System rents vehicles to business and leisure travelers through approximately 723 rental locations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands, Argentina, Australia and New Zealand. On March 1, 2001, Cendant acquired all of the outstanding shares of Avis Group Holdings that were not then owned by Cendant and each of Avis Group Holdings and Vehicle Management Services became an indirect wholly-owned subsidiary of Cendant.

     Vehicle Management Services and its affiliated companies are divided into two business units, PHH North America and Wright Express Corporation. Unless we say otherwise, our discussion of PHH North America is limited to the United States operations of Vehicle Management Services and excludes the Canadian operations of PHH North America and the operations of Wright Express.

     Vehicle Management Services and PersonaLease originated all of the assets of the origination trust, other than the equipment leases and the related equipment acquired by Vehicle Management Services from PHH Financial Services on or prior to October 28, 1999. Vehicle Management Services operates PHH North America's U.S. vehicle leasing and fee-based servicing businesses. PHH Financial Services is a subsidiary of Cendant that was previously engaged in originating equipment leases. PersonaLease originates consumer leases.

     Vehicle Management Services' chief executive office is in Garden City, New York and it maintains a regional/processing office in Hunt Valley, Maryland.

Fleet Management and Leasing Operations

     Vehicle Management Services' vehicle management services are divided into two principal categories:

     -    asset-based products and services and

     -    fee-based products and services.

     Asset-based products and services are the services clients require to acquire, lease and dispose of vehicles. Vehicle Management Services, through the origination trust, leases vehicles in the United States. As is market convention, financing of the vehicle leases is directly linked to several other asset-based products and services, such as

     -    vehicle acquisition services,

     -    title and registration services,

     -    vehicle remarketing and

     - vehicle management consultation, including fleet policy and vehicle recommendations.

     Leases of cars and light duty trucks, such as sport utility vehicles and other four wheel drive vehicles, account for a substantial majority of the vehicles that Vehicle Management Services leases through the origination trust. The remaining leases are leases of several types of equipment, such as medium and heavy duty trucks, forklifts and other similar equipment. Lease terms generally reach a maximum of 60 months on cars and light duty trucks, but extend as long as 10 to 12 years for medium/heavy duty trucks and other vehicles or equipment with longer lives.

     The aggregate Unit Balance of Vehicle Management Services' leases has grown from approximately $2.66 billion, as of December 31, 1996, to approximately $3.27 billion as of December 31, 2000. Vehicle Management Services' total vehicle leasing revenues were approximately $127.5 million after fleet costs for the year ended December 31, 2000, consisting of $39.7 million of net interest income and $87.8 million of lease related fees.

     Fee-based products are designed to allow clients to manage vehicle costs and enhance driver productivity. Vehicle Management Services' main fee-based products are

     -    fuel services,

     -    maintenance services and

     -    accident management.

Vehicle Management Services also offers a variety of other fee-based vehicle management products and services, including

     -    the acquisition and remarketing of vehicles not under lease,

     -    vehicle management outsourcing and

     -    other miscellaneous fee-based services.

     Vehicle leasing and directly related products and services are frequently combined with other related fee-based products and services, such as accident management, vehicle maintenance cards and fuel cards. Through use of these related fee-based services, customers

     - receive access to Vehicle Management Services' broad network of vehicle-related suppliers and

     - are able to access comprehensive information on their total fleet operating costs and characteristics, enabling better management of fleet operations.

Vehicle Management Services frequently cross-sells its asset-based and fee-based products and services. Management of Vehicle Management Services estimates that approximately 57% of its U.S. customers use at least one fee-based product or service.

     Vehicle Management Services' primary customers are Fortune 1000 companies, most of which have greater than 100 fleet vehicles under lease and/or management. Vehicle Management Services focuses on cultivating long-term relationships with its customers. Vehicle Management Services services customers directly with its own sales, marketing and customer relations professionals who are located throughout the U.S. The maintenance card and accident management programs are supported by a network of vehicle-related preferred suppliers, including nationally recognized vehicle-related retail outlets. Additionally, Vehicle Management Services fuel cards are accepted at locations throughout the U.S.

     Vehicle Management Services is a recognized industry leader in the large fleet segment of the vehicle management market. Vehicle Management Services has also indicated that it intends to increase its focus on the medium fleet segment of that market. Vehicle Management Services believes that this effort will result in increased volume in this segment of the market.

     Vehicle Management Services utilizes three separate computer systems to manage the leases and the fleet management receivables:

     - an inventory system which tracks lease and vehicle related data,

     - a billing system which produces detailed integrated bills for each customer and

     -    a receivables system which tracks receivables.

     Vehicle Management Services' information technology professionals have developed SPIN, a data warehouse that consolidates transaction-level information on each fleet management product in an effort to help customers manage their fleet operations. Vehicle Management Services delivers information from SPIN to customers in a variety of formats via PHH InterActive, an Internet-based fleet management software package. Vehicle Management Services' computer systems are currently partially resident on a mainframe computer owned and operated by Cendant.

Lease Products and Services

     Open-End Leases. Vehicle leases can be either open-end or closed-end. The open-end leases are typically structured with a 12 month minimum lease term, with month to month renewals after the end of the minimum lease term. The open-end leases typically provide for rent payments that include

     -    a depreciation component,

     -    an interest or finance charge component,

     -    a monthly management fee and

     -    applicable rental taxes.

Vehicle Management Services typically depreciates vehicles on a straight line basis, generally over 40, 45, 50 or 60 months, at the option of the lessee, with 50 and 60 months being the most common tenors. The residual risk on the value of the vehicle at the end of the lease term remains with the lessee under an open-end lease, except for a small amount which is retained by Vehicle Management Services to permit classification of the lease as an operating lease under generally accepted accounting principles. Vehicle Management Services has never suffered a loss related to the retention of this small residual position in connection with its open-end leases.

     The interest or finance charge component on the open-end leases is generally calculated on a floating rate basis, but may be based on a fixed rate. Interest payments under the floating rate leases vary from month to month in accordance with changes in the applicable rate index, plus the agreed upon spread. Under the terms of substantially all of the floating rate leases, the applicable floating rate index is a composite of the interest rates at which PHH Corporation, Vehicle Management Services' parent prior to its acquisition by Avis Group Holdings, issues
commercial paper.   For competitive reasons, Vehicle Management Services
has previously notified a significant number of the lessees under these floating rate leases that the applicable floating rate index have been changed to the rate on commercial paper set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board of Governors of the Federal Reserve System.

     Interest payments under the fixed rate leases are typically based on a spread over two-year or three-year treasury notes fixed at the time the lease was originated. The lessee under a floating rate lease generally has the option to convert it to a fixed rate lease on 30 days' notice to Vehicle Management Services. The fixed rate is usually based on Vehicle Management Services' cost of funds at the time of conversion.

     Closed-End Leases. The closed-end leases are structured with a fixed term and the lessor retains the vehicle residual value risk at the end of the lease term. The most prevalent closed-end lease terms are
24 months, 36 months and 48 months.   The closed-end leases may be
terminated at any time during the term of the lease with 30 days' notice and payment of a termination penalty. The closed-end leases typically provide for a fixed monthly rental payment based on a rate schedule. Vehicle Management Services sets the residual values under its closed-end leases of cars and light-duty trucks at amounts less than or equal to the estimates published in the Automotive Lease Guide, which is a publication generally used within the automotive finance industry for setting car and light-duty truck residual values.

     Consumer Leases. PersonaLease originates consumer leases and has traditionally marketed consumer leases through affinity groups or made them available to employees or independent contractors of Vehicle Management Services' customers or employees or agents of affiliates of Vehicle Management Services. Consumer leases currently are not an active operating strategy for Vehicle Management Services.

     Equipment Leases. Vehicle Management Services generally makes equipment lease products available only to customers who also lease cars, light duty trucks and/or sport utility vehicles in an effort to meet all of the vehicle leasing needs of its customers. Certain of the equipment leases allocated to the Lease SUBI were originated by PHH Financial Services, a subsidiary of Cendant which is no longer in the business of originating leases.

     Lease Agreements. Vehicle Management Services generally uses standard form documents for both its open-end and closed-end leases. Except in the case of consumer leases, the standard forms are structured as a master lease agreement with the customer that sets forth non-economic terms that will apply to all vehicles leased by the customer under that master lease agreement with separate new unit notices or lease schedules for each individual vehicle leased that set forth the lease term, depreciation schedule, monthly rental payments, interest rate component terms and/or other specific transaction terms, in each case as applicable to that vehicle.

     The master lease agreements and consumer leases generally

     - are "triple net" leases under which the lessees are responsible for all incidental costs, such as insurance and ongoing maintenance of the vehicles,

     - provide that the lessees are obligated to pay all costs, expenses, fees, charges and taxes incurred in connection with the use, operation, titling and registration of the vehicles,

     - allocate all risk of loss or damage to the vehicles to the lessees,

     - provide that the lessees are obligated to indemnify Vehicle Management Services and the origination trust against all claims, liabilities, costs and expenses relating to or arising out of the possession, use or operation of the vehicles by the lessees or their representatives,

     -    are assignable by the lessor and

     - upon default by the lessee under the master lease agreement or consumer lease, provide that the lessor has the right to terminate the lease agreement and repossess and sell the related vehicles.

Fleet Management Receivables

     Fuel Cards and Related Services. Vehicle Management Services provides customers with fuel card programs which facilitate the payment, monitoring, and control of fuel purchases. Fuel is typically the single largest fleet-related operating expense and generally accounts for over 75% of total fleet-related running expenses. By using Vehicle Management Services' fuel cards, Vehicle Management Services' customers receive the following benefits:

     - access to more fuel brands and outlets than other private label corporate fuel cards,

     - point-of-sale processing technology for fuel card transactions that enhances customers' ability to monitor purchases and

     - consolidated billing and access to other information on fuel card transactions, which assists customers with evaluation of overall fleet performance and costs.

     The fleet management receivables include the receivables arising under Vehicle Management Services' fuel card programs for customers located in the United States. Vehicles Management Services offers two fuel card programs:

     -    a private label Vehicles Management Services fuel card and

     - a co-branded Wright Express-Vehicle Management Services fuel card that utilizes Wright Express as the card processor.

In both of these cases, Vehicle Management Services bills the charges due to it under the fuel cards as part of its customers' consolidated bills. The fleet management receivables do not include any fuel service receivables generated directly by Wright Express or any receivables generated in respect of the "one card" product discussed below. Vehicle Management Services provides fuel card services principally to its existing asset-based customers.

     In 1997, Vehicle Management Services initiated a trial issuance of a multi-purpose co-branded MasterCard for its customers. The "one card" product combines travel and entertainment and the corporate purchasing capability of the MasterCard platform with Vehicle Management Services' fuel card functionality.

     Maintenance Charge Cards and Related Services. Vehicle Management Services offers customers vehicle maintenance charge cards that are used to facilitate vehicle repairs and maintenance payments. The vehicle maintenance cards provide customers with benefits such as

     - negotiated discounts of up to 40% off retail prices through Vehicle Management Services' supplier network,

     - access to Vehicle Management Services' in-house team of certified maintenance experts that monitor card transactions for policy compliance, reasonableness and cost effectiveness and

     - inclusion of vehicle maintenance card transactions in a consolidated information and billing database that helps customers evaluate overall fleet performance and costs.

     Vehicle Management Services maintains an extensive network of service providers throughout the United States to improve ease of use by its customers. The fleet management receivables include receivables for products and services charged under Vehicle Management Services' vehicle maintenance charge cards issued to customers located in the United States.

     The vehicle maintenance charge cards are used at Vehicle Management Services' network of preferred vehicle-related suppliers. The network includes many "national account" suppliers, including The Goodyear Tire & Rubber Company, Bridgestone/Firestone Inc., Jiffy Lube International, Inc. and Safelite Glass Corporation. Customers typically pay Vehicle Management Services a monthly fee for use of the vehicle maintenance charge cards.

     In conjunction with its vehicle maintenance charge cards, Vehicle Management Services offers its customers a vehicle maintenance management system. Each time a vehicle maintenance charge card is used for a purchase exceeding an agreed-upon dollar limit at an authorized vehicle-related supplier location, the supplier's maintenance personnel are required to review the order by phone with one of Vehicle Management Services' maintenance specialists. Before authorizing a maintenance purchase, the maintenance specialist considers the particular vehicle's maintenance history and warranty status and the customer's particular maintenance spending policy. This process improves compliance with the customer's maintenance policies while reducing operating costs and enhancing overall fleet maintenance levels. After each transaction, Vehicle Management Services stores the maintenance charge card activity in its SPIN data warehouse, thereby assisting its customers in the comprehensive long-term tracking of vehicles and drivers.

     Accident Management Services. Vehicle Management Services provides its customers with comprehensive accident management services, such as

     - providing prompt assistance after receiving the initial accident report from the driver by facilitating emergency towing services and car rental assistance,

     - organizing the vehicle appraisal and repair process through a network of preferred repair and body shops,

     -    coordinating and negotiating potential accident claims and

     - entering accident and repair information into its SPIN data warehouse for future management use.

Customers receive the following benefits from these accident management services:

     - 24-hour assistance from Vehicle Management Services' call centers,

     - access to Vehicle Management Services' network of repair and body shops,

     - expertise of Vehicle Management Services' damage specialists, who monitor vehicle appraisals and repairs for cost-efficiency and compliance with each customer's specific repair policy,

     - services of Vehicle Management Services' claims experts, who assess subrogation potential and, if necessary, attempt to negotiate maximum recovery and

     - significant additional information on vehicle and driver performance.

     Customers generally pay Vehicle Management Services for accident management services on a per-incident basis. The fleet management receivables include receivables for customer fees for accident management services and for related repair purchases.

     Vehicle Management Services. The fleet management receivables also include billings for vehicle fleet management services provided to customers with leased and non-leased vehicles, as well as billings for the purchase of non-leased vehicles by fleet management customers.

Origination and Underwriting Procedures

     Sales Origination. Vehicle Management Services' sales representatives are responsible for originating new business and for servicing existing customers and identifying new business opportunities with them. Most sales representatives work from Vehicle Management Services' regional/processing office in Hunt Valley, Maryland. In addition, Vehicle Management Services has a branch sales offices in Oakbrook, Illinois. Each sales representative is responsible for generating his or her own leads by cultivating relationships with the fleet managers in his or her assigned territory.

     Credit Underwriting. Vehicle Management Services conducts credit and financial analyses in connection with the origination of a master lease agreement or the granting of an extension. To initiate the credit approval process, a sales representative compiles a credit information package for the prospective customer, including a business history of the customer and at least three years of financial data, and makes a recommendation on the term and proposed pricing of the financing. The sales representative forwards each credit information package to Vehicle Management Services' credit department. A credit analyst then performs financial ratio analysis and reviews trends in operations and, in certain instances, checks bank references and Dun & Bradstreet reports, and on that basis, approves or declines the financing. In originating consumer leases, Vehicle Management Services receives a credit application, reviews the credit application and a credit bureau report, conducts an income analysis and renders a credit decision.

     Vehicle Management Services makes credit decisions based upon a subjective evaluation of the information received. It does not use a credit scoring system or specific origination standards in reaching a credit decision. The focus of Vehicle Management Services' credit analysis is principally the credit of the lessee and/or any related guarantor even though the leased vehicles serve as security for the related leases. In reviewing the credit information package, the credit analyst assigned to the account performs an analysis of financial ratios. Ratios developed are both quantitative and qualitative, and include debt to cash flow ratios, liquidity ratios, fixed charge coverage ratios and leverage ratios. The ratios are then benchmarked against industry standards. Although credit enhancements are rarely used, Vehicle Management Services will consider letters of credit, cash deposits, parent or affiliate guarantees and limitations on the lease term to mitigate credit risk.

     Vehicle Management Services establishes individual credit lines for each customer, allowing the origination of additional leases under a master lease agreement up to set limits. Tiered levels of credit approval are required based upon the amount of credit extended. The existing approval limits are based on the credit quality of the customer, existing exposure and experience of Vehicle Management Services management. In addition, customer accounts are reviewed on at least an annual basis. The review contains, among other items, current financial information, total existing credit exposure, payment history and external ratings.

     Delivery and Lease Commencement. Once a master lease agreement has been approved, a "new business activation" team is given responsibility for customer order implementation. The customer will mail or electronically send its detailed request for its fleet, including number and model of cars, preferred color, option packages and delivery destinations. The client's order is checked for completeness and sent to the car manufacturer or, in certain cases, directly to a dealer. In 2000, Vehicle Management Services purchased substantially all of its vehicles from The Ford Motor Company, General Motors Corporation and DaimlerChrysler Corporation.

     Vehicle Management Services notifies a dealer in its network of dealers in the geographic area of the customer's delivery destination that it will be receiving a vehicle. The vehicle manufacturer will bill Vehicle Management Services for a vehicle at the time that vehicle is shipped to the dealer and electronically draft an account of Vehicle Management Services an average of three days after that shipment. The dealer is responsible for

     - registering the title of the vehicle in the name of the origination trust,

     -    preparing the vehicle for delivery,

     -    reporting any after market requests,

     - arranging for delivery of the vehicle to the customer or pick-up of the vehicle by the customer and

     -    obtaining the signed delivery receipt from the customer.

No lease of a vehicle is in force until the customer's employee or driver has accepted delivery of the vehicle.

     After delivery of a vehicle to a customer, the dealer is required to submit a package to Vehicle Management Services that includes documentation of title, signature of the driver accepting delivery of the car and any other relevant information. Vehicle Management Services enters the lease of the vehicle into its computer system after it has received and reviewed the package. For the purpose of calculating the aggregate amount of notes that we may issue, we treat a vehicle ordered at the request of a customer but not yet subject to a lease according to Vehicle Management Services' computer system as a vehicle not yet subject to a lease even though that vehicle may have been accepted by that customer. Lease rent begins accruing at the time of acceptance of the vehicle by the customer.

     In the rare instance in which a customer rejects a vehicle purchased at its request upon delivery, Vehicle Management Services may ask the dealer to repurchase the vehicle for inventory or may add the vehicle to a small pool of unleased vehicles it maintains for emergency replacement purposes. Generally, if a lessee experiences a loss from theft or collision, Vehicle Management Services arranges for a rental car replacement while a new car is ordered. However, some clients want immediate replacements. Vehicle Management Services provides an immediate replacement from its pool of unleased vehicles or through its dealer network. If a customer rejects a vehicle purchased at its request upon delivery, Vehicle Management Services generally charges the customer a fixed cancellation fee plus the amount of any losses incurred in connection with the disposition of that vehicle.

Billing, Collection and Repossession

     Vehicle Management Services generates monthly consolidated bills for all of its services, including rental charges for the fleet and fee-based charges for services such as fuel cards and repair of vehicles. As most customers use at least one fee-based service in addition to fleet leasing, a typical bill might include rental charges for the fleet, fuel charges from a fuel card and repair charges from one of several network suppliers of repair and maintenance services. Typical payment terms include net 10, net 15 and net 30 day terms. If a customer makes a partial payment of its bill, Vehicle Management Services will apply the partial payment and continue to age the portion of the bill that remains unpaid. All consolidated bill payments are received through a lockbox account held in the name of the origination trust.

     Because most payment delinquencies are due to administrative delays or billing disputes, not credit problems, Vehicle Management Services tends to contact its customers about delinquent payments in order to try to reconcile the bill. Vehicle Management Services' collection/reconciliation department performs this function. Vehicle Management Services generally assesses a late fee equal to 1.5% per month for past due accounts. Vehicle Management Services waives this late fee in many instances in the course of its efforts to arrange for payment of past due amounts.

     Each master lease agreement and consumer lease provides that Vehicle Management Services may terminate that lease agreement and repossess the related vehicle or vehicles if the lessee defaults. Events of default include

     -    the failure to make payment when due,

     - the failure to perform its covenants or obligations under the lease,

     -    certain events of bankruptcy or insolvency and

     - in some cases, a change in the financial condition of a lessee's affairs that substantially impairs Vehicle Management Services' title to the leased vehicles or increases Vehicle Management Services' credit risk.

If a customer defaults, Vehicle Management Services, on a case-by-case basis, either designates the account for workout or repossesses the leased vehicles.

     Open-End Leases and the "16/15 Rule". Amounts owing under open-end leases accrue using a "16/15" rule. Vehicles that are accepted by a customer from the 1st to the 15th of a month have a lease commencement date of the first day of that month. Vehicles accepted by a customer on the 16th of the month or later have a lease commencement date of the first day of the succeeding month. Lease payments are initially billed at the beginning of the month following the date that a signed delivery receipt is received by Vehicle Management Services. If Vehicle Management Services receives the signed delivery receipt after the Period End Date in a month, the customer will be billed at the beginning of the second month following receipt. Subsequently, Vehicle Management Services bills lease payments in advance.

     For example, a vehicle may be delivered to the dealer on May 10th and to the customer before May 15th, and Vehicle Management Services receives the signed delivery receipt on May 25th. This lease will have a lease commencement date of May 1st. Its first bill will be sent in late June for receipt on or around July 1st, the end of the month after Vehicle Management Services received the signed delivery receipt. This bill will include three months of expenses, May, June and July. In essence, the first bill contains a "back billed" amount for the entire first month of May and the month of June, and includes an advance portion to cover July. Vehicle Management Services may charge interim rent for the period from the date of delivery of the vehicle to the first day of the following month in lieu of utilizing the "16/15" rule.

     At the end of the lease, the potential for either paying for two unused weeks, for example when acceptance of the vehicle by the customer occurs on the 15th and the lease commences on the 1st, or for getting two weeks "free", for example when acceptance of the vehicle by the customer occurs on the 16th and the lease commences on the 1st of the following month, is reversed. Amounts for a lease will cease accruing on the first of the month in which the lease ends, assuming the lease ends on or before the 15th of the month, or on the first of the month after the month in which the lease ends, assuming the lease ends after the 15th.

     Closed-End Leases. Vehicle Management Services bills amounts for closed-end leases based on the actual number of days in a month that the lessee has use of the leased vehicle.

Lease Termination and Vehicle Disposition

     The open-end leases typically provide that, upon termination of the lease, the lessor is obligated to sell the vehicle as soon as is practicable. Vehicle Management Services, as servicer, arranges for the sale of the vehicles on behalf of the origination trust, as lessor. Upon the termination of a closed-end lease, Vehicle Management Services, as servicer, arranges for the prompt sale of the vehicle for the account of the origination trust, as lessor. Upon the termination of a closed-end lease prior to its scheduled lease term, the lessee is required to pay all past due rent, 50% of any unpaid rent for the remaining scheduled lease term and all other amounts due and unpaid under the lease, including any late payment charges or indemnities.

     Vehicle Management Services remarkets vehicles coming off-lease through various channels. In many cases, it offers the vehicle to the driver through a program agreed upon with the lessee. Often, the driver takes advantage of this purchase option since he or she is familiar with the vehicle and its history. If the driver does not want to exercise the purchase option, Vehicle Management Services remarkets the vehicle either through an auction or other wholesale or consignment programs. At dealer and public auctions, Vehicle Management Services vehicles are clearly identified and Vehicle Management Services representatives are present to answer questions. Under consignment sale programs, dealers reserve space on their lots for previously leased vehicles but do not pay Vehicle Management Services for the vehicles until the vehicles are sold.

Insurance and Indemnification

     Insurance. The master lease agreements and consumer leases generally require the lessees to maintain automobile bodily injury and property damage liability insurance that names the origination trust and Vehicle Management Services as additional insureds and loss payees. The insurance policies must provide minimum primary coverages of $250,000 per person and $500,000 per occurrence for bodily injury and $100,000 per occurrence for property damage. Each of these lease agreements further requires the lessee to maintain collision and comprehensive insurance covering loss and damage to the vehicles in an amount not less than the actual cash value of the vehicles, with a deductible not to exceed $1,000. The lessee is required to furnish Vehicle Management Services with a certificate of insurance or other evidence of the required insurance coverage. The master lease agreements and consumer leases provide that lessees may self-insure for collision and comprehensive insurance coverage with Vehicle Management Services' consent.

     Vehicle Management Services outsources a portion of its insurance tracking process to an independent company, Certificate Management Solutions, which assists Vehicle Management Services in tracking certificates of insurance for all lessees. Insurance certificates are initially provided at the time that a new lessee becomes party to a master lease agreement or a consumer lease. Lessees provide these certificates, along with updated certificates, from time to time, to Vehicle Management Services who forwards the certificates to a mainframe server controlled by Certificate Management Solutions. Certificate Management Solutions determines whether the coverages described in the certificates meet the minimum coverages required by Vehicles Management Services as provided in the applicable lease agreements and makes a report of all current client insurance information available to Vehicle Management Services on a continuing basis via a secure website. Certificate Management Solutions also assists Vehicle Management Services in its attempts to obtain certificates from lessees that are delinquent in providing updated information and provides a report to Vehicle Management Services detailing lessees that have failed to provide current information. Certificate Management Solutions assists Vehicle Management Services in sending a 30-day advance notice before expiration of a lessee's insurance coverage to the lessee and another notice is sent to the lessee upon expiration of insurance coverage. Vehicle Management Services is responsible for taking action in the event of non-compliance that is not cured by the lessee after notices sent by Certificate Management Solutions.

     Indemnification. Each master lease agreement and consumer lease contains indemnification of Vehicle Management Services and the origination trust by the lessee against all claims and liabilities of any kind or nature and all costs and expenses, including attorneys' fees, incurred in connection with, relating to or arising out of the possession, use or operation of each of the leased vehicles during the period when the lessee is in possession of the vehicles.

     In addition to the insurance required under the lease agreements and the indemnities provided by the lessees, Vehicle Management Services maintains excess coverage public liability insurance with unaffiliated carriers for personal injury, death and property damage claims resulting from the use of the leased vehicles in excess of $1,000,000 per occurrence up to not less than $50 million per occurrence. For more information about the insurance that Vehicle Management Services is required to maintain, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement".

Historical Data

     The following table sets forth delinquency data with respect to aggregate billings of lease payments for all of Vehicle Management Services' leases and fleet management receivables for the years ended December 31, 1996 through December 31, 2000. These leases and fleet management receivables are of the same type as the leases allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI and do not include any other types of leases or fleet management receivables.

                          Delinquency Experience



                                                                             Year Ended December 31,
                                                                 2000     1999       1998       1997     1996
                                                                 ----     ----       ----       ----     ----
Percentage of Billings Delinquent <FN1><FN2>:
30-59 Days  . . . . . . . . . . . . . . . . . . . . . . . .     1.43%    1.43%      2.27%      1.78%      2.07%
60 Days or More . . . . . . . . . . . . . . . . . . . . . .     3.48%    2.37%      2.76%      2.98%      2.44%
Total 30 or More Days Delinquent  . . . . . . . . . . . . .     4.91%    3.80%      5.03%      4.76%      4.51%

<FN1>  The period of delinquency is based on the number of days payments are contractually past due.
<FN2>  An average of the ratios, expressed as a percentage, for each monthly billing period within the applicable period, of the aggregate billings for all leases and all fleet management receivables which were delinquent for the applicable number of days as of the last day of that monthly billing period to the sum of the aggregate billings for all leases and all fleet management receivables which were unpaid as of the last day of the preceding monthly billing period and the aggregate amount billed for all leases and fleet management receivables during that monthly period.

     Total delinquencies for the year ended December 31, 2000 remained below 5% of total billings which is consistent with the performance of the portfolio over the last several years. Delinquencies of 60 days or more increased to 3.48% of total billings in 2000 compared to 2.37% of total billings in 1999 due in part to the chapter 11 bankruptcy filings of two customers. Management of Vehicle Management Services is currently aware of no factors which would negatively impact delinquencies for 2001.

     The following table sets forth loss and recovery data with respect to Vehicle Management Services' leases and fleet management receivables for the fiscal years ended April 30, 1996 and April 30, 1997 and the calendar years ended December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000. These leases and fleet management receivables are of the same type as the leases allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI and do not include any other types of leases or fleet management receivables.

                       Loss and Recovery Experience

                                                                                               Fiscal Year Ended
                                                    Calendar Year Ended December 31,                April 30,
                                                 ----------------------------------------       -----------------
                                                 2000        1999        1998        1997        1997        1996
                                                 ----        ----        ----        ----       -----        ----
                                                                      (dollars in thousands)
Ending Dollar Amount of Leases<FN1> . . . .   $3,273,260  $2,946,761  $2,846,065  $2,858,590  $2,777,196  $2,675,198
Total Billings for Period . . . . . . . . .    2,102,210   1,954,603   2,040,893   1,924,948   1,754,422   1,622,564
Gross Losses<FN2> . . . . . . . . . . . . .          437       1,399       1,495         704          78         742
Recoveries  . . . . . . . . . . . . . . . .          239         251          40         188          90         123
Net Losses  . . . . . . . . . . . . . . . .          198       1,148       1,455         516        (12)         619
Net Losses as Percentage of Ending
     Dollar Amount of Leases<FN3> . . . . .        0.01%       0.04%       0.05%       0.02%       0.00%       0.02%
Net Losses as Percentage of Total
     Billings for Period  . . . . . . . . .        0.01%       0.06%       0.07%       0.03%       0.00%       0.04%

<FN1>  Based on the sum of all principal amounts outstanding under the leases, including, in the case of closed-end leases, the stated residual values of the related leased vehicles.
<FN2>  Gross Losses includes losses on fleet management receivables.

     Loss and recovery experience improved to 0.01% of total billings for the year ended December 31, 2000 compared to 0.06% of total billings for the year ended December 31, 1999. Gross losses in respect of bankrupt obligors are not recognized by Vehicle Management Services until it receives payment upon the confirmation of the plan of reorganization of the bankrupt obligor and receives any terminal rental adjustment payments that may be applied to satisfy outstanding obligations in respect of fleet management receivables. Several of Vehicle Management Services' customers filed for bankruptcy protection during 2000. Vehicle Management Services is unable to calculate the gross losses that may arise from those bankruptcies. Any such losses will likely be realized during 2001. Management does not believe that the ultimate resolution of those bankruptcies will result in an increase in net losses for 2001 above the levels recognized during 1998 and 1999.

     The following table sets forth residual value performance data for Vehicle Management Services' closed-end leases for the years ended December 31, 1996 through December 31, 2000. These closed-end leases are of the same type as the closed-end leases allocated to the Lease SUBI and do not include any other types of closed-end leases.

                                            Residual Value Loss Experience


                                                                   Year Ended December 31,
                                                ------------------------------------------------------------------
                                                 2000           1999           1998           1997           1996
                                                ------         ------         ------         ------          -----
Total Number of Closed-End Leases
     Scheduled to Terminate ........              4,420           3,295          3,655          3,520          2,942
Number of Returned Vehicles ........              4,350           3,657          3,966          4,048          3,483
Full Termination Ratio<F1>  ........              98.42%         110.99%        108.51%        115.00%        118.39%
Total Gain/(Loss) on Returned
     Vehicles<F2> ..................        $(4,723,717)    $(2,469,898)     $(553,112)    $3,029,468     $4,143,758
Average Gain/(Loss) Per Returned
     Vehicle .......................            $(1,086)          $(675)         $(139)          $749         $1,190
Gain/(Loss) as a Percentage of
     Stated Residual Values of
     Returned Vehicles<F3>                       -10.22%          -6.72%         -1.64%          8.82%          6.24%

<F1> The ratio of the number of returned vehicles sold during the period to the number of vehicles scheduled, on their date of origination, to terminate during the period, expressed as a percentage.
<F2> Includes fees received and expenses incurred to dispose of vehicles and certain amounts received after the sale and disposition of the vehicles.
<F3> The ratio of total gains/losses on returned vehicles during the period to the stated residual values of those vehicles, expressed as a percentage.

     Total residual value losses increased to $4.7 million for the year ended December 31, 2000 from approximately $2.5 million in 1999. Both the total vehicles returned for sale and the average loss per vehicle returned and sold increased. The actual residual values of several fleet models, including in particular the Ford Taurus and the Pontiac Grand Prix, and of sport utility vehicles in general were weaker than anticipated resulting in an increase in residual value losses. The aggregate outstanding lease balance of Vehicle Management Services' closed-end leases has declined. Management believes that this decline, together with Vehicle Management Services' more conservative approach to setting residual values initiated in the beginning of 2000, should result in lower residual value losses in the future.

     The following table sets forth data with respect to conversions of Vehicle Management Services' floating rate leases to fixed rate leases during the fiscal years ended April 30, 1996 and April 30, 1997 and the calendar years ended December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000.

         Conversions of Floating Rate Leases to Fixed Rate Leases


                                                 Calendar Year                         Fiscal Year
                                              Ended December 31,                     Ended April 30,
                                  -------------------------------------------      ------------------
                                  2000         1999        1998         1997        1997        1996
                                  ----         ----        ----         ----       -----        -----
                                                                (dollars in thousands)
Dollar Amount of
     Conversions for
     Period<F1>  . . . . . . .  $   21,313    $  28,850    $100,173   $   11,675   $   6,270    $  57,090
Ending Dollar Amount of
     Leases<F1>  . . . . . . .   3,273,260    2,946,761   2,846,065    2,858,590   2,777,196    2,675,198
Conversions as a
     Percentage of
     Ending Dollar
     Amount of Leases . . . .         0.65%        0.98%       3.51%        0.41%       0.23%        2.13%

<F1>  Based on the sum of all principal amounts outstanding under the leases, including, in the case of closed-end leases, the stated residual values of the related leased vehicles.

     Total conversions of floating rate leases to fixed rate leases were approximately $21.3 million during the year ended December 31, 2000 compared with approximately $29 million in the year ended December 31, 1999. An increase in fixed interest rates during 2000 resulted in less demand for the fixed rate option. Vehicle Management Services has experienced some increase in interest in conversions over the last several months as interest rates have declined. However, management does not anticipate that conversions of floating rate leases to a fixed rate during 2001 will exceed historical levels.

     The following table sets forth data for Vehicle Management
Services' aggregate billings of fleet management receivables for the years ended December 31, 1997, December 31, 1998, December 31, 1999 and

December 31, 2000. These fleet management receivables are of the same type as the fleet management receivables allocated to the Fleet
Receivable SUBI and do not include any other types of fleet management receivables.

                   Fleet Management Receivable Billing Experience

                                                                        Year Ended December 31,
                                                   -----------------------------------------------------
                                                   2000              1999            1998           1997
                                                   -----             ----            ----           ----
                                                                         (dollars in thousands)
Aggregate Billings . . . . . . . . . . . . . . .  $819,714       $ 724,412     $   822,757     $   747,923
Average Monthly Billings . . . . . . . . . . . .    68,290          60,368          68,563          62,327
Maximum Monthly Billings . . . . . . . . . . . .    77,612          68,753          79,346          70,441
Minimum Monthly Billings . . . . . . . . . . . .    58,052          51,277          60,182          58,003

     Aggregate fleet management receivable billings increased to approximately $820 million during the year ended December 31, 2000 compared to approximately $724 million during the year ended December 31, 1999. Increased customer utilization of fee-based services was the primary factor in this increase. Management currently expects fleet management receivable billings of at least this level for 2001.

     The data presented in the preceding tables are for illustrative purposes only. We cannot assure you that the delinquency and loss experience of the leases and the fleet management receivables allocated to the Lease SUBI, the residual value performance of the vehicles subject to the closed-end leases allocated to the Lease SUBI, the conversions of floating rate leases allocated to the Lease SUBI to fixed rate leases and billings of fleet management receivables will be similar to that set forth above. A variety of economic, social, geographic and other factors may influence delinquency and loss experience and residual value performance, as well as the rate of conversions of floating rate leases and the amount of billings of fleet management receivables.

               Allocation of Leases and Vehicles to Lease SUBI

     On June 30, 1999, Raven Funding caused Vehicle Management Services, as the UTI trustee, to allocate to the Lease SUBI

     - all of the master lease agreements qualifying as Eligible Master Leases and all of the consumer leases qualifying as Eligible Consumer Leases as of June 19, 1999 held by the origination trust,

     -    the vehicles subject to those lease agreements and

     - all of the vehicles ordered at the request of the lessees party to those master lease agreements.

Subsequent to June 30, 1999, Raven Funding has caused Vehicle Management Services to allocate to the Lease SUBI all additional master lease agreements qualifying as Eligible Master Leases and all additional consumer leases qualifying as Eligible Consumer Leases, together with the related vehicles, entered into by the origination trust since June 19, 1999. In addition, after June 30, 1999, Raven Funding has assigned to the origination trust and caused Vehicle Management Services to allocate to the Lease SUBI all vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI together with the lease subsequently entered into by the origination trust for that vehicle.

     On October 28, 1999, Raven Funding caused Vehicle Management Services to allocate to the Lease SUBI master lease agreements originated by PHH Financial Services and the related equipment, having an aggregate Unit Balance as of _____, 2001 of $_________. The equipment under these leases are heavy duty trucks, forklifts and other similar equipment. These leases were originated by PHH Financial Services in accordance with the same credit standards as those applied by Vehicle Management Services and the forms of these master lease agreements are substantially similar in all material respects to the forms of master lease agreements used by Vehicle Management Services.

Characteristics of Leases Allocated to Lease SUBI

     The following tables contain certain statistical information relating to the leases allocated to the Lease SUBI as of ______, 2001. The following information does not include vehicles ordered at the request of lessees party to a master lease agreement allocated to the Lease SUBI, having an aggregate cost of $____________ as of that date, because they are not yet subject to a lease. For the purposes of preparing the following tables, we assumed the original term of each lease to be the period over which the related vehicle is scheduled to be depreciated.

                             Composition of Leases

Aggregate Unit Balance of Leases                          $------------------
Number of Leases                                           ------------------
Average Unit Balance                                      $------------------
Range of Unit Balances                                    $------------------
Aggregate Unit Balance of Open-End Leases                 $------------------
Aggregate Unit Balance of Floating Rate Leases            $------------------
Aggregate Lease Balance of CP Rate Index Floating Rate
     Leases<F1>                                           $------------------
Weighted Average Spread Over CP Rate                      -------------------%
Range of Spreads Over CP Rate                             0.00% to ----------%
Aggregate Unit Balance of Floating Rate Leases Indexed    $------------------
     to Floating Rates Other Than CP Rate
Aggregate Unit Balance of Fixed Rate Leases

Weighted Average Fixed Rate                                          -------%
Range of Fixed Rates                                     0.000% to ---------%
Weighted Average Original Lease Term                           ------- months
Range of Original Lease Terms                                  to ---- months
Weighted Average Remaining Term                              --------- months
Range of Remaining Terms                                    0 to ----- months
Aggregate Unit Balance of Closed-End Leases                     $------------
Average Unit Balance of Closed-End Leases                       $------------
Range of Unit Balances of Closed-End Leases                     $0-----------
Average Stated Residual Value of Leased Vehicles                $------------

<F1> The CP Rate Index Floating Rate Leases are floating rate leases allocated to the Lease SUBI the floating rate of which is based on the rate on commercial paper set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board of Governors of the Federal Reserve System.

     As of ________, 2001, the aggregate Lease Balances of the leases allocated to the Lease SUBI with the lessee having the largest aggregate Lease Balances was $__________, the aggregate Lease Balances of the leases allocated to the Lease SUBI with the lessees having the five largest aggregate Lease Balances was $____________ and the aggregate Lease Balances of the leases allocated to the Lease SUBI with the lessees having the ten largest aggregate Lease Balances was $____________.

                           Distribution of Leases by Original Lease Term
                                                                        Percentage of
Original Lease                     Number of         Aggregate          Aggregate Unit
Term (months)                      Leases            Unit Balances      Balance of Lease
--------------                     ---------         -------------      ----------------
 1 to 6
 7 to 12
 13 to 18
 19 to 24
 25 to 30
 31 to 36
 37 to 42
 43 to 48
 49 to 54
 55 to 60
 61 to 66
 67 to 72
 73 to 78
 79 to 84
 85 to 90
 91 to 96
 103 to 108
 109 to 114
 115 to 120
   Total

                                         Distribution of Leases by Remaining Term

Remaining                 Number of            Aggregate Unit        Percentage of Aggregate
Term (months)             Leases               Balances              Unit Balance of Lease
-------------             ---------            --------------        ------------------------
 0 to 6
 7 to 12
 13 to 18
 19 to 24
 25 to 30
 31 to 36
 37 to 42
 43 to 48
 49 to 54
 55 to 60
 61 to 66
 67 to 72
 73 to 78
 79 to 84
 85 to 90
 91 to 96
 97 to 102
 103 to 108
 109 to 114
 115 to 120
   Total

                                   Distribution of Leases by Unit Balance
                                                                    Percentage of
Unit                    Number of            Aggregate              Aggregate Unit
Balances                Leases               Unit Balances          Balance of Leases
--------                ---------            -------------          -----------------

 $5,000.00 or less
 $5,000.01 to $10,000.00
 $10,000.01 to $15,000.00
 $15,000.01 to $20,000.00
 $20,000.01 to $25,000.00
 $25,000.01 to $30,000.00
 $30,000.01 to $35,000.00
 $35,000.01 to $40,000.00
 $40,000.01 to $45,000.00
 $45,000.01 to $50,000.00
 $50,000.01 to $55,000.00
 $55,000.01 to $60,000.00
 $60,000.01 to $65,000.00
 $65,000.01 to $70,000.00
 $70,000.01 to $75,000.00
 $75,000.01 to $80,000.00
 $80,000.01 to $85,000.00
 $85,000.01 to $90,000.00
 $90,000.01 to $95,000.00
 $95,000.01 to $100,000.00
 Greater Than  $100,000.00
   Total

         Distribution of Leases by State in which Lessees Are Located<F1>

                                                               Percentage of
                                                               Aggregate
                                           Aggregate           Unit Balance of
State               Number of Leases       Unit Balances       Leases
-----               ----------------       -------------       ----------------
 Alabama
 Alaska
 Arizona
 Arkansas
 California
 Colorado
 Connecticut
 Delaware
 District of Columbia
 Florida
 Georgia
 Hawaii
 Idaho
 Iowa
 Illinois
 Indiana
 Kansas
 Kentucky
 Louisiana
 Maine
 Maryland
 Massachusetts
 Michigan
 Minnesota
 Mississippi
 Missouri
 Montana
 North Carolina
 North Dakota
 Nebraska
 Nevada
 New Hampshire
 New Jersey
 New Mexico
 New York
 Ohio
 Oklahoma
 Oregon
 Pennsylvania
 Rhode Island
 South Carolina
 South Dakota
 Tennessee
 Texas


 Utah
 Vermont
 Virginia
 Washington
 West Virginia
 Wisconsin
 Wyoming
    Total
<F1>  Based on billing address of lessee.

                             Distribution of Leases by Vehicle Type
                                                                          Percentage of Aggregate
Vehicle Type          Number of Leases      Aggregate Unit Balances       Unit Balance of Leases
------------          ----------------      ------------------------      ------------------------
 Cars
 Equipment
 Forklifts
 Heavy Duty Trucks
 Light Duty Trucks
 Medium Duty Trucks
 Refrigerator Trucks
 Trailers
 Other
    Total

               Identification of Top Ten Lessees by Industry

                                                    Percentage of
                                                    Aggregate Unit
Primary Industry       Aggregate Unit               Balance of
of Lessee              Balances                     Leases
----------------       --------------               ---------------
 Agricultural
 Tobacco
 Consumer Products
 Chemical
 Pharmaceutical
 Child Care
 Chemical
 Security
 Consumer Products
 Manufacturing

                                Distribution of Floating Rate Leases by Spread Over CP Rate
                                                                                  Percentage of Aggregate
Spread Rate Range              Number of Leases     Aggregate Unit Balances       Unit Balance of Lease
-----------------              ----------------     -----------------------       ------------------------
 .000% to .099%
 .100% to .199%
 .200% to .299%
 .300% to .399%
 .400% to .499%
 .500% to .599%
 .600% to .699%
 .700% to .799%
 1.000% to 1.099%
 1.200% to 1.299%
 1.500% to 1.599%
 1.700% to 1.799%
 2.000% to 2.099%
 2.500% to 2.599%
 Not Provided
   Total

                                  Distribution of Fixed Rate Leases by Interest Rate
                                                                                  Percentage of Aggregate
Interest Rate Range        Number of Leases         Aggregate Unit Balances       Unit Balance of Leases
-------------------        ----------------         -----------------------       ------------------------
 Up to 4.25%
 4.26% to 4.50%
 4.51% to 4.75%
 4.76% to 5.00%
 5.01% to 5.25%
 5.26% to 5.50%
 5.51% to 5.75%
 5.76% to 6.00%
 6.01% to 6.25%
 6.26% to 6.50%
 6.51% to 6.75%
 6.76% to 7.00%
 7.01% to 7.25%
 7.26% to 7.50%
 7.51% to 7.75%
 7.76% to 8.00%
 8.01% to 8.25%
 8.26% to 8.50%
 8.51% to 8.75%
 8.76% to 9.00%
 9.01% to 9.25%
 9.26% to 9.50%
 9.51% to 9.75%
 9.76% to 10.00%
 10.01% to 10.25%
 10.26% to 10.50%
 10.51% to 10.75%
 10.76% to 11.00%
 11.01% to 11.25%
 11.26% to 11.50%
 11.51% to 11.75%
 11.76% to 12.00%
 12.01% to 12.25%
 12.26% to 12.50%
 12.51% to 12.75%
 12.76% to 13.00%
 13.01% to 13.25%
 13.26% to 13.50%
 13.51% to 13.75%
 13.76% to 14.00%
 14.01% and Greater
   Total

                         Maturity Assumptions

     The Indenture provides that the holders of the series 2001-1 notes will not receive payments of principal until after the commencement of the amortization period for the series 2001-1 notes.

Amortization Period

     Beginning on the second payment date following the beginning of the amortization period for the series 2001-1 notes, the indenture trustee will deposit into the distribution account for the series 2001-1 notes for distribution to the holders of the series 2001-1 notes the lesser of the Principal Payment Amount for that payment date and the outstanding principal amount of the series 2001-1 notes. On that payment date and each payment date after that payment date, the indenture trustee will pay the amount deposited in the distribution account for the series 2001-1 notes for the payment of principal to the holders of the class A-1 notes until the class A-1 notes are paid in full and then to the holders of the class A-2 notes until the class A-2 notes are paid in full. On any payment date falling after the occurrence of an amortization event, the indenture trustee will pay the amount deposited in the distribution account for the series 2001-1 notes for the payment of principal to the holders of the series 2001-1 notes on a pro rata basis until the series 2001-1 notes have been paid in full.

     The amortization period for the series 2001-1 notes will begin on the earlier of

     - the close of business on the business day before the day on which an amortization event is deemed to have occurred and

     - the close of business on the Period End Date in ______ 200_ and will end when the series 2001-1 notes are paid in full, all dividends and other amounts owing in respect of the preferred membership interests relating to the series 2001-1 notes have been paid in full and the preferred membership interests relating to the series 2001-1 notes have been redeemed in full. For information about the amortization events, see "Description of the Series 2001-1 Notes--Payment of Principal-- Amortization Events".

Principal Payment Amount

     The Principal Payment Amount on any payment date will equal the product of

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period multiplied by

     -    the sum of

          - for each lease allocated to the Lease SUBI an amount equal to the sum of

           - the decline in the Lease Balance of that lease from the last day of the second Monthly Period before that payment date to the last day of the Monthly Period before that payment date plus

            - if that lease is a closed-end lease, the Net Book Value of the vehicle subject to that lease if that vehicle was sold or otherwise disposed of after termination or expiration of the lease during the Monthly Period before that payment date plus

     - the aggregate cost of all vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI that were sold or otherwise disposed of after rejection by that lessee during the Monthly Period before that payment date.

The Lease Balance of any lease that is considered to be a charged-off lease by the servicer will be zero. A lease will be considered to be a charged-off lease when it is or should have been charged-off by the servicer in accordance with Vehicle Management Services' credit and collection policies or when any scheduled lease rental payment is 270 or more days past due.

     The Principal Payment Amount for each payment date will vary with the rates at which the lessees elect to depreciate the vehicles under the leases allocated to the Lease SUBI and the rate at which the lessees elect to terminate those leases and the related vehicles are sold. For information about the depreciation rates available to the lessees under the leases, see "Vehicle Management Services--Lease Products and Services". These depreciation rates and the rate at which the lessees elect to terminate the leases will vary according to a number of factors, including general economic conditions and specific economic and financial factors affecting the lessees, industries and geographic regions. As a result, we cannot assure you of the rate at which you can expect to receive payments of principal on your notes during the amortization period for the series 2001-1 notes. If an amortization event occurs, the average life of your notes could be significantly reduced. For more information about the risk to you of prepayment, see "Risk Factors--You May Receive Principal Payments Earlier or Later than Anticipated".

     Other events may cause an accelerated payment of principal on the series 2001-1 notes. We may pay principal on the series 2001-1 notes faster if Vehicle Management Services or Raven Funding is obligated to purchase any of the leases and vehicles allocated to the Lease SUBI as a result of a breach of representation or warranty. We may prepay the series 2001-1 notes on any payment date after ___, 200_. For information about when Vehicle Management Services or Raven Funding is obligated to purchase leases and vehicles, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement" and "Security for the Series 2001-1 Notes--Transfer Agreement".

     If we pay the principal of the 2000-1 notes faster than expected for any of the reasons that we have discussed, you will bear the entire reinvestment risk. The timing of payments on the leases allocated to the Lease SUBI may also significantly affect the actual yield to maturity on your notes. The yield on series 2001-1 notes purchased at a price other than par will vary from the anticipated yield if the rate of payment on the leases differs from the rate anticipated when the series 2001-1 notes were purchased.

          The following factors will affect the expected yield on your series 2001-1 notes:

     -    the purchase price paid for your series 2001-1 notes,

     - the rate of payments on the leases allocated to the Lease SUBI which will vary with the rates at which the lessees elect to depreciate the vehicles under the leases and the rate at which the lessees elect to terminate the leases and the related vehicles are sold and

     -    the assumed reinvestment rate.

Prepayment Models

     The following information is given solely to illustrate the effect of different prepayment rates on the weighted average life of the series 2001-1 notes under the assumptions that we state and is not intended to be a prediction of the prepayment rates of the leases allocated to the Lease SUBI during the life of the series 2001-1 notes.

     We prepared this information using the Absolute Prepayment Model, a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay each month.

     Our base payment rate assumption assumes that, based on the additional assumptions in the next paragraph, the original Lease Balance of a lease allocated to the Lease SUBI and the original Lease Balance of any additional lease allocated to the Lease SUBI will prepay as follows:

     -    0.10% ABS for the first six months of the life of that lease,

     - 0.25% ABS for the seventh through twelfth month of the life of that lease,

     - 0.75% ABS for the thirteenth through eighteenth month of the life of that lease,

     - 1.60% ABS for the nineteenth through twenty-fourth month of the life of that lease and

     - 2.00% ABS following the twenty-fourth month of the life of that lease until the original outstanding Lease Balance of that lease has been paid in full.

     Neither an ABS rate nor our base payment rate assumption purports to be a historical description of prepayment experience or a prediction of the anticipated prepayment rate. We cannot assure you that the leases allocated to the Lease SUBI will prepay at the levels of our base payment rate assumption or at any other rate.

          We prepared the tables set forth below based on additional assumptions, including that

     - all collections on the leases allocated to the Lease SUBI, including monthly lease payments and proceeds of vehicle sales, are received timely, and none of those leases are ever delinquent or in default,

     - Vehicle Management Services and Raven Funding do not purchase any of the leases or vehicles allocated to the Lease SUBI,

     - none of the leases allocated to the Lease SUBI are considered to be charged-off leases,

     - the sale proceeds of the vehicles subject to the closed-end leases allocated to the Lease SUBI are at least equal to the stated residual values of those vehicles,

     - there are no vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI,

     - we do not exercise our option to prepay the series 2001-1 notes,

     - we make all payments of principal and interest on the series 2001-1 notes on the required dates and all payments of dividends on the preferred membership interests relating to the series 2001-1 notes when due,

     - the aggregate amount of payments of finance charges on the leases allocated to the Lease SUBI and collections of the fleet management receivables allocated to the series 2001-1 notes will be sufficient to pay

     -    interest on the series 2001-1 notes,

     - dividends accumulated on the preferred membership interests relating to the series 2001-1 notes and

     - the portion of the fees payable to the servicer and the administrator out of the Collections allocated to the series 2001-1 notes,

     -    all lease prepayments are prepayments in full,

     - the amortization period of the series 2001-1 notes begins at the close of business on the Period End Date in ______ 200_,

     - depreciation payments on the leases allocated to the Lease SUBI as of ________, 2001 are made in accordance with the rates at which the vehicles are then being depreciated under those leases,

     -    the closing date is _________, 2001,

     - the Adjusted Aggregate Unit Balance as of _________, 2001 is $______________ and remains constant for the life of the series 2001-1 notes and the weighted average age of the leases allocated to the Lease SUBI is 18 months,

     - all Collections reinvested in additional leases and vehicles after _________, 2001 are reinvested, on a payment date that is the 7th day of the calendar month, in open-end leases

     - under which the vehicles are being depreciated evenly over 57 months,

     -    that are assumed to have a current age of 0 months and

     - that otherwise have terms that are substantially similar to those of the open-end leases that are allocated to the Lease SUBI as of ________, 2001,

     - there is one other series of notes outstanding with a required asset amount as of ____________, 2001 of $____________ and the required asset amount of that series will on all succeeding payment dates equal the current Adjusted Aggregate Unit
          Balance less the Required Asset Amount,

     - the amounts on deposit in the reserve account for the series 2001-1 notes and the reserve account for the other series of notes will equal the amounts required to be on deposit in those accounts on each payment date,

     - the Required Asset Amount is reduced on any payment date by the principal amounts allocated to the series 2001-1 notes and

     - for purposes of calculating the Required Overcollateralization Amount and the comparable amount for the other series of notes, the principal collection subaccount for the series 2001-1 notes and the comparable subaccount of the collection account for the other series of notes are assumed to have balances of $0.

     We cannot predict the actual depreciation rates on the leases allocated to the Lease SUBI after ________, 2001, the actual prepayment rate or the actual levels of residual value losses or other losses and delinquencies on the leases allocated to the Lease SUBI. Because we prepared the tables based on the assumptions that we listed above, there will be discrepancies between the actual characteristics of the leases allocated to the Lease SUBI after _______, 2001 and the assumed characteristics of these additional leases, as well as other discrepancies between our assumptions and the actual performance of the leases allocated to the Lease SUBI. Any discrepancy may increase or decrease the percentage of the outstanding principal amounts of class A-1 notes and class A-2 notes and the weighted average lives of the class A-1 notes and the class A-2 notes set forth in the tables. In addition, because the leases allocated to the Lease SUBI may have characteristics that differ from our assumptions, we may make principal payments on the series 2001-1 notes earlier or later than set forth in the tables. We urge you to make your investment decision on a basis that includes your own determination as to anticipated prepayment rates under a variety of the assumptions we discuss.

     The following tables set forth the percentages of the outstanding principal amounts of the class A-1 notes and the class A-2 notes that would be outstanding after each of the dates shown, based on rates equal to 0%, 50%, 100%, 150% and 200% of our base payment rate assumption. "0%
 Prepayment Assumption" assumes no prepayments on a lease allocated to the Lease SUBI, "50% Prepayment Assumption" assumes that a lease allocated to the Lease SUBI will prepay at 50% of the base payment rate assumption, and so forth.

     Percentage of Outstanding Principal Amount of Class A-1 Notes Remaining and Weighted Average Life of Class A-1 Notes


Payment Date                                                        Prepayment Assumption
------------                              -----------------------------------------------------------------------
                                           0%             50%             100%             150%             200%
                                          ---             ---             ----             ----            ------


Weighted Average Life (Years)<F1>

<F1> The weighted average life of the class A-1 notes is determined by multiplying the amount of each principal payment by the number of years from the closing date to the related payment date, adding the results, and dividing the sum by the initial principal amount of the class A-1 notes.

            Percentage of Outstanding Principal Amount of the Class A-2 Notes
                   Remaining and Weighted Average Life of Class A-2 Notes

Payment Date                                            Prepayment Assumptions
------------                       ----------------------------------------------------------------
                                    0%            50%          100%          150%          200%
                                   ----------------------------------------------------------------



























Weighted Average Life (Years)<F1>

<F1> The weighted average life of the class A-2 notes is determined by multiplying the amount of each principal payment by the number of years from the closing date to the related payment date, adding the results and dividing the sum by the initial principal amount of the class A-2 notes.

                    Description of the Series 2001-1 Notes

General

     We will issue the series 2001-1 under the Base Indenture and the indenture supplement relating to the series 2001-1 notes. Following is a summary of the provisions of the series 2001-1 notes. This summary describes the material provisions of the series 2001-1 notes. This summary is qualified in its entirety by reference to the provisions of the Indenture.

     We have previously issued three series of notes, two of which are still outstanding. We may issue additional series of notes under the Base Indenture, as supplemented by an indenture supplement, as described under the caption "The Indenture--Issuance of Additional Series". Each series of notes is and will be secured by

     -    the Lease SUBI Certificate,

     -    the Fleet Receivable SUBI Certificate and

     -    our other assets and

will represent the right to receive all Collections allocated to that series in accordance with the Base Indenture, as supplemented by the applicable indenture supplement.

     The series 2001-1 notes will be

     -    represented by notes registered in the name of a DTC nominee,

     - available for purchase in minimum denominations and integral multiples of $1,000 and

     -    available for purchase in book-entry form only.

Form of Your Notes

     Following is a description of the form your series 2001-1 notes
will take.   We also describe how your notes will be transferred and how payments will be made to you.

     The information is this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

     DTC has informed us that its nominee will be Cede & Co.
Accordingly, we expect Cede & Co. to be the holder of record of the series 2001-1 notes. This means that you, as an owner of the series 2001-1 notes, will generally not be entitled to receive a definitive note representing your interest in the series 2001-1 notes: you will hold your series 2001-1 notes through a book-entry record maintained by DTC. References in this prospectus to distributions, reports and notices to the holders of series 2001-1 notes will be made to DTC or Cede & Co., as registered holder of the series 2001-1 notes in accordance with DTC's procedures. References in this prospectus to actions by the holders of the series 2001-1 notes refer to actions taken by DTC upon instructions from its participants for distribution to you in accordance with DTC's procedures.

     You may hold the series 2001-1 notes in book-entries through DTC, in the United States, or Clearstream Banking, societe anonyme, or the Euroclear system, in Europe. You may hold your series 2001-1 notes directly with one of these systems if you are a participant in the system or indirectly through an organization which is a participant. The series 2001-1 notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades of the series 2001-1 notes will settle in same-day funds.

DTC

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in the accounts of its participants, eliminating the need for physical movement of certificates. DTC's participants include

     -    securities brokers and dealers,

     -    banks,

     -    trust companies,

     -    clearing corporations and

     -    other organizations.

Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with one of DTC's participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking

     Clearstream Banking was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Clearstream Banking, to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by the parent of Deutsche Borse Clearing. Following the merger, the companies in the group were renamed "Clearstream", New Cedel International was renamed Clearstream International, societe anonyme, and Cedelbank was renamed Clearstream Banking, societe anonyme.

     Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking deals with domestic securities markets in several countries. As a professional depository, Clearstream Banking is subject to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Banking customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the series 2001-1 notes. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

Euroclear

     The Euroclear system was created in 1968 to hold securities for participants in the Euroclear system and to clear and settle transactions between participants in the Euroclear system through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The operator of the Euroclear system conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear system on behalf of the participants in the Euroclear system. Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the series 2001-1 notes. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a participant in the Euroclear system, either directly or indirectly.

     The operator of the Euroclear system is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission regulate and examine it.

     Securities clearance accounts and cash accounts with the operator of the Euroclear system are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The operator of the Euroclear system acts under these terms and conditions only on behalf of participants in the Euroclear system and has no record of or relationship with persons holding through these participants.

Book-Entry Registration

     Cede & Co., as DTC's nominee, will be the holder of record of the global notes representing the series 2001-1 notes. Clearstream Banking and Euroclear will hold omnibus positions on behalf of Clearstream Banking customers and participants in the Euroclear system, respectively, through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositories. These depositories will hold these positions in customers' securities accounts in the depositories' names on DTC's books.

     Secondary market trading between participating organizations in DTC will occur in accordance with DTC rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between Clearstream Banking customers and participants in the Euroclear system will occur in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement. Secondary cross-market transfers between persons holding securities directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Banking customers or participants in the Euroclear system, on the other, will be effected in DTC on a delivery-against-payment basis in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and participants in the Euroclear system may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities in Clearstream Banking or the Euroclear system as a result of a transaction with a participating organization in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Banking customer or participant in the Euroclear system on that business day. Cash received in Clearstream Banking or the Euroclear system as a result of sales of securities by or through a Clearstream Banking customer or a participant in the Euroclear system to a participating organization in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Your purchase of a beneficial interest in the series 2001-1 notes under the DTC system must be made by or through a DTC participant, which will receive a credit for the series 2001-1 notes on DTC's records. Your ownership interest is in turn recorded on the records of the DTC direct participant or an indirect participant in DTC. You will not receive written confirmation from DTC of your purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC direct or indirect participant through which you entered into the transaction. Transfers of ownership interests in the series 2001-1 notes are accomplished by entries made on the books of DTC direct and indirect participants acting on behalf of you and other holders of series 2001-1 notes. You will not receive definitive certificates representing your ownership interest in the series 2001-1 notes, except in the event that use of the book-entry system for the series 2001-1 notes is discontinued.

     To facilitate subsequent transfers, all series 2001-1 notes deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of the series 2001-1 notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the series 2001-1 notes. DTC's records reflect only the identity of DTC participants to whose accounts such series 2001-1 notes are credited, which may or may not be the owners of the series 2001-1 notes. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to its participants, by DTC participants to indirect DTC participants, and by DTC participants and indirect DTC participants to owners of series 2001-1 notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

     Neither DTC nor Cede & Co. will consent or vote with respect to the series 2001-1 notes. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the series 2001-1 notes are credited on the record date, identified in a listing attached to that proxy.

     Principal and interest payments on the series 2001-1 notes will be made to DTC. DTC's practice is to credit its participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to the owners of the series 2001-1 notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect. Disbursement of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of these payments to the DTC participants will be the responsibility of DTC, and disbursement of these payments to the owners of the series 2001-1 notes will be the responsibility of the DTC direct and indirect participants.

     Distributions on the series 2001-1 notes held through Clearstream Banking or the Euroclear system will be credited to the cash accounts of the Clearstream Banking customers or the participants in the Euroclear system in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream Banking or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a holder of the series 2001-1 notes under the Transaction Documents on behalf of a Clearstream Banking customer or a participant in the Euroclear system only in accordance with its relevant rules and procedures and subject to its depository's ability to effect such actions on its behalf through DTC.

     DTC may discontinue providing its services as securities depository for the series 2001-1 notes at any time by giving reasonable notice to the indenture trustee. If this occurs and a successor securities depository is not obtained, you will receive definitive certificates representing your series 2001-1 notes. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. If we so decide, you will receive definitive certificates representing your series 2001-1 notes.

     Although DTC, Clearstream Banking and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of securities among DTC participants, Clearstream Banking customers and participants in the Euroclear system, they are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

Definitive Notes

     You will receive definitive certificates representing your series 2001-1 notes only if

     - we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the series 2001-1 notes, and we are unable to locate a qualified successor,

     - we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC, or

     - after the occurrence of an event of default with respect to the series 2001-1 notes under the Indenture, owners of series 2001-1 notes representing a Majority in Interest of each class of the series 2001-1 notes advise the indenture trustee and DTC through the DTC participants in writing that the continuation of a book-entry system through DTC is no longer in the best interest of the owners of the series 2001-1 notes.

     If one of the events described above occurs, DTC will be required to notify all of its participants of the availability through DTC of definitive certificates representing the series 2001-1 notes. When DTC surrenders the global notes evidencing the series 2001-1 notes and the indenture trustee receives instructions for registration of the definitive certificates, we will issue the definitive certificates representing the series 2001-1 notes. After definitive certificates representing the series 2001-1 notes are issued, the indenture trustee will recognize the registered holders of the definitive certificates as the holders of the series 2001-1 notes under the Indenture.

     The indenture trustee will distribute interest and principal payments on the series 2001-1 notes issued in definitive form on each payment date directly to the holders in whose names the series 2001-1 notes were registered at the close of business on the related record date. The indenture trustee will make these distributions by wire transfer or by check mailed to the address of the holders of the series 2001-1 notes as they appear on the register maintained by the indenture trustee. In order to receive the final payment of principal of any series 2001-1 notes issued in definitive form, you must surrender your definitive certificates at the offices of the co-paying agent in Luxembourg or at the other offices or agencies specified in the notice of final distribution. For so long as the series 2001-1 notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the indenture trustee will be obligated to appoint and maintain a co-paying agent in Luxembourg or another European City. The indenture trustee will appoint Chase Manhattan Bank Luxembourg S.A. as its co-paying agent in Luxembourg. The indenture trustee will provide notice of the final payment of principal of the series 2001-1 notes to the registered holders of the series 2001-1 notes mailed not later than the fifth day of the month of that final payment.

     You may transfer or exchange the definitive certificates representing your series 2001-1 notes at the offices of the transfer agent and registrar, which initially will be the indenture trustee, or at the offices of the co-transfer agent and co-registrar in Luxembourg. For so long as the series 2001-1 notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the indenture trustee will be obligated to appoint and maintain a co-transfer agent and co-registrar in Luxembourg or another European city. The indenture trustee will appoint Chase Manhattan Bank Luxembourg S.A. as its co-transfer agent and co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive certificates representing the series 2001-1 notes after the record date before the due date for the final payment of principal of the series 2001-1 notes.

     If you surrender a mutilated note to the transfer agent and registrar or you deliver to the transfer agent and registrar evidence to its satisfaction of the destruction, loss or theft of any series 2001-1 note, and you deliver to the transfer agent and registrar and the indenture trustee such security or indemnity as may be reasonably required by them to hold each of them harmless, then, in the absence of notice to us that your series 2001-1 note has been acquired by a protected purchaser, we will execute, the indenture trustee will authenticate and the transfer agent and registrar will deliver, in exchange for or in lieu of your mutilated, destroyed, lost or stolen series 2001-1 note, a replacement series 2001-1 note of like tenor, including the same date of issuance, and principal amount, bearing a number not contemporaneously outstanding. If you deliver evidence of the destruction, loss or theft of a series 2001-1 note within seven days of when that note is due and payable, instead of issuing a replacement series 2001-1 note, we may pay you when that note is due or payable. Upon the issuance of any replacement series 2001-1 note, we may require the payment by you of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to that note and any other expenses, including the related fees and expenses of the indenture trustee and the transfer agent and registrar.

Initial Settlement

     Custody accounts of investors electing to hold their interests in the series 2001-1 notes through DTC will be credited with their holdings against payment in same-day funds on the closing date.

     Investors electing to hold their interests in the series 2001-1 notes through accounts with Clearstream Banking or Euroclear will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Securities will be credited to the securities custody accounts on the closing date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between investors holding series 2001-1 notes through DTC participants will be settled in same-day funds in accordance with the rules and procedures that apply to U.S. corporate debt obligations.

     Trading between Clearstream Banking and/or Euroclear Participants. Secondary market trading between investors holding series 2001-1 notes through Clearstream Banking customers or participants in the Euroclear system will be settled in the ordinary way using the procedures applicable to conventional eurobonds in same-day funds, seven calendar day settlement.

     Trading between DTC Seller and Clearstream Banking or Euroclear Purchaser. When interests in the series 2001-1 notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking customer or the account of a participant in the Euroclear system, the purchaser will send instructions to Clearstream Banking or the Euroclear system through a Clearstream Banking customer or a participant in the Euroclear system at least one business day prior to settlement. Clearstream Banking or Euroclear will instruct the respective depository, as appropriate, to receive the series 2001-1 notes against payment. Payment will include interest accrued on the series 2001-1 notes from and including the last payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective depository to the DTC participant's account against delivery of the series 2001-1 notes. After settlement has been completed, the series 2001-1 notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking customer's or Euroclear participant's account. The credit for the series 2001-1 notes will appear the next day, in European time, and the cash debit will be back-valued to, and the interest on the series 2001-1 notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Banking customers and participants in the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or the Euroclear system. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global notes are credited to their accounts one day later.

     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or participants in the Euroclear system may elect not to pre-position funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream Banking customers or participants in Euroclear purchasing series 2001-1 notes would incur overdraft charges for one day, assuming they cleared the overdraft when the series 2001-1 notes were credited to their accounts. However, interest on the series 2001-1 notes would accrue from the value date. Therefore, in many cases the investment income on the series 2001-1 notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, DTC participants may employ their usual procedures for sending series 2001-1 notes to the respective depository for the benefit of Clearstream Banking customers or participants in the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream Banking or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking customers and participants in the Euroclear system may employ their customary procedures for transactions in which series 2001-1 notes are to be transferred by the respective clearing system through the respective depository to a DTC participant. The seller will send instructions to Clearstream Banking or Euroclear through the respective depository to a DTC participant. The seller will send instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or a participant in the Euroclear system at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct the respective depository, as appropriate, to deliver the series 2001-1 notes to the DTC participant's account against payment. Payment will include interest accrued on the series 2001-1 notes from and including the last payment date to and excluding the settlement date on the basis of the actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Clearstream Banking customer or participant in the Euroclear system the following day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Banking customer or participant in the Euroclear system have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not complete on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Banking or the Euroclear system and that purchase series 2001-1 notes from DTC participants for delivery to Clearstream Banking customers or participants in the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream Banking or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts in accordance with the clearing system's customary procedures,

     - borrowing the series 2001-1 notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give sufficient time to have the series 2001-1 notes be reflected in their Clearstream Banking or Euroclear account in order to settle the sale side of the trade or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Banking customer or participant in the Euroclear system.

Payment of Interest

     We will pay interest on the series 2001-1 notes for each interest period on each payment date to the holders in whose names the series 2001-1 notes are registered as of the last business day of the calendar month before that payment date. The payment date will be the 7th day of each month or, if that day is not a business day, on the next business day, commencing on ___________, 2001.

     The class A-1 notes will bear interest at a floating rate calculated with reference to one-month LIBOR plus 0__% per annum. The class A-2 notes will bear interest at a floating rate calculated with reference to one-month LIBOR plus 0.__% per annum. The interest rates applicable to the series 2001-1 notes will remain in effect during each interest period. Each interest period will be the period from and including a payment date to but excluding the following payment date. We will compute the interest payable on the principal amount of each class of the series 2001-1 notes on the basis of the actual number of days during each interest period and a 360-day year. We will pay interest at the applicable interest rate on any interest that is not paid when due.

     The Chase Manhattan Bank, as calculation agent, will determine the interest rate applicable to each class of the series 2001-1 notes for each interest period on the interest determination date which is the second London Business Day prior to the first day of that interest period. The initial rates on the series 2001-1 notes will be set on ________, 2001, two London Business Days prior to the closing date.

     The calculation agent will determine one-month LIBOR according to the following provisions:

     - One-month LIBOR for each interest period will be the rate for U.S. dollar deposits having a maturity equal to one month that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the second London Business Day prior to the first day of that interest period.

     - If one-month LIBOR does not appear on Telerate Page 3750 or Telerate Page 3750 is unavailable, the calculation agent will select four major banks in the London interbank market and obtain from them the rates at which deposits in U.S. dollars are being offered by those banks at approximately 11:00 a.m., London time, on the second London Business Day prior to the first day of that interest period to prime banks in the London interbank market for a period of one month commencing on the first day of that interest period.

     - If at least two of these banks provide a quotation, the calculation agent will compute one-month LIBOR as the arithmetic mean, rounded to the nearest one-hundred-thousandth of one percent, of these quotations.

     - If fewer than two of these banks provide a quotation, the calculation agent will request from three major banks in New York City at approximately 10:00 a.m., New York City time, on the second London Business Day prior to the first day of that interest period quotations for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of that interest period. The calculation agent will compute one-month LIBOR as the arithmetic mean, rounded to the nearest one-hundred-thousandth of one percent, of the quotations provided.

     - If none of these banks provide a quotation, one-month LIBOR for the next interest period will be one-month LIBOR for the current interest period.

     So long as the series 2001-1 notes are listed on the Luxembourg Stock Exchange, the indenture trustee or the calculation agent will communicate the following information to that exchange no later than the first day of each interest period:

     -    the number of days in that interest period,

     - the interest rate applicable to each class of series 2001-1 notes for that interest period,

     -    the payment date for that interest period and

     - the amount of interest payable on each class of series 2001-1 notes on that payment date.

The indenture trustee or the calculation agent will publish that information in the Luxemburger Wort or any other daily newspaper of general circulation in Luxembourg as soon as possible after that day.

     If on any payment date the amount of funds available to us for making interest payments on the series 2001-1 notes is less than the amount of interest payable on the series 2001-1 notes, we will pay to the holders of each class of the series 2001-1 notes their ratable share, based upon the aggregate amount of interest due to that class of series 2001-1 notes, of the aggregate amount available to be distributed in respect of interest on the series 2001-1 notes.

     So long as the series 2001-1 notes are listed on the Luxembourg Stock Exchange, the indenture trustee or the calculation agent will notify the Luxembourg Stock Exchange if the amount of interest to be paid on the series 2001-1 notes on any payment date is less than the amount payable on that payment date, the amount of the deficit and the amount of interest that will accrue on the unpaid interest during the next interest period no later than the business day prior to that payment date.

Payment of Principal

     Revolving Period. We will make no payments of principal of the series 2001-1 notes during a revolving period. The revolving period will begin on the closing date and will end when the amortization period for the series 2001-1 notes begins. During the revolving period, all Collections deposited in the principal collection subaccount for the series 2001-1 notes will be available to us either to pay the principal amount of other series of notes that are then required to be paid or, at our option, to pay the principal amount of other series of notes that may be paid under the Indenture or to pay for additional leases and vehicles allocated to the Lease SUBI under the Transfer Agreement.

     Amortization Period. We will make payments of principal of the series 2001-1 notes beginning on the second payment date following the beginning of the amortization period for the series 2001-1 notes. On that payment date and each payment date after that payment date, the indenture trustee will deposit into the distribution account for the series 2001-1 notes for distribution to the holders of series 2001-1 notes, the lesser of the Principal Payment Amount for that payment date and the outstanding principal amount of the series 2001-1 notes and will pay the amount deposited to the holders of the class A-1 notes until the class A-1 notes are paid in full and then to the holders of the class A-2 notes until the class A-2 notes are paid in full. On any payment date falling after the occurrence of an amortization event, the indenture trustee will pay the amount deposited in the distribution account for the series 2001-1 notes for the payment of principal to the holders of the series 2001-1 notes on a pro rata basis until the series 2001-1 notes have been paid in full.

         The amortization period will begin on the earlier of

     - the close of business on the business day preceding the day an amortization event occurs and

     - the close of business on the Period End Date in ________ 20__ and will end on the date on which the series 2001-1 notes are paid in full, all dividends and other amounts owing in respect of the preferred membership interests relating to the series 2001-1 notes have been paid in full and the preferred membership interests relating to the series 2001-1 note have been redeemed in full.

     We will pay the principal amount of the class A-1 notes in full on or prior to the payment date in ______, 200_, the final maturity date of the class A-1 notes. We will pay the principal amount of the class A-2 notes in full on or prior to the payment date in _______, 200_, the final maturity date of the class A-2 notes. If the amounts that we have available to pay principal on the series 2001-1 notes on the final maturity date for the class A-1 notes or for the class A-2 notes are insufficient to pay the class A-1 notes or the class A-2 notes in full, the indenture trustee will withdraw whatever is on deposit in the reserve account for the series 2001-1 notes to cover this deficiency. If there is a deficiency on the final maturity date for the class A-2 notes and the amount on deposit in the reserve account for the series 2001-1 notes is not enough to pay the class A-2 notes in full, the indenture trustee will withdraw whatever is on deposit in the yield reserve account for the series 2001-1 notes to cover the remaining deficiency.

     Amortization Events. The following events will be automatic amortization events:

     - the reserve account for the series 2001-1 notes becomes subject to an injunction, estoppel or other stay or a lien, other than certain permitted liens,

     - the yield supplement account for the series 2001-1 becomes subject to an injunction, estoppel or other stay or a lien, other than certain permitted liens,

     - the amount on deposit in the reserve account for the series 2001-1 notes is less than the required reserve account amount for two or more business days,

     - the Required Amount is more than the Series 2001-1 Allocated Adjusted Aggregate Unit Balance for two or more business days,

     - the amount on deposit in the yield supplement account for the series 2001-1 notes is less than the required yield supplement account amount for two or more business days,

     - the Three Month Average Charge-Off Ratio for any payment date exceeds ___%,

     - the Three Month Average Residual Value Loss Ratio for any payment date exceeds _____%,

     - the Three Month Average Paid-In Advance Loss Ratio for any payment date exceeds ___%,

     - the Three Month Average Delinquency Ratio for any payment date exceeds ___%,

     - we fail to declare and pay dividends on the preferred membership interests relating to the series 2001-1 notes on any payment date in accordance with their terms,

     -    a Servicer Termination Event occurs,

     -    a Transfer Termination Event or Receivables Purchase
          Termination Event occurs,

     - an event of default with respect to the series 2001-1 notes occurs under the Indenture,

     - there is at least $10,000,000 on deposit in the principal collection subaccount for the series 2001-1 notes on two consecutive payment dates during the revolving period for the series 2001-1 notes,

     -    any of Raven Funding, the origination trust, Avis Group
          Holdings or Vehicle Management Services suffers certain specified bankruptcy or insolvency events, or

     - all principal and interest of the class A-1 notes are not paid in full on the final maturity date of the class A-1 notes or all principal and interest of the class A-2 notes are not paid in full on the final maturity date of the class A-2 notes.

     The following events will be amortization events only if after any applicable grace period either the indenture trustee or the holders of series 2001-1 notes holding a Majority in Interest declare that an amortization event has occurred:

     - we fail to make a payment or deposit when required to under the Indenture or within the applicable grace period which does not exceed two business days,

     - we fail to observe or perform in any material respect any of our covenants or agreements set forth in the Indenture and that failure continues unremedied for 45 days after written notice of that failure to us by the indenture trustee or written notice of that failure to us and the indenture trustee by the holders of series 2001-1 notes holding more than 50% of the aggregate principal amount of the series 2001-1 notes,

     - we make a representation or warranty in the Indenture or in any information that we are required to deliver to the indenture trustee that was incorrect in any material respect when made or when delivered and that continues to be incorrect in any material respect for 45 days after written notice of that breach to us by the indenture trustee or written notice of that breach to us and the indenture trustee by the holders of series 2001-1 notes holding more than 50% of the aggregate principal amount of the series 2001-1 notes,

     - the indenture trustee no longer has a valid and perfected first priority security interest in the collateral securing the notes or we or Vehicle Management Services or an affiliate of Vehicle Management Services makes that assertion,

     - there is filed against Avis Group Holdings, Vehicle Management Services, the origination trust, Raven Funding or us

          -    a notice of federal tax lien from the IRS,

          - a notice of lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the tax code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or

         - a notice of any other lien that could reasonably be expected to have a material adverse effect on our business, operations or financial condition or the business, operations or financial condition of Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding and after 40 days that notice has not been withdrawn or that lien has not been released or discharged,

     - one or more judgments or decrees are entered against us involving in the aggregate a liability, not paid or fully covered by insurance, of $100,000 or more and those judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 30 days from their entry or

     - any of the Transaction Documents ceases for any reason to be in full force and effect other than in accordance with its terms.

Bank Accounts

     The indenture trustee has established and is required to maintain the following bank accounts, each of which is required to be an Eligible Deposit Account:

     - a collection account for the purpose of holding Collections and

     - a "gain on sale" account for the purpose of holding gains upon sale or other disposition of vehicles subject to the closed-end leases allocated to the Lease SUBI.

     For administrative purposes, the indenture trustee will create a collection subaccount for the series 2001-1 notes and the following three administrative subaccounts in the collection subaccount for the series 2001-1 notes:

     -    the general collection subaccount,

     -    the principal collection subaccount and

     -    the settlement collection subaccount.

The indenture trustee has established and will establish additional administrative subaccounts out of the collection account for other series of notes.

     On or before the closing date, the indenture trustee will also establish the following bank accounts for the series 2001-1 notes, each of which is required to be an Eligible Deposit Account:

     -    the reserve account,

     -    the yield supplement account and

     -    the distribution account.

The reserve account, the yield supplement account and the distribution account for the series 2001-1 notes and all funds and investments of funds on deposit in those accounts will be part of the collateral that secures the series 2001-1 notes and not the other series of notes.

     Investments. The indenture trustee will invest funds on deposit in our bank accounts in Permitted Investments at our direction.

     Investments in the following bank accounts or subaccounts of the collection account are required to mature or be payable or redeemable on demand on or prior to the business day before the next payment date:

     -    the gain on sale account,

     -    the reserve account for the series 2001-1 notes,

     -    the yield supplement account for the series 2001-1 notes,

     - the general collection subaccount for the series 2001-1 notes and

     - during the amortization period for the series 2001-1 notes, the principal collection subaccount.

During the revolving period for the series 2001-1 notes, investments in the principal collection subaccount for the series 2001-1 notes are required to mature or be payable or redeemable on demand on or before the next business day.

     Any earnings on investments in the collection subaccounts for the series 2001-1 notes will be deposited into the settlement collection subaccount for the series 2001-1 notes on each payment date. Any earnings on investments in

     -    the gain on sale account,

     -    the reserve account for the series 2001-1 notes and

     -    the yield supplement account for the series 2001-1 notes

will remain on deposit in those accounts.

     Our bank accounts will be under the sole dominion and control of the indenture trustee for the benefit of the holders of notes and the funds and investments on deposit in our accounts will be part of the collateral securing the notes. The indenture trustee will not be responsible for the selection of the Permitted Investments.

     Gain on Sale Account. On each payment date, the indenture trustee will withdraw from the settlement collection subaccount for the series 2001-1 notes and deposit in the gain on sale account an amount equal to the product of

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period multiplied by

     -    the Monthly Residual Value Gain for that Monthly Period.

The Monthly Residual Value Gain for any Monthly Period is generally the amount by which all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of closed-end leases allocated to the Lease SUBI including sales proceeds of the related vehicles, insurance proceeds and amounts billed the related lessees in connection with the termination of those leases exceeded the aggregate Net Book Values of the vehicles subject to closed-end leases that terminated or expired during that Monthly Period.

     Amounts on deposit in the gain on sale account on each payment date will be available to cover losses on sale of the vehicles subject to closed-end leases allocated to the Lease SUBI. On the business day before each payment date, the indenture trustee will withdraw from the gain on sale account an amount equal to the amount by which

     - the aggregate Net Book Values of all vehicles subject to closed-end leases allocated to the Lease SUBI that terminated or expired during the preceding Monthly Period exceeded

     - all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of closed-end leases allocated to the Lease SUBI including sales proceeds of the related vehicles, insurance proceeds and amounts billed the related lessees in connection with the termination of those leases.

The indenture trustee will deposit into the settlement collection subaccount for the series 2001-1 notes the average daily Series 2001-1 Invested Percentage during that Monthly Period of the amount withdrawn from the gain on sale account. The remaining amount of the withdrawal from the gain on sale account will be deposited into subaccounts of the collection account for other series of notes then outstanding.

     On the business day prior to each payment date, the indenture trustee will withdraw from the gain on sale account and pay to us any amounts on deposit in the gain on sale account in excess of 10% of the sum of

     - the aggregate Lease Balance of the Eligible Leases that are closed-end leases allocated to the Lease SUBI as of last day of the Monthly Period before that date plus

     -    the Aggregate Residual Value Amount as of that date.

The amount that is required to remain on deposit in the gain on sale account may increase if we issue a series of notes that requires that more than 10% of the amount described above remain on deposit in the gain on sale account.

Allocations of Collections

     Collection Account. On each business day on which the servicer deposits Collections in the collection account, the administrator will direct the indenture trustee to allocate to the holders of the series 2001-1 notes and deposit into the general collection subaccount for the series 2001-1 notes the Series 2001-1 Invested Percentage on that business day of those Collections.

     Prior to the occurrence of an amortization event or any event that may, with the passage of time or giving of notice, become an amortization event, the administrator may direct the indenture trustee to release from the general collection subaccount for the series 2001-1 notes and pay to us on any business day after a Period End Date and before the next payment date, the amount of Collections deposited in the general collection subaccount for the series 2001-1 notes during the preceding Monthly Period in excess of the amounts required to be distributed on that payment date from the settlement collection subaccount for the series 2001-1 notes other than any of those amounts to be distributed to us. For a description of the amounts required to be distributed from the settlement collection subaccount for the series 2001-1 notes on each payment date, see "--Monthly Distributions".

     Settlement Collection Subaccount. On or before each payment date, the administrator will direct the indenture trustee to allocate to the holders of series 2001-1 notes and deposit in the settlement collection subaccount for the series 2001-1 notes the following amounts:

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of the sum of

          - the amount paid by the servicer to purchase leases and the related vehicles as the result of a breach of its representations and warranties with respect to those leases or vehicles on that payment date plus

          - the amount paid by Raven Funding to repurchase beneficial interests in leases and the related vehicles as the result of a breach of its representations and warranties or covenants with respect to those leases or vehicles on that payment date,

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of the amount that the servicer advances on that payment date in respect of payments on the leases and the fleet management receivables due but not received during that Monthly Period,

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of the amount withdrawn from the gain on sale account,

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of all payments made under the interest rate caps that we are obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI and

     - all payments under the interest rate caps that we will be obligated to obtain under the indenture supplement relating to the series 2001-1 notes in respect of the floating rate leases allocated to the Lease SUBI.

In addition, on each payment date, the administrator will direct the indenture trustee to withdraw from the general collection subaccount and allocate to the settlement collection subaccount for the series 2001-1 notes the aggregate Collections deposited in the general collection subaccount for the series 2001-1 notes during the preceding Monthly Period less any amounts previously released to us as described above under "--Collection Account".

     We refer to the amounts that we described above that are deposited into the settlement collection subaccount for the series 2001-1 notes on or before each payment date plus

     - any investment income from amounts on deposit in the general collection subaccount or the principal collection subaccount for the series 2001-1 notes transferred to the settlement collection subaccount on that payment date less

     - any amounts previously released to us from the principal collection subaccount for the series 2001-1 notes as described above under "--Collection Account" as the total cash available for a payment date.

Monthly Distributions

     On each payment date, the administrator will direct the indenture trustee to make the following distributions from the settlement collection subaccount for the series 2001-1 notes in the following order of priority to the extent of the total cash available for that payment date:

     - to Raven Funding, the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of the amount of collections on the fleet management receivables received during that Monthly Period over $80,000,000,

     - to the gain on sale account, the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of any Monthly Residual Value Gain for that date,

     - to the servicer, the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period of the amount that the servicer is entitled to receive in reimbursement of servicer advances on that payment date,

     - if Vehicle Management Services is not the servicer, to the servicer, the portion of the servicing fee payable to the servicer for the interest period ending on that payment date allocated to the series 2001-1 notes,

     - to the distribution account for the series 2001-1 notes, accrued and unpaid interest on the series 2001-1 notes,

     - if Vehicle Management Services is the servicer, to the servicer, the portion of the servicing fee payable to the servicer for the interest period ending on that payment date allocated to the series 2001-1 notes,

     - to the administrator, the portion of the fee payable to the administrator for the interest period ending on that payment date allocated to the series 2001-1 notes,

     - other than after the maturity of the notes has been accelerated because of an event of default resulting from a payment default on a series of notes, to pay accumulated dividends on that payment date on each series of preferred membership interests relating to the series 2001-1 notes,

     - on any payment date following a Monthly Period in the revolving period for the series 2001-1 notes, to the principal collection subaccount for the series 2001-1 notes the amount by which the Required Amount exceeds the Series 2001-1
          Allocated Adjusted Aggregate Unit Balance on that payment date,

     - on the earlier of the second payment date following the Period End Date in _______ and the first payment date following an amortization event for the series 2001-1 notes, to the distribution account for the series 2001-1 notes, the lesser of the Principal Payment for that payment date and the outstanding principal amount of the series 2001-1 notes,

     - on and after the payment date on which the series 2001-1 notes are paid in full, to redeem the preferred membership interests relating to the series 2001-1 notes, the Principal Payment Amount for that payment date, provided, that, if the maturity of all of the notes has been accelerated because of an event of default resulting from a payment default on a series of notes, the Principal Payment Amount for that payment date will be used to make principal and interest payments on other series of notes,

     - to the reserve account for the series 2001-1 notes, the amount needed to bring the amount on deposit in the reserve account to the required reserve account amount or, on any payment date following a Monthly Period in the amortization period for the series 2001-1 notes, if the Series 2001-1 Allocated Adjusted Aggregate Unit Balance is less than the Required Amount, the greater of the amount needed to bring the amount on deposit in the reserve account to the required reserve account amount and the amount needed to cause the Series 2001-1 Allocated Adjusted Aggregate Unit Balance to equal the Required Amount,

     - to the yield supplement account for the series 2001-1 notes, the amount needed to bring the amount on deposit in the yield supplement account to the required yield supplement account amount and

     - to us, the amount remaining in the settlement collection subaccount for the series 2001-1 notes.

If the administrator determines that the aggregate amount distributable from the settlement collection subaccount for the series 2001-1 notes, excluding the deposits to the reserve account and the yield supplement account, on any payment date will exceed the total cash available for that payment date, the administrator will be obligated to instruct the indenture trustee to withdraw from the reserve account for the series 2001-1 notes and deposit in the settlement collection subaccount for the series 2001-1 notes the least of

     -    the amount of the deficiency,

     -    the product of

          - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period multiplied by

          -    the amount by which

              - the aggregate Lease Balances of all leases allocated to the Lease SUBI that were considered to be charged-off leases during that Monthly Period exceeded

              - the aggregate amount of recoveries on leases that were previously considered to be charged-off leases during previous Monthly Periods received during that Monthly Period and

     - the amount on deposit in the reserve account and available for withdrawal.

If the amount to be withdrawn from the reserve account is less than the amount of the deficiency, the administrator will instruct the indenture trustee to withdraw the remaining amount of the deficiency from the yield supplement account and deposit it in the settlement collection subaccount for the series 2001-1 notes.

     If the amount of the deficiency is greater than the amounts to be withdrawn from the reserve account and the yield supplement account and there are additional amounts on deposit in the reserve account, the administrator will instruct the indenture trustee to withdraw the remaining portion of the deficiency from the reserve account, to the extent of available funds, and deposit it in the settlement collection subaccount for the series 2001-1 notes.

     Principal Collection Subaccount. During the revolving period for the series 2001-1 notes, Collections allocated to the principal collection subaccount for the series 2001-1 notes on any payment date will be available to us either to pay the principal amount of other series of notes that are then required to be paid or, at our option, to pay the principal amount of other series of notes that may be paid under the Indenture or to pay for additional leases and vehicles allocated to the Lease SUBI under the Transfer Agreement, in each case, only if, after giving effect to our use of the funds, the Series 2001-1 Allocated Adjusted Aggregate Unit Balance would equal or exceed the Required Amount and no amortization event would result from our use of the funds.

     Distribution Account. On each payment date, the indenture trustee will make the following distributions from amounts on deposit in the distribution account for the series 2001-1 notes:

     - to the holders of the series 2001-1 notes of each class, accrued and unpaid interest due on that payment date and any past due interest, and, if the funds available to pay interest on the series 2001-1 notes are insufficient, ratably to each holder of series 2001-1 notes in the proportion that the amounts due to that holder bears to the amounts due to all of the holders and

     - during the amortization period for the series 2001-1 notes, to the holders of the class A-1 notes all amounts deposited in the distribution account on account of principal until the class A-1 notes have been paid in full and then to the holders of the class A-2 notes all amounts deposited in the distribution account on account of principal until the class A-2 notes have been paid in full; provided, that, after the occurrence of an amortization event, the indenture trustee will distribute all amounts deposited in the distribution account on account of principal ratably to each holder of the series 2001-1 notes until the series 2001-1 notes have been paid in full.

Distributions will be made to each holder of record of each class of the series 2001-1 notes as determined on the record date preceding such payment date, based on such holder's ratable share of the aggregate principal amount of the series 2001-1 notes of that class. The record date will be the last business day of the calendar month before the payment date.

Optional Prepayment

     We will have the option to prepay the series 2001-1 notes, in whole but not in part, on any payment date after _______, 200_. If we exercise this option, we will repay the principal amount of the series 2001-1 notes in full and pay all accrued and unpaid interest on the series 2001-1 notes on that payment date. In order for us to prepay the series 2001-1 notes, we must give the indenture trustee thirty days' prior written notice of the payment date on which we intend to exercise our option and deposit sufficient funds in the distribution account for the series 2001-1 notes on or prior to that payment date.

     If we exercise our option to prepay the series 2001-1 notes, you will be required to surrender your series 2001-1 notes in order to receive the final payment of principal of your notes.

Final Payment

     The series 2001-1 notes will be retired on the date on which the final payment of principal is made to the holders of the series 2001-1 notes, whether as a result of optional prepayment or otherwise. Unless either class of the series 2001-1 notes is paid in full earlier, the Indenture provides that the final distribution of principal and interest on that class of notes will be made on the final maturity date for that class. If either class of the series 2001-1 notes is not paid in full on its final maturity date both an amortization event and an event of default under the Indenture will occur.

     Any money deposited with the indenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of or interest on any series 2001-1 note and remaining unclaimed for three years after the principal or interest has become due and payable will be paid to us at our request, or, if then held by us will be discharged from the trust. Once those funds are released to us, the holder of the series 2001-1 note will be our unsecured general creditor and may look only to us for payment. The indenture trustee or any paying agent, before being required to release funds to us, may at our expense cause to be published once, in a newspaper published in the English language, customarily published on each business day and of general circulation in New York, New York and in Luxembourg, notice that the money remains unclaimed and that, after a specified date, which may not be less than 30 days from the publication date, any unclaimed balance of money will be repaid to us.

Governing Law

     The series 2001-1 notes and the Transaction Documents, other than the agreement creating the origination trust, Raven Funding's limited liability company agreement and our LLC Agreement, are governed by the laws of the State of New York. The agreement creating the origination trust, Raven Funding's limited liability company agreement and our LLC Agreement are governed by the laws of the State of Delaware.

                                The Indenture

     Following is a summary of the provisions of the Indenture. This summary describes the material provisions of the Indenture. This summary is qualified in its entirety by reference to the provisions of the Indenture.

The Collateral

     The notes, including the series 2001-1 notes, will be secured by the grant of a first-priority perfected security interest in all of our assets. For a description of our assets, see "Security for the Series 2001-1 Notes".

Issuance of Additional Series

     We may issue additional series of notes without the consent of the holders of the notes then outstanding. We may not change the terms of your notes by issuing an additional series of notes. It is a condition to our issuance of any series of notes that each rating agency that has been requested by us to issue a rating on any outstanding series of notes or any outstanding series of preferred membership interests has advised the indenture trustee that the issuance of that additional series of notes will not result in the reduction or withdrawal of the then current rating of that outstanding series of notes or that outstanding series of preferred membership interests. We cannot assure you that the terms of any additional series of notes that we issue will not impact the timing or amount of payments or distributions received by you or any other holder of an outstanding series of notes. Among other things, additional series of notes may accrue interest at different rates, may have a different interest rate basis, may have different final maturities and may benefit from different amortization events than your series of notes.

     On the closing date, the series 1999-2 notes and the series 1999-3 notes will be outstanding. For information about the terms of the series 1999-2 notes and the series 1999-3 notes, see "Greyhound Funding -- Capitalization--Other Series of Notes and Senior Preferred Membership Interests".

Representations and Warranties

     We make the following representations and warranties, among others, under the Base Indenture, when we issue a series of notes, including the series 2001-1 notes:

     - we are a limited liability company duly formed and validly existing and in good standing in all relevant jurisdictions,

     - we have the authority to consummate the transactions contemplated by the Base Indenture, the indenture supplement relating to that series of notes and the other Transaction Documents,

     - the Base Indenture and the indenture supplement relating to that series of notes and each other Transaction Document constitute our legal, valid and binding obligations,

     - we are not an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended,

     - we will not use the proceeds from the sale of the notes to purchase or carry "margin stock", as defined or used in Regulation T, U or X of the Board of Governors of the Federal Reserve System, or to extend credit to others for that purpose,

     - we are not insolvent or subject to any voluntary or involuntary proceeding with respect to any bankruptcy or insolvency law,

     - the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate have been duly registered in our name and delivered to the indenture trustee and all action necessary, including the filing of financing statements, to perfect the indenture trustee's security interest in our assets has been duly and effectively taken,

     - no financing statement or equivalent lien instrument has been filed or is of record listing us as debtor, covering all or any part of our assets except in favor of the indenture trustee on behalf of the holders of notes in connection with the Indenture,

     - the Indenture constitutes a valid and continuing lien on our assets in favor of the indenture trustee prior to all other liens, except as permitted by the Indenture and

     - each of the Origination Trust Documents and the Transfer Agreement are in full force and effect and there are no outstanding events of default under those agreements nor any events which with the giving of notice, the passage of time or both, would constitute an event of default.

Certain Covenants

     We have agreed to the following covenants, among others, in the Base Indenture:

     - we may not create, incur, assume or permit any lien on any of our assets other than the liens created or permitted under the Base Indenture,

     - we may not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any indebtedness, other than the notes and other indebtedness permitted under the Transaction Documents,

     -    we may not merge with or into any other entity,

     - we may not sell, lease, transfer, liquidate or otherwise dispose of any of our assets, except as permitted by the Transaction Documents unless directed to do so by the indenture trustee,

     - we may not acquire, by long-term or operating lease or otherwise, any assets except as permitted by the Transaction Documents,

     - we may not declare any dividends on any of our preferred membership interests or make any purchase, redemption or other acquisition of our preferred membership interests other than in accordance with the Transaction Documents,

     - we may not make, incur or suffer to exist any loan, advance, extension of credit or other investment in any other entity other than as permitted by the Transaction Documents,

     - we may not engage in any business or enterprise or enter into any transaction other than the purchase and funding of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate, the incurrence and payment of our ordinary course operating expenses, the issuing and selling of the notes, the issuing and selling of our preferred membership interests and other related activities,

     - without the prior written consent of the indenture trustee or the holders of a Majority in Interest of each series of notes, we will not amend, modify, waive, supplement, terminate, surrender, or agree to any amendment, modification, waiver, supplement, termination, waiver or surrender of the terms of any of our assets, including the Transaction Documents, or waive timely performance or observance by Raven Funding under the Transfer Agreement or of the origination trust, Vehicle Management Services or the servicer under the Origination Trust Documents, or

     - upon the occurrence of a Servicer Termination Event, we will not terminate the servicer and appoint a successor servicer without the prior written consent of the indenture trustee or the holders of a Majority in Interest of each series of notes.

Events of Default

     The events of default with respect to each series of notes under the Base Indenture include any of the following events:

     - our failure to pay interest on any note of any series when due and the continuation of that failure for five business days,

     - our failure to pay the principal of any note of any series when due,

     - our failure to observe or perform any of our covenants or agreements in the Indenture which default materially and adversely affects the rights of the holders of that series of notes and which default continues or is not be cured for a period of 30 days, or for such longer period, not in excess of 60 days, as may be reasonably necessary to remedy the default subject to the satisfaction of certain conditions, after we have received written notice of that failure from the indenture trustee or we and the indenture trustee have received written notice of that failure from holders of that series of notes holding notes evidencing at least 25% of the aggregate principal amount of those notes,

     - our receipt of a final determination that we will be treated as an association taxable as a corporation for federal income tax purposes,

     - the SEC or other regulatory body having jurisdiction reaches a final determination that we are an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or

     - certain bankruptcy or insolvency events occur with respect to us.

     If an event of default arising from our bankruptcy or insolvency occurs, the unpaid principal amount of all series of notes, together with accrued and unpaid interest, and all other amounts due to the holders of notes under the Indenture, will immediately become due and payable.

     If an event of default arising from a covenant default occurs with respect to a series of notes, the indenture trustee or the holders of a Majority in Interest of that series of notes may declare the notes of that series to be immediately due and payable.

     If any other event of default occurs, the indenture trustee or the Majority in Interest of any series of notes may declare that series of notes to be immediately due and payable.

     At any time after the acceleration of the maturity of a series of notes but before a judgment or decree for payment of the money due has been obtained by the indenture trustee, the holders of a Majority in Interest of that series of notes may rescind and annul the acceleration and its consequences.

Rights Upon An Event of Default

     If the maturity of a series of notes has been accelerated and an event of default with respect to that series has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due in respect of that series of notes.

     If the maturity of all series of notes has been accelerated and an event of default with respect to all series of notes has occurred and is continuing, the indenture trustee may

     -    institute proceedings to foreclose on our assets,

     -    exercise remedies as a secured party or

     - if an event of default arising from a payment default has occurred and is continuing, direct us to sell all or a portion of our assets at one or more public or private sales called and conducted in any manner permitted by law.

However, the indenture trustee may not sell our assets unless

     -    all of the holders of the notes consent to the sale,

     - the proceeds of the sale distributable to the holders of notes will be sufficient to discharge in full all amounts then due and unpaid on the notes for principal and interest or

     - the indenture trustee determines that our assets will not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared due and payable and a Majority in Interest of each series of notes consents to the sale.

     If

     - an event of default has occurred and is continuing with respect to any series of notes, the indenture trustee, at the direction of the holders of a Majority in Interest of that series of notes, or

     - if an event of default has occurred and is continuing with respect to more than one series of notes, the indenture trustee, at the direction of the holders of a Majority in Interest of each series of notes with respect to which an event of default shall have occurred, may exercise all of our rights, remedies, powers, privileges and claims against Raven Funding, the origination trust and the servicer under the Transfer Agreement and the Origination Trust Documents, including

     - our right or power to take any action to compel or secure performance or observance by Raven Funding, the origination trust or the servicer of their respective obligations to us and

     - our right to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement and the Origination Trust Documents and

our rights to take those actions will be suspended. If an event of default has occurred and is continuing with respect to less than all series of notes, the indenture trustee may not take any action under the Indenture that is detrimental to the rights of the holders of the notes with respect to which no event of default shall have occurred.

     No holder of notes will have any right to institute a proceeding with respect to the Indenture unless

     - that holder has previously given written notice to the indenture trustee of a continuing event of default with respect to its series of notes,

     - the holders of not less than 25% of each class of notes of that series have made a written request to the indenture trustee to institute that proceeding in its own name as indenture trustee,

     - that holder or holders of notes have offered to the indenture trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with that request,

     - the indenture trustee for 60 days after receipt of that notice, request and offer of indemnity has failed to institute that proceeding and

     - no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a Majority in Interest of each series of notes.

     Nonetheless the holders will have the absolute and unconditional right to receive payment of principal of and interest on the Series 2001-1 notes and to institute suit for the enforcement of such payment, which right may not be impaired without the individual holder's consent.

     The holders of a Majority in Interest of each series of notes will have the right to direct the time, method and place of conducting a proceeding for a remedy available to the indenture trustee.

     Prior to the declaration of the acceleration of the maturity of any series of notes, the holders of a Majority in Interest of that series may waive any past default or event of default and its consequences except a default in payment of principal of or interest on any of the notes or a failure to satisfy a covenant or provision which cannot be modified or amended without the unanimous consent of the holders of the notes. In the case of a waiver, we, the indenture trustee and the holders of the notes will be restored to our and their former positions and rights under the Indenture.

     After the maturity of the notes has been accelerated because of an event of default resulting from a payment default, Collections allocated to a particular series of notes, after that series has been paid in full, will not be applied to redeem the preferred membership interests relating to that series of notes but will be available to pay principal of and interest on any other series of notes then outstanding.

Reporting Requirements

     On each payment date, the indenture trustee will forward to each holder of series 2001-1 notes a monthly settlement statement prepared by the administrator setting forth the following information for the series 2001-1 notes:

     - the average Series 2001-1 Invested Percentage during the preceding Monthly Period,

     - the total amount distributed to the holders of the series 2001-1 notes on that payment date,

     - the amount of the distribution allocable to principal of each class of the series 2001-1 notes,

     - the amount of the distribution allocable to interest on each class of the series 2001-1 notes,

     -    the Principal Payment Amount for that payment date,

     - the amount of any withdrawal from the reserve account or yield supplement account for the series 2001-1 notes anticipated to be made on that payment date,

     - the Required Enhancement Amount, the amount on deposit in the reserve account for the series 2001-1 notes, the amount on deposit in the principal collection subaccount for the series 2001-1 notes and the Series 2001-1 Allocated Adjusted Aggregate Unit Balance, in each case, as of the close of business on that payment date, after giving effect to any withdrawals, deposits or payments on that payment date,

     - whether the Required Asset Amount is more than the Series 2001-1 Allocated Adjusted Aggregate Unit Balance or the amount on deposit in the reserve account for the series 2001-1 notes is less than the required reserve account amount as of that date,

     - the amount that is required to be deposit in the yield supplement account for the series 2001-1 notes, the Yield Shortfall Amount, the Fleet Receivable Amount and the amount on deposit in the yield supplement account, in each case, as of the close of business on that payment date, after giving effect to any withdrawals or payments on that payment date, and

     - whether the amount on deposit in the yield supplement account for the series 2001-1 notes is less than the required yield supplement account amount as of that date.

     The monthly settlement statement will tell you the total amount distributed to the holders of each class of the series 2001-1 notes, the amount of that distribution allocable to principal and the amount of that distribution allocable to interest expressed as a dollar amount per $1,000 of the initial principal amount of the class A-1 notes and the class A-2 notes and as a percentage of the outstanding principal amount of the class A-1 notes and the class A-2 notes as of that date.

     In addition, on or before January 31 of each year, beginning with the year 2002, the indenture trustee is required to mail to each person who at any time during the prior calendar year was a holder of series 2001-1 notes, a statement containing the information necessary to permit the holder to prepare its federal income tax returns.

     For so long as any class of the series 2001-1 notes is listed on the Luxembourg Stock Exchange and for so long as the rules of that exchange so require, any notices to the holders of series 2001-1 notes will also be given by publication in a newspaper of wide circulation in Luxembourg.

Amendment

     Without Noteholder Consent. We and the indenture trustee may enter into one or more supplements to the Base Indenture or any indenture supplement, without the consent of any holder of notes but with the written confirmation by the applicable rating agencies that a downgrade of any outstanding series of notes or any outstanding series of preferred membership interests will not result from that amendment, to

     -    create a new series of notes,

     - add to our covenants for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon us in the Base Indenture; provided, that we will not surrender any right or power we have under the Transaction Documents,

     - mortgage, pledge, convey, assign and transfer to the indenture trustee any property or assets as security for the notes or correct or amplify any previously made description of any such property or asset,

     - cure any mistake, ambiguity, defect, or inconsistency or correct or supplement any provision in the Base Indenture or in any indenture supplement or in any notes issued under any indenture supplement,

     - provide for the acceptance of appointment under the Base Indenture by a successor indenture trustee with respect to the notes of one or more series and add to or change any of the provisions of the Base Indenture as necessary to facilitate the administration of the trusts contained in the Base Indenture by more than one indenture trustee,

     - correct or supplement any provision in the Base Indenture which may be inconsistent with any other provision or make any other provisions with respect to issues or questions arising under the Base Indenture or

     - if the Base Indenture is required to be qualified under the Trust Indenture Act of 1939, modify, eliminate or add to the provisions of the Base Indenture to such extent as shall be necessary to effect the qualification of the Base Indenture under that act;

provided, that, as evidenced by an opinion of counsel, those actions will not adversely affect in any material respect the interests of the holder of any notes.

     With Noteholder Consent. We and the indenture trustee may enter into one or more supplements to the Base Indenture or any indenture supplement and we and the indenture trustee may amend, modify or waive or consent to the amendment, modification or waiver of any provision of any Transaction Document with the consent of the holders of a Majority in Interest of each series of notes or, if the amendment, modification or waiver affects only the holders of one or more series of notes, the Majority in Interest of each affected series of notes, as substantiated by an opinion of counsel; provided, that

     - no consent of noteholders will be required to any amendment, modification or waiver of or to any Transaction Document if the amendment, modification or waiver does not adversely affect in any material respect the holders of any series of notes, as substantiated by an opinion of counsel and

     - no consent of noteholders will be required to any amendment or modification of our LLC Agreement relating to the issuance of any series of junior preferred membership interests so long as each rating agency that has been requested by us to issue a rating applicable to any outstanding series of notes or any outstanding series of preferred membership interests has advised the indenture trustee that any such amendment or modification of our LLC Agreement will not result in the reduction or withdrawal of the then current rating of that outstanding series of notes or that outstanding series of preferred membership interests.

     The following amendments, modifications and waivers will require the consent of more than a Majority in Interest of the affected series of notes:

     - any modification of any requirement in the Indenture that any particular action be taken by holders with a certain percentage in principal amount of the notes or any change in the related definitions will require the consent of each affected holder of notes and

     -    any amendment, waiver or other modification that would

          - extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any note or reduce the principal amount of or rate of interest on any note, will require the consent of each affected holder of notes,

          - approve the assignment or transfer by us of any of our rights or obligations under the Indenture or under any other Transaction Document unless permitted under the express terms of that Transaction Document will require the consent of each affected holder of notes,

          - release any obligor under any Transaction Document to which we are a party except under the express terms of that Transaction Document will require the consent of each affected holder of notes,

          - affect adversely the interests, rights or obligations of any holder of notes individually in comparison to other holders will require the consent of that holder and

          - amend or otherwise modify any amortization event will require the consent of each affected holder of notes.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged when

     - all outstanding notes have been delivered to the indenture trustee for cancellation and we have paid all sums due under the Indenture or

     -    with certain limitations, upon

          - the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full when due of all principal and interest on the notes to maturity or prepayment, as the case may be, and to pay all other sums payable by us under the Indenture,

          - the receipt by the indenture trustee of the certificate from one of our officers to the effect that all the conditions precedent to the satisfaction and discharge of the Indenture have occurred and

          - confirmation from each rating agency that has been requested by us to issue a rating applicable to any outstanding series of notes or any outstanding series of preferred membership interests that that deposit will not result in the reduction or withdrawal of the current rating of that outstanding series of notes or that outstanding series of preferred membership interests.

The Indenture Trustee

     The Chase Manhattan Bank is the indenture trustee under the Indenture. Subject to the terms of the Indenture, and except during a continuing amortization event or event of default under the Indenture, the indenture trustee will perform only those duties specifically set forth in the Indenture and disclaims all other duties, implied covenants or obligations. After an amortization event or event of default under the Indenture occurs, the indenture trustee will be obligated to exercise the rights and powers vested in it by the Indenture and to use the same degree of care and skill in their exercise as a prudent man would exercise in the conduct of his own affairs. Under no circumstances, however, will the indenture trustee be required to expend or risk its own funds or otherwise incur financial liability if there is reasonable grounds for believing that the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it under the Indenture.

     For purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee may appoint a co-trustee or separate trustees of all or a part of our assets. A co-trustee or separate trustee is not subject to the eligibility requirements which must be met by the indenture trustee. If a co-trustee or a separate trustee is appointed, all rights, powers, duties and obligations will be conferred or imposed upon the indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise those rights, powers, duties and obligations solely at the direction of the indenture trustee.

     Removal. The holders of a Majority in Interest of each series of notes may remove the indenture trustee and appoint a successor indenture trustee. We will be obligated to remove the indenture trustee if

     - the indenture trustee ceases to meet the eligibility criteria under the Indenture,

     -    the indenture trustee is adjudged bankrupt or insolvent,

     - a receiver of the indenture trustee or of its property is appointed or any public officer takes charge or control of the indenture trustee or of its property or affairs or

     -    the indenture trustee becomes incapable of acting.

We will appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the acceptance of the appointment by the successor.

                 Security for the Series 2001-1 Notes

Our Assets

     We will secure our obligations under the notes, including the series 2001-1 notes, by granting a security interest in all of our assets, including among other things, the following:

     - the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and the payments due to us under those certificates and related rights under the Origination Trust Documents, including our rights to enforce the Origination Trust Documents,

     - all master lease agreements, together with the related leases and vehicles, and all consumer leases, together with the related vehicles, allocated to the Lease SUBI,

     - our rights under the Transfer Agreement and the Administration Agreement, including our rights to enforce these agreements,

     - the interest rate caps that we are obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI,

     - funds and investments on deposit from time to time in the collection account and the gain on sale account,

     - all additional property that may from time to time, under the terms of any indenture supplement or otherwise, be subjected to the grant and pledge by us, including any interest rate swap contracts, interest rate cap agreements or similar contracts entered into by, or assigned to, us in connection with the issuance of a series of notes, as specified in the related indenture supplement, and

     -    all proceeds of the foregoing.

     In addition, we will secure our obligations under the series 2001-1 notes and the indenture supplement relating to the series 2001-1 notes by granting a security interest in the following:

     - the interest rate caps that we will be obligated to obtain under the indenture supplement relating to the series 2001-1 notes in respect of the floating rate leases allocated to the Lease SUBI, and

     - funds on deposit from time to time in the reserve account, the yield supplement account and the distribution account for the series 2001-1 notes.

     The series 2001-1 notes will be secured by substantially all of our assets, other than any of our assets pledged to secure only another series of notes.

     We have agreed, promptly following a request from the indenture trustee and at the administrator's expense, to take all such lawful action as the indenture trustee may request to compel or secure the performance and observance by Raven Funding, the origination trust and the servicer, as applicable, of each of their respective obligations to us under or in connection with the Transfer Agreement and the Origination Trust Documents, respectively, in accordance with their respective terms, and to exercise any and all rights, remedies, powers and privileges lawfully available to us in connection with the Transaction Documents to the extent and in the manner directed by the indenture trustee, including the transmission of notices of default on the part of Raven Funding, the origination trust or the servicer under those agreements and the institution of legal or administrative actions or proceedings to compel or secure performance by Raven Funding, the origination trust or the servicer of their respective obligations under those agreements.

Transfer Agreement

     Following is a summary of the provisions of the Transfer Agreement. This summary describes the material provisions of the Transfer Agreement. This summary is qualified in its entirety by reference to the provisions of the Transfer Agreement.

     Initial Closing Date. On June 30, 1999, Raven Funding contributed the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to us.

     Additional Closing Dates. Under the terms and conditions of the Transfer Agreement, we have agreed to acquire, and Raven Funding has agreed to transfer to us, on each date following June 30, 1999 on which additional leases and vehicles are allocated to the Lease SUBI, the beneficial interest in those additional leases and vehicles. In consideration of that transfer, we have agreed to pay to Raven Funding all amounts available for that purpose under the Indenture on the date of each transfer. The conditions to each transfer include, among others, that no Transfer Termination Event shall have occurred and be continuing.

     Transfer Termination Events.   If a Transfer Termination Event
occurs, Raven Funding will stop allocating additional leases and vehicles to the Lease SUBI and stop transferring them to us under the Transfer Agreement. The occurrence of certain bankruptcy or insolvency events with respect to Raven Funding, the origination trust, Avis Group Holdings or Vehicle Management Services will automatically be a Transfer Termination Event.

     The events listed below will be Transfer Termination Events only if after any applicable grace period we declare that a Transfer Termination Event has occurred. We may declare that a Transfer Termination Event has occurred only with the consent of the indenture trustee and the holders of a Majority in Interest of each outstanding series of notes.

     The nonautomatic Transfer Termination Events are:

     - Raven Funding's failure to observe or perform in any material respect any of its covenants or agreements in the Transfer Agreement and that failure continues unremedied for 30 days after we or the indenture trustee has given written notice to Raven Funding specifying the default and requiring it to be remedied,

     - Raven Funding makes a representation or warranty in the Transfer Agreement that was incorrect in any material respect when made and continues to be incorrect in any material respect for 30 days after we or the indenture trustee has given Raven Funding written notice of the breach,

     - we cease having a valid and perfected first priority security interest in the assets transferred to us under the Transfer Agreement or any of Vehicle Management Services, Raven Funding or any affiliate of Vehicle Management Services or Raven Funding makes that assertion,

     - there is filed against Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding

     - one or more judgments or decrees are entered against Raven Funding involving in the aggregate a liability, not paid or fully covered by insurance, of $100,000 or more and those judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 30 days from their entry,

     - the Transfer Agreement or any other Transaction Document ceases for any reason to be in full force and effect other than in accordance with its terms,

     - an amortization event occurs and continues with respect to each series of notes or

     -    a Receivable Purchase Termination Event occurs and continues.

     Representations and Warranties. Raven Funding makes certain representations and warranties to us under the Transfer Agreement as of the date of each transfer of assets under the Transfer Agreement. Those representations and warranties include, among other things, that:

     - none of the assets transferred to us on that date has been sold, assigned or pledged by it to any other person,

     - immediately prior to the transfer, Raven Funding had good title to those assets free and clear of all liens,

     - once transferred, we will have good title to those assets, free and clear of all liens and

     - the transfer of those assets to us has been perfected under the Uniform Commercial Code of the State of New York.

In addition, Raven Funding will make representations and warranties to us under the Transfer Agreement as of the date of each transfer of assets regarding the origination trust, including, among other things, that:

     - the origination trust has been duly formed and is validly existing,

     - the Origination Trust Documents have been duly authorized, executed and delivered by the origination trust, do not conflict with applicable law and are enforceable, subject to customary exceptions and

     - the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate have been duly executed and delivered by the Wilmington Trust Company in accordance with the agreement creating the origination trust and have been duly issued in accordance with, and are entitled to the benefits afforded by, that agreement.

     Covenants. Raven Funding agreed to certain covenants in the Transfer Agreement, including, among other things, that Raven Funding may not

     - create, incur, assume or permit any lien on any of its assets, other than certain permitted liens,

     - create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any indebtedness,

     -    merge with or into any other person,

     - sell, lease, transfer, liquidate or otherwise dispose of any assets, except as permitted by the Transaction Documents,

     - acquire, by long-term or operating lease or otherwise, any assets except as permitted by the Transaction Documents,

     - declare or pay any distributions on any of its limited liability company interests or make any purchase, redemption or other acquisition of its limited liability company interest other than in accordance with the Delaware Limited Liability Company Act,

     - make, incur or suffer to exist any loan, advance, extension of credit or other investment in any other person or entity other than as permitted by the Transaction Documents or

     - engage in any business or enterprise or enter into any transaction other than those contemplated by the Transaction Documents and other activities related to or incidental to any of the foregoing.

     Repurchase Obligation. If Raven Funding breaches any of its representations or warranties relating to the assets transferred to us or breaches its covenant not to create or incur liens on any assets it transfers to us and that breach has a material adverse effect on our interest in those assets, Raven Funding is obligated to repurchase those assets from us as of the last day of the Monthly Period during which Raven Funding discovered or received notice of that breach. Raven Funding will make a repurchase of assets by delivering to us for deposit in the collection account an amount equal to

     - in the case of a repurchase of a master lease agreement allocated to the Lease SUBI, the aggregate Lease Balance of all leases under that master lease agreement as of that day plus, in the case of a closed-end lease, the aggregate Net Book Value of the vehicles subject to that master lease agreement as of that day,

     - in the case of a repurchase of a consumer lease, the Lease Balance of that consumer lease as of that day plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that consumer lease as of that day,

     - in the case of a repurchase of a lease, the Lease Balance of that lease as of that day plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that lease as of that day or

     - in the case of a repurchase of a fleet management receivable, the amount owing under that receivable as of the first day of the next succeeding Monthly Period.

The obligation of Raven Funding to repurchase the assets as to which a breach has occurred and is continuing is our sole remedy against Raven Funding for that breach.

Lease SUBI and Fleet Receivable SUBI

     Lease SUBI. On June 30, 1999, Raven Funding directed Vehicle Management Services, as the UTI trustee, to identify and allocate on the books and records of the origination trust an initial separate portfolio of the origination trust's assets under a supplement to the origination trust's trust agreement. That portfolio, referred to in this prospectus as the Lease SUBI, is described in this prospectus under the caption "Characteristics of Leases Allocated to Lease SUBI". The Lease SUBI also includes Raven Funding's rights under the Contribution Agreement and the Asset Purchase Agreement relating to those assets. The Lease SUBI represents a beneficial interest in the assets of the origination trust allocated to the Lease SUBI and our Lease SUBI Certificate represents a 100% beneficial interest in those assets. Raven Funding transferred the Lease SUBI Certificate to us under the Transfer Agreement.

     The Lease SUBI Certificate contains an express written release and subordination of any claim by us to any proceeds or assets of the UTI trustee, the Delaware trustee or the SUBI trustee and to all of the assets of the origination trust other than those from time to time allocated to the Lease SUBI. For more information about the origination trust and the allocation of the assets and liabilities of the origination trust, see "Origination Trust and the Servicing Agreement -- Origination Trust".

     Raven Funding is not obligated to direct the UTI trustee to allocate additional master lease agreements or additional consumer leases to the Lease SUBI, but it is Raven Funding's current intention to continue to direct the UTI trustee to allocate to the Lease SUBI all additional master lease agreements and consumer leases entered into by the origination trust qualifying as Eligible Master Leases and Eligible Consumer Leases, respectively. Raven Funding is obligated to assign and direct the UTI trustee to allocate to the Lease SUBI all vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI together with the lease subsequently entered into by the origination trust for that vehicle.

     Under the Servicing Agreement, Vehicle Management Services, as servicer, is obligated, on behalf of the UTI trustee and at the direction of Raven Funding, from time to time to identify and allocate on the books and records of the origination trust those leases, vehicles and related assets of the origination trust allocated to the Lease SUBI from time to time as described in this prospectus.

     Eligibility Criteria. Each of the master lease agreements and consumer leases allocated to the Lease SUBI must be Eligible Master Leases and Eligible Consumer Leases, respectively. Each lease, the
Lease Balance of which is included in the Aggregate Lease Balance, is required to be an Eligible Lease. Each vehicle ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI, the cost of which is included in the Aggregate Paid-In Advance Balance, is required to be an Eligible Paid-In Advance Vehicle. Vehicle Management Services, as servicer, is obligated to make representations regarding the satisfaction of these eligibility criteria as described under "Origination Trust and the Servicing Agreement--The Servicing Agreement-- Representations as to Eligibility".

     Fleet Receivable SUBI. On June 30, 1999, Raven Funding directed Vehicle Management Services, as the UTI trustee, to identify and allocate on the books and records of the origination trust a second separate portfolio of the origination trust's assets under a supplement to the origination trust's trust agreement. That portfolio, referred to in this prospectus as the Fleet Receivable SUBI, consists of an ownership interest in

     - all fleet management receivables acquired from time to time by Raven Funding under the Receivables Purchase Agreement and contributed by Raven Funding to the origination trust under the Contribution Agreement,

     -    Raven Funding's rights under the Receivables Purchase
          Agreement contributed to the origination trust by Raven
          Funding and

     - all of the assets of the origination trust related to the fleet management receivables and the Receivables Purchase Agreement, including, without limitation, the origination trust's rights under the Contribution Agreement relating to the fleet management receivables and the Receivables Purchase Agreement.

The Fleet Receivable SUBI represents a beneficial interest in the assets of the origination trust allocated to the Fleet Receivable SUBI and our Fleet Receivable SUBI Certificate and the certificate retained by Raven Funding collectively represent a 100% beneficial interest in those assets. Raven Funding transferred the Fleet Receivable SUBI Certificate to us under the Transfer Agreement.

     On each payment date, Raven Funding is obligated under the Receivables Purchase Agreement to acquire from Vehicle Management Services and under the Contribution Agreement has contributed to the origination trust all fleet management receivables owned by Vehicle Management Services as of the close of business on the first day of the current Monthly Period.

     Our Fleet Receivable SUBI Certificate represents an interest in the Fleet Receivable SUBI in an amount equal to the lesser of $80,000,000 and the sum of the amounts owing under the Eligible Receivables held by the origination trust. The certificate retained by Raven Funding represents an interest in the Fleet Receivable SUBI in the amount by which the sum of the amounts owing under the Eligible Receivables held by the origination trust exceed $80,000,000. The certificate retained by Raven Funding is not collateral for the notes.

     The Fleet Receivable SUBI Certificate contains an express written release and subordination of any claim by us to any proceeds or assets of the UTI trustee, the Delaware trustee or the SUBI trustee and to all of the assets of the origination trust other than those from time to time allocated to the Fleet Receivable SUBI. For more information about the origination trust and the allocation of the assets and liabilities of the origination trust, see "Origination Trust and the Servicing Agreement -- Origination Trust".

     Under the Servicing Agreement, Vehicle Management Services, as servicer, is obligated, on behalf of the UTI trustee and at the direction of Raven Funding, from time to time to identify and allocate on the books and records of the origination trust the fleet management receivables and related assets of the origination trust allocated to the Fleet Receivable SUBI from time to time as described in this prospectus.

     Collections on the fleet management receivables are intended to supplement the collections on the leases allocated to the Lease SUBI providing yield enhancement and additional credit enhancement to the notes.

     Amendments to Lease SUBI and Fleet Receivable SUBI Supplements.
The trust agreement of the origination trust, as supplemented by the supplements creating the Lease SUBI and the Fleet Receivable SUBI and as it relates solely to the Lease SUBI or the Fleet Receivable SUBI may be amended by Raven Funding.

     - with the consent of the UTI trustee, the Delaware trustee and the SUBI trustee, but without the consent of any other person, to correct any inconsistency or cure any ambiguity or errors in the trust agreement or the supplements only in a manner which would have no adverse effect on us or the indenture trustee or

     - with the consent of the UTI trustee, the Delaware trustee and the SUBI trustee, in each case, to the extent adversely affected by the amendment, our consent and the consent of the indenture trustee, to effect any other amendment.

     We have agreed not to agree to any amendment, modification, waiver, supplement, termination, waiver or surrender of the terms of any of the Origination Trust Documents, or waive timely performance or observance by the origination trust under the Origination Trust Documents without the prior written consent of the indenture trustee or the holders of a Majority in Interest of each series of notes.

Interest Rate Caps

     Interest Rate Caps for Fixed Rate Leases. On the closing date, we will have an amortizing interest rate cap from Bank of America, N.A. in respect of the fixed rate leases allocated to the Lease SUBI having

     - a notional amount at least equal to the aggregate Unit Balance of all those leases on the closing date and on each payment date after the closing date at least equal to the aggregate scheduled Unit Balance of all those leases and

     - an effective strike rate based on a one-month eurodollar rate at most equal to the weighted average fixed rate of interest on those leases minus 0.__% per annum.

     In order for a fixed rate lease allocated to the Lease SUBI after the closing date to be an Eligible Lease, we will be required to have an interest rate cap in respect of that lease from a bank or other financial institution having short-term debt ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "AA-" from Standard & Poor's and "Aa3" from Moody's having

     - an initial notional amount at least equal to the initial Unit Balance of that lease and on each payment date a notional amount at least equal to the scheduled Unit Balance of that lease and

     - an effective strike rate based on a one-month eurodollar rate at most equal to the fixed rate of interest on that lease minus 0.__% per annum.

     Interest Rate Cap for Floating Rate Leases. On the closing date, we will be required by the indenture supplement relating to the series 2001-1 notes to have an interest rate cap from a bank or other financial institution having short-term debt ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "AA-" from Standard & Poor's and "Aa3" from Moody's having

     - a notional amount on each payment date at least equal to the lesser of

          - the average daily Series 2001-1 Invested Percentage during the Monthly Period preceding that payment date of the aggregate Unit Balance of all fixed rate leases allocated to the Lease SUBI as of the last day of that Monthly Period that were not fixed rate leases when initially allocated to the Lease SUBI or on the closing date and

          - the sum of the aggregate principal amount of the series 2001-1 notes and the aggregate liquidation preference of the preferred membership interests relating to the series 2001-1 notes on that payment date and

          - an effective strike rate based on a one-month eurodollar rate at most equal to the weighted average fixed rate of interest on those fixed rate leases minus 0.__% per annum.

The notional amount of this interest rate cap will not be required to cover any fixed rate lease that was a floating rate lease when initially allocated to the Lease SUBI or on the closing date if we elect to obtain an interest rate cap for that fixed rate lease as though it were a fixed rate lease when initially allocated to the Lease SUBI.

     The Chase Manhattan Bank will provide the initial interest rate cap in respect of the floating rate leases allocated to the Lease SUBI.

     Downgrade of Interest Rate Cap Providers. If the short-term debt rating of the provider of any of our interest rate caps falls below "A-1+" from Standard & Poor's or "P-1" from Moody's or the long-term unsecured debt rating of the provider of any of our interest rate caps falls below "AA-" from Moody's or "Aa3" from Standard & Poor's, we will be obligated to obtain an equivalent interest rate cap from a bank or other financial institution having short-term debt ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "AA-" from Standard & Poor's and "Aa3" from Moody's within 30 days of the decline in credit rating unless that provider provides some form of collateral for its obligations under its interest rate cap and we and the indenture trustee receive written confirmation from each rating agency that has been requested by us to issue a rating applicable to the series 2001-1 notes or the preferred membership interests relating to the series 2001-1 notes that that arrangement will not result in the reduction or withdrawal of the current rating of the series 2001-1 notes or of the preferred membership interests relating to the series 2001-1 notes.

     We will not permit any interest rate cap that we are required to maintain to be terminated or transferred in whole or in part unless we have obtained a replacement interest rate cap for that interest rate cap.

                       Credit Enhancement

     We will provide the following credit enhancement for the series 2001-1 notes:

     - overcollateralization to the extent that the Series 2001-1 Allocated Adjusted Aggregate Unit Balance exceeds the aggregate principal amount of the series 2001-1 notes,

     - the Fleet Receivable SUBI Certificate and the portion of the amounts payable to us as its holder allocated to the series 2001-1 notes,

     - amounts withdrawn from the gain on sale account and allocated to the series 2001-1 notes,

     - amounts on deposit in the reserve account for the series 2001-1 notes and

     - amounts on deposit in the yield supplement account for the series 2001-1 notes.

Required Enhancement Amount

     We are required to maintain credit enhancement for the series 2001-1 notes in the form of overcollateralization and/or amounts on deposit in the reserve account for the series 2001-1 notes in an amount at least equal to the Required Enhancement Amount.

     The Required Enhancement Amount will equal at least 14.9425% of the initial aggregate principal amount of the series 2001-1 notes and will increase to 15.9425% of the aggregate principal amount of the series 2001-1 notes if one of the lease portfolio performance trigger events or an amortization event occurs. Initially, we expect the Required Enhancement Amount to equal 15.9425% of the aggregate principal amount of the series 2001-1 notes because we expect residual value losses on the vehicles subject to closed-end leases over the three months preceding the closing date to exceed the trigger level. For a description of the lease portfolio performance trigger events, see the definition of Required Enhancement Amount in the Glossary.

     We are required to maintain overcollateralization for the series 2001-1 notes in an amount equal to the Required Overcollateralization
Amount.   The Required Overcollateralization Amount will equal the amount by which

     -    the Required Enhancement Amount

     exceeds

     -    the sum of

          - the amount on deposit in the reserve account for the series 2001-1 notes plus

          - the amount on deposit in the principal collection subaccount for the series 2001-1 notes.

     If the sum of the aggregate principal amount of the series 2001-1 notes plus the Required Overcollateralization Amount exceeds the Series 2001-1 Allocated Adjusted Aggregate Unit Balance for two or more business days, an amortization event will occur.

Required Reserve Account Amount

     We are required to maintain $22,538,000, or 2.2538% of the initial aggregate principal amount of the series 2001-1 notes, on deposit in the reserve account for the series 2001-1 notes. We will deposit that amount into the reserve account for the series 2001-1 notes on the closing date.

 If the amount on deposit in the reserve account for the series 2001-1 notes falls below that amount for two or more business days, an amortization event will occur.

     Funds will be withdrawn from and deposited in the reserve account for the series 2001-1 notes as described under the caption "Description of the Series 2001-1 Notes--Monthly Distributions".

Required Yield Supplement Account Amount

     We are required to maintain on deposit in the yield supplement account for the series 2001-1 notes on each payment date an amount equal to the amount by which

     -    the Yield Shortfall Amount on that payment date

     exceeds

          -    70% of the product of

          -    the Series 2001-1 Invested Percentage on that payment date multiplied by

          -    the Fleet Receivable Amount on that payment date.

After the occurrence of a Receivables Purchase Termination Event, we will be required to maintain on deposit in the yield supplement account for the series 2001-1 notes an amount equal to the Yield Shortfall Amount.
If the amount on deposit in the yield supplement account for the series 2001-1 notes falls below the required amount for two or more business days, an amortization event will occur.

     The Yield Shortfall Amount as of __________, 2001 would have been $__________, assuming that the weighted average cost of funds for the series 2001-1 notes and the preferred membership interests relating to the series 2001-1 notes during the one-month period then ending was ______% per annum. The Yield Shortfall Amount will increase if our weighted average cost of funds for the series 2001-1 notes and the preferred membership interests relating to the series 2001-1 notes increases without a commensurate increase in the variable rates on the floating rate leases allocated to the Lease SUBI. The Yield Shortfall Amount will increase if we issue junior preferred membership interests relating to the series 2001-1 notes. See "Greyhound Funding--Preferred Membership Interests--Series 2001-1 Junior Preferred Membership Interests".

     Funds will be withdrawn from and deposited in the yield supplement account as described under "Description of the Series 2001-1 Notes-- Monthly Distributions".

                The Origination Trust and the Servicing Agreement

     Following is a summary of the provisions of the Origination Trust Documents. This summary describes the material provisions of the Origination Trust Documents. This summary is qualified in its entirety by reference to the provisions of the Origination Trust Documents.

Origination Trust

     General. The origination trust was originally established by Vehicle Management Services as a Maryland common law trust and was reconstituted as a Delaware statutory business trust on June 28, 1999. The primary purpose of the origination trust is to take assignments of and to serve as record holder of title to the leases and fleet management receivables originated by Vehicle Management Services.

     Under the origination trust's trust agreement, the origination trust may not

     - issue beneficial interests in its assets other than one or more special units of beneficial interests in specified assets of the origination trust allocated to that unit and the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest,

     - issue any securities other than the certificates representing the beneficial interests described above,

     -    borrow money,

     -    make loans or extend credit,

     -    invest in or underwrite securities,

     - offer or issue securities in exchange for its assets, other than the certificates referred to above,

     - repurchase or otherwise reacquire the certificate representing the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest or any certificate representing a special unit of beneficial interest in the origination trust other than as permitted by or in connection with any securitization of that certificate,

     - acquire any assets other than the assets contemplated by the trust agreement,

     -    engage in any trade or business or

     - enter into any agreements or contracts other than agreements relating to the acquisition of the assets contemplated by the trust agreement or agreements relating to any securitization of a certificate representing a special unit of beneficial interest in the origination trust.

     Origination Trust Assets. Under the origination trust's trust agreement and the Servicing Agreement, the origination trust will hold, from time to time, the following assets:

     -    cash,

     - leases originated on behalf of the origination trust by Vehicle Management Services and all security for those leases,

     - the vehicles subject to those leases and all proceeds of those vehicles, including

          - the residual values of those vehicles to be realized through the exercise by the lessees of purchase options under those leases,

          -    the proceeds of sale of those vehicles to third parties and

          - payments received from any other persons with respect to those vehicles, either directly or through the servicer,

     - vehicles ordered at the request of the lessees party to the master lease agreements and all proceeds of those vehicles, including

          -    the proceeds of sale of those vehicles and

          - payments received from the related lessees or any other persons with respect to those vehicles, either directly or through the servicer,

     - the certificates of title or other evidence of ownership of the vehicles,

     - all of the lessor's rights under the leases and in respect of the related vehicles,

     - the insurance policies and the rights under those policies or proceeds from those policies maintained by Raven Funding, Vehicle Management Services, any affiliate of either of them or any lessee to the extent those policies cover or apply to the leases or the related vehicles,

     - the fleet management receivables generated by Vehicle Management Services and acquired from Vehicle Management Services by Raven Funding from time to time on a revolving basis under the terms of the Receivables Purchase Agreement and all proceeds of the fleet management receivables,

     - all of Raven Funding's rights, but not its obligations, under the Receivables Purchase Agreement, the Contribution Agreement and the Asset Purchase Agreement and

     -    all proceeds of those assets.

     Special Units of Beneficial Interest. Raven Funding, as the initial beneficiary of the origination trust, may from time to time direct Vehicle Management Services, as the UTI trustee, to identify and allocate one or more separate portfolios of origination trust assets to be accounted for independently within the origination trust and allocated to a special unit of beneficial interest. Raven Funding, as the initial beneficiary, owns the beneficial interest in the assets of the origination trust that are not so allocated to any special unit of beneficial interest. Each special unit of beneficial interest is represented by one or more certificates and is created under a supplement to the origination trust's trust agreement that amends that trust agreement only with respect to that special unit of beneficial interest.

     The origination trust holds all of its assets on behalf of its beneficiaries. Each portfolio of the origination trust's assets will be segregated from all other of the origination trust's assets on the books and records of Vehicle Managements Services, acting as the UTI trustee and the servicer. The holders and pledgees of any special unit of beneficial interest in the origination trust will have no rights to any assets of the origination trust other than those allocated to their special unit of beneficial interest. Each holder or pledgee of any special unit of beneficial interest will be required to expressly disclaim any interest in any assets of the origination trust other than those allocated to its special unit of beneficial interest and to fully subordinate any claims to those other assets of the origination trust in the event that that disclaimer is not given effect.

     Allocation of Origination Trust Liabilities. Liabilities of the origination trust generally will be allocated to the portfolio of the origination trust's assets with respect to which they were incurred. As a result

     - the assets of the origination trust allocated to the Lease SUBI Assets generally will not be available to make payments on or pay expenses relating to any other special unit of beneficial interest in the origination trust, such as the Fleet Receivable SUBI, or the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest,

     - the assets of the origination trust allocated to the Fleet Receivable SUBI generally will not be available to make payments on or pay expenses relating to any other special unit of beneficial interest in the origination trust, such as the Lease SUBI, or the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest and

     - the assets of the origination trust not allocated to any special unit of beneficial interest generally will not be available to make payments on or pay expenses relating to the Lease SUBI, the Fleet Receivable SUBI or any other special unit of beneficial interest.

However, liabilities of the origination trust that are incurred with respect to all of the origination trust's assets or that do not relate to any particular assets of the origination trust will be allocated pro rata among all assets of the origination trust, including assets allocated to special units of beneficial interest and those that are not allocated to
any special unit of beneficial interest.   If a third party claim is
satisfied out of assets of the origination trust in other proportions, Vehicle Management Services, as the UTI trustee, will reallocate all remaining assets of the origination trust among the various portfolios so that each bears the expense as nearly as possible as if it had been satisfied out of the proper portfolios. If the origination trust incurs any liability related to a portfolio of its assets and those assets are insufficient to cover that liability, the remaining amount of the liability may be satisfied out of the remaining portfolios of the origination trust's assets. The same is true with respect to any liability related to the assets of the origination trust that are not allocated to any special unit of beneficial interest.

     Perfected liens of third-party creditors of the origination trust in any of the origination trust's assets, including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI, will take priority over the interests of the holder of the beneficial interest in those assets, including those of Raven Funding, the issuer and the indenture trustee in the assets allocated to the Lease SUBI and the Fleet Receivables SUBI, because the holder of the beneficial interest will not own directly or have a direct security interest in the assets of the origination trust allocated to its special unit of beneficial interest. A general creditor of the origination trust may obtain a lien on the assets of the origination trust regardless of whether its claim would be allocated to particular assets of the origination trust under the terms of the origination trust's trust agreement. See "Risk Factors--Our Indirect Ownership of the Leases, the Vehicles and the Receivables Could Result in Reduced Payments to You."

     Settlor and Initial Beneficiary. Raven Funding is the successor settlor and the initial beneficiary of the origination trust and is the holder of the certificate representing a beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest and the holder of the certificate representing the portion of the Fleet Receivable SUBI not represented by the Fleet Receivable SUBI Certificate. Raven Funding may in the future create and sell or pledge one or more special units of beneficial interest in assets of the origination trust other than the Lease SUBI and the Fleet Receivable SUBI in connection with securitizations similar to the transaction described in this prospectus.

     Duties of the Origination Trustees. Vehicle Management Services is the UTI trustee and Wilmington Trust Company is the Delaware trustee under the origination trust's trust agreement. Wilmington Trust Company is also the SUBI trustee with respect to the Lease SUBI and the Fleet Receivable SUBI. The Delaware trustee and each SUBI trustee must at all times

     - be a bank or trust company organized under the laws of the United States or one of the fifty states of the United States or the District of Columbia,

     -    have capital and surplus of at least $100,000,000 and

     - in the case of the Delaware trustee only, have a principal place of business, or have an agent with a principal place of business, in the State of Delaware.

The Delaware trustee or a SUBI trustee is not required to be a bank or trust company as described above if that trustee has appointed a trust agent that meets that qualification.

     Each of the UTI trustee, the Delaware trustee and each SUBI trustee is obligated to perform only

     - the duties that are specified in the origination trust's trust agreement or in any supplement to the trust agreement entered into in connection with the issuance of any special unit of beneficial interest,

     - such duties relating to any assets of the origination trust allocated to a special unit of beneficial interest as may be directed by Raven Funding, as the initial beneficiary, in a manner not contrary to the terms of the origination trust's trust agreement, from time to time, including, without limitation, in connection with

          - financing transactions of any sort undertaken by Raven Funding or a special purpose entity secured, directly or indirectly, by assets of the origination trust, by special units of beneficial interest in the assets of the origination trust or by the beneficial interest in the assets of the origination trust not allocated to a special unit of beneficial interest or any interest therein,

          - any sale by Raven Funding or a special purpose entity of any interest in one or more special units of beneficial interest in the origination trust, and

          -    any other asset securitization or similar transactions, and

     - duties in connection with sales by the origination trust of assets of the origination trust to the extent permitted by the terms of any existing securitizations so long as the certificate of title of any vehicle sold by the origination trust is amended to reflect the transfer of ownership of that vehicle from the origination trust unless applicable law permits the transfer of ownership of a motor vehicle without an amendment to the vehicle's certificate of title.

     Each of the UTI trustee, the Delaware trustee and each SUBI trustee will not have any responsibility or liability for

     - the validity or sufficiency of the origination trust's trust agreement, except for its representations and warranties in the trust agreement or its due execution of the trust agreement, or the legality, validity and enforceability of any security interest in any asset of the origination trust,

     - the perfection or priority of any security interest in an asset of the origination trust or the maintenance of any such perfection and priority,

     - the efficacy of the origination trust or its ability to generate the payments to be distributed to Raven Funding or its permitted assignees, including, without limitation, the existence, condition, location and ownership of any of the origination trust's assets,

     - the existence and enforceability of any insurance policy covering any of the origination trust's assets,

     - the existence and contents of any lease, vehicle or fleet management receivable or any computer or other record of any lease, vehicle or fleet management receivable,

     - the validity of the assignment of any asset to the origination trust or of any intervening assignment,

     -    the completeness of any lease,

     - the performance or enforcement of any lease or any contract relating to a fleet management receivable,

     - the compliance by Raven Funding or the servicer with any covenant or the breach by Raven Funding or the servicer of any warranty or representation in any document and the accuracy of any such warranty or representation prior to that trustee's receipt of notice or other discovery of any noncompliance or breach,

     - any investment of monies by the servicer or any loss resulting from that investment,

     - the acts or omissions of Raven Funding, the servicer, any other person or any lessee under, or in connection with the origination of any lease,

     - any action of the servicer taken in the name of that trustee or the acts or omissions of the servicer,

     - any action by that trustee taken at the instruction of Raven Funding, the holder or any pledgee of any certificate issued by the origination trust or the servicer,

     - the preparation, execution or filing of any tax returns on behalf of the origination trust or

     - the preparation, execution or filing of any document or report with any securities commission or agency.

     None of the UTI trustee, the Delaware trustee or any SUBI trustee will be under an obligation to exercise any of the discretionary rights or powers vested in it by the origination trust's trust agreement or to institute, conduct or defend any litigation related to the origination trust's trust agreement, at the request, order or direction of Raven Funding, the assignee or pledgee of the certificate representing a beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest or any certificate representing a special unit of beneficial interest in connection with a securitization or any other beneficiary of the origination trust unless the requesting party will have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities incurred by it.

     The servicer is obligated to pay each of the Delaware trustee and the SUBI trustee for the Lease SUBI and the Fleet Receivable SUBI reasonable compensation and reimbursement of all reasonable expenses for its services in the exercise and performance of any of the powers and duties under the origination trust's trust agreement in connection with the Lease SUBI and the Fleet Receivable SUBI and to indemnify each of those trustees for related claims.

     Each of the UTI trustee, the Delaware trustee and each SUBI trustee may execute any of its trusts or powers under the origination trust's trust agreement either directly or by or through agents or attorneys or one or more custodians. None of these trustees will be liable for the acts or omissions of any agent or attorney selected by that trustee in good faith with reasonable care.

     Retitling of Vehicles. Each of the holders of special units of beneficial interest in the origination trust and the holder of the beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest may at any time, at its option, request that the vehicles allocated to its interest be retitled in the name of that holder or a person designated by that holder, that a lien be noted on the certificates of title relating to those vehicles in the name of that holder, or a person designated by that holder, or that possession of those certificates of title be transferred to that holder or a person designated by that holder. Any of those actions would be taken at the expense of the holder requesting the action.

     Amendment of Origination Trust Agreement. Amendments to the origination trust's trust agreement require the consent of Raven Funding, the UTI trustee and any additional consents required under the terms of any supplement to the trust agreement relating to the issuance of a special unit of beneficial interest in the origination trust. Amendments to the origination trust's trust agreement do not require any approval of the holder of a special unit of beneficial interest in the origination trust if the holder of that special unit of beneficial interest would not be adversely affected by that amendment. See "Security for the Series 2001-1 Notes--Lease SUBI and Fleet Receivable SUBI --Amendments to Lease SUBI and Fleet Receivable SUBI Supplements".

     Termination. The origination trust will dissolve upon the unanimous written agreement of all of the holders of beneficial interests in the origination trust. Upon the dissolution of the origination trust, its affairs will be wound up and its property liquidated.

     No Petition. Each of the UTI trustee, the Delaware trustee, each SUBI trustee and the initial beneficiary has agreed that it will not prior to one year and one day after the date upon which all obligations under each securitization involving the origination trust have been paid in full, institute against, or join any other person in instituting against, the origination trust, Raven Funding, any other special purpose entity that is party to a securitization involving the origination trust, or any general partner of any such special purpose entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The origination trust has agreed not to institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law without the unanimous consent of all of its trustees and the holders of all beneficial interests in the origination trust. A SUBI trustee cannot consent to any of those actions by the origination trust unless directed to do so by the holder of the applicable special unit of beneficial interest and each assignee or pledgee of that special unit of beneficial interest and the Delaware trustee cannot consent to any of those actions unless directed to do so by all of the holders of beneficial interests in the origination trust.

The Servicing Agreement

     General. Subject to the supervision, direction and control of the origination trust, Vehicle Management Services, as servicer has agreed to perform all of the obligations of the origination trust in connection with the leases, the vehicles and the fleet management receivables under the Servicing Agreement. The servicer's duties include, among other things,

     -    contacting potential lessees,

     -    evaluating the creditworthiness of potential lessees,

     -    negotiating master lease agreements,

     - collecting and posting payments on the leases, fleet management receivables and any other assets of the origination trust,

     -    responding to inquiries of lessees,

     -    investigating and resolving delinquencies,

     - sending payment statements and reporting tax information to lessees,

     -    disposing of returned vehicles,

     - paying the costs of disposition of vehicles related to charged-off leases and vehicles rejected by the lessees,

     -    administering the leases,

     - amending payment due dates and making other modifications to the leases,

     -    approving vehicle repairs,

     -    accounting for collections and

     -    preparing and filing all tax returns of the origination trust.

     The servicer has agreed to cause the origination trust to

     - apply for and maintain all licenses, permits and authorizations necessary and appropriate to acquire, hold and manage its assets in each jurisdiction where the ownership of its assets or the nature of its operations would require it to maintain those licenses, permits or authorizations,

     - file all notices, reports and other required filings in each jurisdiction where the location of its assets or the nature of its operations would require it to make a filing and

     - pay or cause to be paid all applicable taxes and fees properly due and owing in connection with its activities.

     The servicer has agreed to manage, service, administer and make collections on the assets allocated to the Lease SUBI and the Fleet Receivable SUBI using reasonable care, following its credit and collection policies and using the degree of skill and attention that it exercises with respect to all comparable fleet vehicle leases and receivables that it services for itself.

     Servicer Representations as to Satisfaction of Eligibility
Criteria. On June 30, 1999, in connection with Raven Funding's contribution of assets to the origination trust under the Contribution Agreement and the allocation of assets to the Lease SUBI, the servicer delivered an officer's certificate representing and warranting to Raven Funding, us and the indenture trustee that

     - all of the master lease agreements allocated to the Lease SUBI on June 30, 1999 were Eligible Master Leases as of June 19, 1999,

     - all of the leases under those master lease agreements included in the Aggregate Lease Balance as of June 30, 1999 were
          Eligible Leases as of June 19, 1999 and

     - all of the consumer leases allocated to the Lease SUBI on June 30, 1999 were Eligible Consumer Leases as of June 19, 1999.

     At the time of its origination of each new lease under a master lease agreement allocated to the Lease SUBI, the servicer is obligated to determine whether that lease is an Eligible Lease and if it determines that a new lease is an Eligible Lease and as a result increases the Aggregate Lease Balance to include that lease, the servicer is deemed to have represented to us and the indenture trustee that that lease constitutes an Eligible Lease as of the first date on which that lease is included by the servicer in the Aggregate Lease Balance.

     As a condition to any allocation of a new master lease agreement to the Lease SUBI, the servicer is obligated to determine whether that master lease agreement is an Eligible Master Lease and deliver to Raven Funding, us and the indenture trustee an officer's certificate representing that that master lease agreement is an Eligible Master Lease as of the date of that allocation.

     As a condition to any allocation of a new consumer lease to the Lease SUBI, the servicer is obligated to determine whether that consumer lease is an Eligible Consumer Lease and deliver to Raven Funding, us and the indenture trustee an officer's certificate representing that that consumer lease is an Eligible Consumer Lease as of the date of that allocation.

     At the time of any acquisition of a vehicle acquired at the request of a lessee who is party to a master lease agreement allocated to the Lease SUBI, the servicer is obligated to determine whether that vehicle is an Eligible Paid In Advance Vehicle and if it determines that a new vehicle is an Eligible Paid in Advance Vehicle and as a result increases the Aggregate Paid In Advance Balance to include that vehicle, the servicer is deemed to have represented to us and the indenture trustee that that vehicle constitutes an Eligible Paid in Advance Vehicle as of the first date on which that vehicle is included by the servicer in the Aggregate Paid In Advance Balance.

     If we, Raven Funding, the indenture trustee or the servicer determines that any of the servicer's eligibility certifications was incorrect when made or deemed made and that that breach of representation and warranty materially and adversely affects the collectibility of, or our interest or the interest of the indenture trustee in, the related master lease agreement, consumer lease, lease or vehicle ordered at the request of a lessee, as the case may be, the party discovering that breach will give prompt written notice to the others. Within 30 days of its discovery of the breach or notice of the breach to the servicer, the servicer is obligated to cure in all material respects the circumstances or condition giving rise to that breach. If the servicer is unable or unwilling to cure the breach, it will be obligated to purchase that master lease agreement, consumer lease or lease and the related vehicle or vehicles or that vehicle acquired at the request of lessee who is party to a master lease agreement from the origination trust by depositing into the collection account on the first payment date following the 30-day period

     - in the case of a breach relating to a master lease agreement, an amount equal to the aggregate Lease Balance of all leases under that master lease agreement as of the last day of the preceding Monthly Period plus, in the case of a closed-end lease, the aggregate Net Book Value of the vehicles subject to that master lease agreement as of that day,

     - in the case of a breach relating to a consumer lease, an amount equal to the Lease Balance of that consumer lease as of the last day of the preceding Monthly Period plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that consumer lease as of that day,

     - in the case of a breach relating to a lease under a master lease agreement, an amount equal to the Lease Balance of that lease as of the last day of the preceding Monthly Period plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that lease as of that day and

     - in the case of a breach relating to a vehicle acquired at the request of a lessee who is party to a master lease agreement,

          an amount equal to the cost of that vehicle.

In addition, the servicer will indemnify, defend and hold harmless us and the indenture trustee and any subsequent servicer, if other than the current servicer, from and against, any and all loss or liability with respect to or resulting from its breach of representation and warranty with respect to any master lease agreement, consumer lease, lease, leased vehicle or vehicle acquired at the request of a lessee who is party to a master lease agreement, including, without limitation, the reasonable fees and expenses of counsel.

     Permitted Modifications of Leases and Policies. The servicer is permitted under the Servicing Agreement to

     - modify the terms of a lease allocated to the Lease SUBI, provided that the modification will not

     - decrease any amount payable under the lease if it terminates early or reduce any payment due under the lease upon its expiration or

     - extend the final termination date for the lease if the lease would not have been an Eligible Lease at the time it was first included in the Aggregate Lease Balance had such extension been effected at that time,

     - convert the floating interest rate under any lease to a fixed rate which is lower than the greater of

          - the fixed rate into which that floating rate is converted in accordance with that lease and

          - one-half of 1% in excess of the PHH Treasury Note Rate on the conversion date, or

     - amend or modify the standards, policies and procedures, including but not limited to credit and residual accrual policies, applied by the servicer in originating leases and conducting its collection and repossession activities, provided that that amendment or modification would not have a material adverse effect on the collectibility of amounts owing in respect of the leases or on the interests of the holders of the special units of beneficial interest in the assets of the origination trust or any assignee or pledgee of one of those interests.

     Servicing Records. The servicer is obligated to maintain computer and manual records with respect to the leases, the vehicles, the fleet management receivables and the other assets of the origination trust and the Collections as are sufficient to permit

     - it to perform its servicing duties in accordance with the Servicing Agreement and

     - the UTI trustee to identify and allocate the assets of the origination trust on a segregated basis in accordance with the terms and provisions of the origination trust's trust agreement.

The servicer is obligated to retain all data, including, computerized records, together with all operating software and appropriate documentation relating directly to or maintained in connection with the servicing of the assets of the origination trust. If a Servicer

Termination Event occurs and the servicer's obligations under the Servicing Agreement are terminated, the servicer is obligated to deliver those records to the successor servicer.

     Custody of Lease Documents and Certificates of Title. The servicer in accordance with its policies and procedures is obligated to take all necessary steps to maintain evidence of the origination trust's ownership interest in each vehicle on the certificate of title for that vehicle. The servicer has been authorized by the UTI trustee, the Delaware trustee and the SUBI trustees to take all reasonably necessary steps to record the origination trust's ownership interest in a vehicle if that vehicle is relocated or for any other reason.

     The origination trust has appointed Allfirst Financial Center, National Association, as bailee and custodian of all of the origination trust's master lease agreements and consumer leases and other related documents under the Custodian Agreement. The custodian is obligated to act for the holder of each special unit of beneficial interest in the origination trust and the holder of the beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest, and any pledgee or assignee of any such holder, with respect to the related assets of the origination trust. The custodian is obligated to follow the directions of those holders and their assignees and pledgees.

     Collections and Application of Collections. The servicer is obligated to service, administer and collect all amounts due on or in respect of the leases, the fleet management receivables and the other assets of the origination trust. The servicer is obligated in accordance with its collection policies and procedures to use commercially reasonable efforts to collect all payments called for under the terms and provisions of the leases and the fleet management receivables when due. Subject to the limitations described under the caption "Permitted Modifications of Leases and Policies" above, the servicer may in accordance with its policies and procedures grant extensions, rebates, credits or adjustments in respect of the leases or fleet management receivables. The servicer may in its discretion waive any late payment charge that may be collected in the ordinary course of servicing a lease or a fleet management receivable in accordance with its policies and procedures.

     The servicer is obligated to direct the lessees to make all payments in respect of the leases and the fleet management receivables to a lockbox account maintained in the name of the origination trust for the benefit of the holders of the beneficial interests in the origination trust. The servicer is obligated to direct any other person making a payment constituting collections on the assets of the origination trust to make such payment directly to that lockbox account. The Servicer will hold in trust for the benefit of the origination trust any Collections received by it directly and deposit those funds in that lockbox account or apply them as follows:

     - if the collections relate to the Lease SUBI or the Fleet Receivable SUBI, the servicer will deposit those funds in the collection account,

     - if the collections relate to another special unit of beneficial interest in the origination trust, the servicer will deposit those funds in accordance with the related supplement to the servicing agreement and

     - if the collections relate to the assets of the origination trust that are not allocated to a special unit of beneficial interest in the origination trust, the servicer will pay those funds as directed by Raven Funding, as the holder of that interest.

     The servicer is obligated to account to the trustees of the origination trust for each portfolio of assets of the origination trust separately.

     Servicer Advances. On or before each payment date, the servicer is obligated to make an advance in an amount equal to the amount by which

     - the aggregate monthly lease payments billed and unpaid under all leases and all fleet management receivables billed and unpaid during the preceding Monthly Period exceeds

     - the amount of collections received in respect of those payments during that Monthly Period.

The Servicer is not required to make an advance in respect of

     - any lease or fleet management receivable that it reasonably determines, in its sole discretion, is unlikely to be paid from subsequent collections on that lease or fleet management receivable or

     -    any lease that is considered to be a charged-off lease.

On each payment date, the servicer will be entitled to be reimbursed in accordance with the Indenture for amounts previously advanced by the servicer for delinquent monthly lease payments and delinquent fleet management receivables out of amounts collected in respect of those delinquent monthly lease payments or delinquent fleet management receivables during the preceding Monthly Period.

     Insurance. The servicer is obligated to use reasonable efforts to ensure that

     - if a lessee is required by the servicer's policies and procedures to maintain comprehensive, collision and property damage insurance on the vehicles leased by that lessee from the origination trust, that that lessee maintains in full force and effect during the term of its lease that insurance, naming the origination trust as a loss payee and additional insured, and

     - each lessee maintains public liability, bodily injury and property damage coverage equal to the greater of the amounts required by applicable state law or industry standards as set forth in the lease, naming the origination trust as an additional insured.

     The servicer is obligated at all times to maintain, or cause to be maintained by an affiliate of the servicer, on behalf of the origination trust, insurance policies, which may be blanket policies covering the servicer, the origination trust and some or all affiliates of the servicer, with respect to the leases, the vehicles and the related lessees, and will cause each such insurance policy maintained by it or any of its affiliates to name the origination trust as an additional insured or loss payee, as appropriate, of at least the types and in at least the same amounts as are customarily maintained by the servicer and its affiliates for its own portfolio of leases and the related vehicles.

     In addition, under the supplement to the servicing agreement relating to the Lease SUBI, the servicer is obligated to maintain and keep in force for the benefit of the origination trust, or cause the origination trust to have in effect, maintain and keep in force, insurance covering the assets of the origination trust allocated to the Lease SUBI against the following hazards and in the following forms and amounts:

     - contingent and excess automobile liability insurance policies with Continental Casualty Company, or another nationally recognized insurance company with a rating of at least A by A.M. Best, with limits of no less than $1,000,000 per occurrence, covering losses in the event that a lessee's primary insurance policy is not collectible at the time of loss or that a liability claim exceeds the policy limit of a lessee's primary insurance,

     - interim automobile liability insurance coverage with Continental Casualty Company, or another nationally recognized insurance company with a rating of at least A by A.M. Best, with limits of no less than $1,000,000 per occurrence, covering losses

          - prior to the time that a lessee's primary insurance becomes effective and

          -    after a lease has terminated and

     - umbrella excess liability insurance of not less than $25,000,000 with an insurer that has a rating of at least A by A.M. Best.

     The servicer's insurance policies are permitted to be subject to such deductibles or retentions as are consistent with industry practices of prudent automobile and light truck vehicle lease companies or lessors and are required to name the origination trust, Raven Funding and us as additional insureds. Each of these policies is required to

     - contain an endorsement by the insurer that any loss will be payable in accordance with the terms of the policy notwithstanding any act of negligence of the servicer or other insured that might otherwise give rise to a defense by the insurer to its payment of the loss,

     - expressly provide that all provisions, except liability for premiums which will be solely a liability of the servicer, and the limits of the insurer's liability under the policy will operate in the same manner as if there were a separate policy covering each additional insured and

     - provide that if the insurance is to be canceled, terminated or materially changed, the insurers, or their representatives, will promptly notify the additional insureds and any cancellation, termination or change will not be effective until 30 days, or 10 days for non-payment of premium, after receipt of notice by the additional insureds.

     Sale of Vehicles upon Expiration or Termination of Leases. When a lease terminates or expires or a vehicle is otherwise returned to the origination trust, the servicer is obligated to arrange for the sale of the related vehicle in accordance with the related lease and its policies and procedures and to collect from the related lessee any amounts payable by the lessee under the lease in connection with that expiration, termination, return and/or disposal. For additional information about how the servicer disposes of the vehicles, See "Vehicle Management Services--Lease Termination and Vehicle Disposition".

     Sale of Rejected Vehicles. If a lessee does not accept delivery of a vehicle ordered at its request, the servicer is obligated to arrange for the sale or other disposition of that vehicle in accordance with its policies and procedures and to collect from the related lessee any fee, penalty or other amount payable in connection with that rejection.

     Repossessed Vehicles. The servicer is obligated to use reasonable efforts to repossess or otherwise convert the possession of any vehicle subject to a delinquent lease in accordance with its policies and procedures. The servicer is obligated to take whatever actions it deems necessary or advisable to realize all amounts owing under a delinquent lease and to sell the related vehicle or vehicles at public or private sale in accordance with the delinquent lease. The servicer is entitled to reimbursement out of sales proceeds for all of its reasonable liquidation expenses. The servicer is not permitted to incur expenses to repair or repossess any vehicle that has suffered damages unless it determines that the repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of the expenses of repair or repossession.

     Compliance Reports.

      - Quarterly Reports. Within ten business days of the last business day of each quarter, the servicer is obligated to deliver to us and the indenture trustee a copy of an officer's certificate, dated as of the end of that fiscal quarter, stating that

     - that officer has supervised a review of the servicer's activities and performance under the Servicing Agreement during that fiscal quarter and

     - to the best of that officer's knowledge, based on that review, the servicer has fulfilled all its obligations in all material respects under the Servicing Agreement during that fiscal quarter or, if there has been a default in any material respect, specifying the default known to that officer and the nature and status of that default.

     - Annual Accountants' Reports. The servicer is obligated to cause a firm of nationally recognized independent certified public accountants, who may render other services to the servicer, to deliver to us, the indenture trustee and each rating agency rating our notes or preferred membership interests on or before March 31 of each year

    - a report covering the preceding year to the effect that the firm

          - has reviewed certain documents and records relating to the servicing of the assets of the origination trust allocated to the Lease SUBI and

          - based on that review, the firm is of the opinion that the monthly settlement statements delivered to the holders of each series of notes for each Monthly Period in that year were prepared in compliance with the Servicing Agreement, except for exceptions it believes to be immaterial and other exceptions that it describes in the report and

     -    a report to the effect that

          - the firm has examined the assertion of the servicer's management as to the servicer's compliance with certain of the servicing requirements in the Servicing Agreement during the preceding year,

          - the firms' examination was made in accordance with standards established by the American Institute of Certified Public Accountants and

          - except as described in the report, the servicer's management's assertion is fairly stated in all material respects.

     - Quarterly ERISA Reports. The servicer is obligated to deliver to us, the indenture trustee and each rating agency rating our notes or preferred membership interests on a quarterly basis, within 45 days after the end of each quarter, an officer's certificate stating whether if all "employee benefit plans" subject to Title IV of ERISA which the servicer, or any entity which is a member of a "controlled group" of which the servicer is also a member, maintains or sponsors were terminated on the last day of that quarter or immediately after that date, there would be any unfunded liabilities with respect to any of those plans, its participants or beneficiaries or the Pension Benefit Guaranty Corporation.

     Indemnification. The servicer has agreed to indemnify, defend and hold harmless, among others, the origination trust, Raven Funding, us and the indenture trustee, on behalf of the holders of the notes, for any and all liabilities, losses, damages and expenses that may be incurred as a result of any negligent act or omission by the servicer in connection with

     - its maintenance and custody of the documents relating to the leases,

     -    the servicing of the assets of the origination trust or

     - any other activity undertaken or omitted by the servicer with respect to the Lease SUBI, the Fleet Receivable SUBI or the Servicing Agreement.

     Servicing Fee. The portion of the servicing fee allocable to the series 2001-1 notes and payable to the servicer out of Collections allocated to the series 2001-1 notes on each payment date will equal the product of

     -    0.215% per annum

     multiplied by

     - the Series 2001-1 Allocated Adjusted Aggregate Unit Balance as of the first day of the preceding Monthly Period multiplied by

     - the number of days in that Monthly Period divided by 365, or 366.

This fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2001-1 notes to pay the fee as described under "Description of the Series 2001-1 Notes-- Monthly Distributions".

     Resignation; Delegation. The servicer may not resign from its obligations and duties under the servicing agreement unless it determines that its duties under the servicing agreement are no longer permissible by reason of a change in applicable law or regulations. Any resignation of the servicer will not become effective until a successor servicer has assumed the servicer's obligations under the servicing agreement.

     The servicer may not assign or delegate any of its rights, powers, duties or obligations under the servicing agreement except

     - an assignment of all of its rights, powers, duties and obligations to a successor in connection with a consolidation, merger or conveyance involving the servicer,

     - a delegation of any or all of the servicer's duties under the servicing agreement to any majority owned subsidiary of Avis Group Holdings or

     - a delegation of specific duties to sub-contractors who are in the business of performing those duties.

By delegating any of its duties, the servicer will not be relieved of its responsibility for performing those duties and the servicer will remain obligated and liable for servicing and administering the assets of the origination trust. The servicer may delegate its duty to originate consumer leases to PersonaLease, its wholly-owned subsidiary.

     Servicer Termination Events. If a Servicer Termination
Event occurs and is continuing, the SUBI trustee may terminate all or a portion of the rights and powers of the servicer to service the assets of the origination trust allocated to the Lease SUBI and the Fleet Receivable SUBI under the Servicing Agreement. No termination of the servicer will be effective until the SUBI trustee has appointed a successor servicer. If servicing is transferred, the servicer will be obligated to use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected assets to the new servicer. As the holder of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate, we have the right to direct the SUBI trustee to terminate the servicer. We have agreed in the Indenture not to terminate the servicer without the prior written consent of the holders of a Majority in Interest of each series of notes and have agreed to terminate the servicer at the direction of the holders of a Majority in Interest of each series of notes.

     Among other events, the following events are Servicer
Termination Events:

     - the servicer's failure to deposit or transfer any amounts that are required to be deposited or transferred under the Servicing Agreement and that failure continues unremedied for two business days after the discovery of the failure by the servicer or the receipt by the servicer of written notice of the failure,

     - we, the indenture trustee or the UTI trustee has not received the monthly settlement statement within three business days of when due,

     - the servicer's default in the due performance and observance of any other provision of the Servicing Agreement and that default continues unremedied for 30 days after the earlier to occur of written notice to the servicer by us or the indenture trustee of the default or the servicer's discovery of the default,

     - the servicer makes a representation, warranty or statement in the Servicing Agreement or any certificate, report or other writing delivered under the Servicing Agreement that was incorrect in any material respect when made and continues to be incorrect for 30 days after the earlier to occur of written notice to the servicer by us or the indenture trustee of the breach or the servicer's discovery of the breach,

     - the servicer creates, either indirectly or directly, or allows to suffer to exist, any lien on, the Lease SUBI, the Fleet Receivable SUBI or any assets of the origination trust included in or allocated to those special units of beneficial interest, other than certain permitted liens or

     - the occurrence of certain bankruptcy or insolvency events with respect to the servicer.

     The SUBI trustee, acting at our direction, with the consent or at the direction of the holders of a Majority in Interest of each series of notes, may waive any Servicer Termination Event and its consequences.

     If the servicer is terminated after the occurrence of a Servicer Termination Event or the servicer resigns, The Chase Manhattan Bank has agreed to act as successor servicer under the Servicing Agreement, at the request of the indenture trustee, acting at the direction of a Majority in Interest of each outstanding series of notes, or, if there are no notes outstanding, our direction. The Chase Manhattan Bank may, if it is unwilling to act as successor servicer, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution

     - having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for that institution and

     - whose regular business includes the servicing of fleet lease receivables, as successor servicer under the Servicing
          Agreement.

Chase's appointment of a successor servicer would be subject to the confirmation from each rating agency that has been requested by us to issue a rating applicable to any outstanding series of notes or any outstanding series of preferred membership interests that the appointment of that successor servicer would not result in the reduction or withdrawal of the current rating of that outstanding series of notes or that outstanding series of preferred membership interests.

     Avis Guaranty. Avis Group Holdings has agreed to guarantee the due and prompt payment and performance by the servicer of the following obligations:

     - the servicer's indemnification obligations described above under the caption "--Indemnification",

     - the servicer's repurchase obligations following the breach of a representation made in a certification of eligibility as described above under the caption "Servicer Representations as to Satisfaction of Eligibility Criteria" and

     - certain expense reimbursement obligations of the servicer relating to the administration and servicing of the Lease SUBI, the Fleet Receivable SUBI and the assets of the origination trust allocated to the Lease SUBI and the Fleet Receivable SUBI.

               The Receivables Purchase Agreement, the Asset Purchase
                       Agreement and the Contribution Agreement

     Following is a summary of the provisions of the Receivables
Purchase Agreement, the Asset Purchase Agreement and the Contribution

Agreement. This summary describes the material provisions of those agreements. This summary is qualified in its entirety by reference to the provisions of those agreements.

Receivables Purchase Agreement

     Transfers of Fleet Management Receivables. Under the Receivables Purchase Agreement, Vehicle Management Services has agreed to sell to Raven Funding on each payment date all fleet management receivables then owned by it for a purchase price equal to the fair market value of those receivables. It has also agreed to contribute to Raven Funding on each payment date any fleet management receivables owned by it as of that payment date and not sold to Raven Funding.

          Vehicle Management Services sells or contributes the following related property to Raven Funding in connection with each sale or contribution of fleet management receivables to Raven Funding:

     - all rights relating to those receivables under the related fleet service contracts,

     -    all collections of those receivables,

     - all guaranties, insurance, letters of credit and other agreements supporting or securing payment of those receivable and

     -    all proceeds of those assets.

     Representations and Warranties. Vehicle Management Services makes certain representations and warranties to Raven Funding as of the date of each sale of fleet management receivables under the Receivables Purchase Agreement. Those representations and warranties, include, among other things, that

     -    each fleet management receivable is an Eligible Receivable,

     -    each fleet management receivable was owned by Vehicle
          Management Services free and clear of any claims and Raven Funding will acquire valid and properly perfected title to that fleet management receivable,

     - the transfer of each fleet management receivable and the related property constitutes a valid sale or contribution of all right, title and interest of Vehicle Management Services to that fleet management receivable and the related property and that transfer is perfected and of first priority under applicable law and

     - Vehicle Management Services has no knowledge of any fact that would cause it to expect that any payments on those fleet management receivables will not be paid in full when due or that is reasonably likely to cause or result in any other material adverse effect with respect to those fleet management receivables.

     Conditions to Transfers. Each sale or contribution of fleet management receivables to Raven Funding under the Receivables Purchase Agreement is subject to the condition, among others, that

     - the representations and warranties of Vehicle Management Services in the Receivables Purchase Agreement are true and correct and

     -    No Servicer Termination Event or Receivables Purchase
          Termination Event, or any occurrence or event which, with the giving of notice, the passage of time or both, will be a Receivables Purchase Termination Event, has occurred and is continuing or would result after giving effect to the transfer.

     Receivables Purchase Termination Events. If a Receivables Purchase Termination Event occurs, Vehicle Management Services will stop selling or contributing fleet management receivables to Raven Funding under the Receivables Purchase Agreement. The occurrence of certain bankruptcy or insolvency events with respect to Vehicle Management Services, the origination trust, Raven Funding or Avis Group Holdings will automatically be a Receivables Purchase Termination Event.

     The events listed below will be Receivables Purchase Termination Events only if after any applicable grace period the indenture trustee or we declare that a Receivables Purchase Termination Event has occurred. The indenture trustee may or we may, with the consent of the indenture trustee and the holders of a Majority in Interest of each outstanding series of notes, declare that a Receivables Purchase Termination Event has occurred.

     The nonautomatic Receivables Purchase Termination Events are:

     - Vehicle Management Services' failure to observe or perform in any material respect any of its covenants or agreements in the Receivables Purchase Agreement and that failure continues unremedied for a period of 30 days,

     - Vehicle Management Services make a representation or warranty in the Receivables Purchase Agreement that was incorrect in any material respect when made and continues to be incorrect in any material respect for 30 days,

     - Raven Funding ceases having a valid and perfected first priority ownership interest in the fleet management receivables and the related property or any of Raven Funding or any affiliate of Raven Funding makes that assertion,

     - there is filed against Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding

          -    a notice of federal tax lien from the IRS,

          - a notice of lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the tax code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or

          - a notice of any other lien that could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding and after 40 days that notice has not been withdrawn or that lien has not been released or discharged,

     - the Receivables Purchase Agreement or any other Transaction Document ceases for any reason to be in full force and effect or

     - an amortization event occurs and continues with respect to each series of notes.

     Covenants. Vehicle Management Services agreed to certain covenants under the Receivables Purchase Agreement, including, among others, that Vehicle Management Services will:

     - originate the fleet management receivables in accordance with its policies and procedures and comply in all material respects with the policies and procedures applicable to the fleet management receivables and the related fleet service contracts,

     - permit Raven Funding to assign all of its right, title and interest in the fleet management receivables and the related property and the Receivables Purchase Agreement to the origination trust under the Contribution Agreement,

     - permit the origination trust to create and issue to Raven Funding a special unit of beneficial interest in the fleet management receivables, the related property and the Receivables Purchase Agreement,

     - make a cash payment to Raven Funding on or prior to each payment date in an amount equal to the aggregate amount of reductions made by the servicer to the billed amounts of the fleet management receivables during the preceding Monthly Period,

     - not sell, transfer, convey, assign or otherwise dispose of, or assign any fleet management receivable, the related property or the related fleet service contracts except as permitted by the Transaction Documents,

     - not create, incur, assume or permit to exist any adverse claim on or with respect to the fleet management receivables or the related property except for permitted liens,

     - not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any fleet management receivable or amend, modify or waive any payment term or condition of any related fleet service contract applicable to any outstanding fleet management receivable except in accordance with its policies and procedures and

     - not make any change to its policies and procedures without the prior written consent of Raven Funding, us and, while any series of notes are outstanding, the indenture trustee, that in any respect materially adversely affects the collectibility of the fleet management receivables or otherwise has a material adverse effect.

     Repurchase Obligation. If Vehicle Management Services breaches any of its representations, warranties or covenants in the Receivables Purchase Agreement and that breach is reasonably likely to have a material adverse effect on the value of a fleet management receivable or the interests of Raven Funding or us in that fleet management receivable, on or prior to the payment date following the discovery of that breach, Vehicle Management Services is obligated to

     - repurchase that fleet management receivable from the origination trust,

     - transfer ownership of a new fleet management receivable that is an Eligible Receivable to the origination trust in exchange for that fleet management receivable or

     - make a capital contribution in cash to Raven Funding by remitting the amount of that contribution to the collection account in each case, for or in an amount equal to the billed amount of that fleet management receivable less any collections received by Raven Funding or its assignees on that fleet management receivable. Vehicle Management Services will repurchase a fleet management receivable from the origination trust by remitting the purchase price to the collection account.

Asset Purchase Agreement

     Sale of Existing Vehicles and Leases. On June 30, 1999, Vehicle Management Services and PersonaLease sold to Raven Funding under the Asset Purchase Agreement for a purchase price of $1,922,476,093 all of their respective rights and interests to the following:

     - all vehicles then owned by Vehicle Management Services or PersonaLease or in which Vehicle Management Services or PersonaLease had an interest, together with all proceeds of those vehicles and all warranties of any kind relating to those vehicles,

     - all leases then owned by Vehicle Management Services or PersonaLease or in which Vehicle Management Services or PersonaLease had an interest,

     - all certificates of title or other evidence of ownership relating to those vehicles,

     -    all insurance policies relating to those vehicles and

     -    all proceeds of the foregoing assets.

     Vehicle Management Services also sold and transferred to Raven Funding on June 30, 1999 all of its rights to all then-existing beneficial interests in the origination trust for a purchase price of $167,561,262.

     Representations and Warranties.  On June 30, 1999, Vehicle
Management Services and PersonaLease made the following representations and warranties, among others, to Raven Funding:

     - all of its right, title and interest to and in each lease and vehicle was validly transferred to Raven Funding and Raven Funding had good and marketable title to that vehicle and lease free and clear of any adverse claim,

     - all of its right, title and interest to and in the existing beneficial interests in the origination trust were validly transferred to Raven Funding and Raven Funding had good and marketable title to those interests free and clear of any adverse claim,

     - those existing beneficial interests represented 100% of the beneficial interest in the assets of the origination trust,

     - the origination trust had good and marketable title to all leases and vehicles a beneficial interest in which was represented by those existing beneficial interests, free of any adverse claim,

     -    each lease then owned by the origination trust was an Eligible
          Lease and

     - each master lease agreement then owned by the origination trust was an Eligible Master Lease and no adverse selection procedures were employed in selecting each of those master lease agreements when transferred to the origination trust.

     Covenants. Vehicle Management Services and PersonaLease agreed to certain covenants under the Asset Purchase Agreement, including, among others, to

     - take whatever actions are required by law to preserve and protect the interest of Raven Funding in the vehicles, leases and related property transferred to Raven Funding on June 30, 1999,

     - not sell, transfer, convey, assign or otherwise dispose of, or assign any assets transferred to Raven Funding on June 30, 1999 to anyone else,

     - not incur or suffer to exist any lien on any of those assets and

     - pay all reasonable costs and disbursements in connection with the perfection of Raven Funding's interest in the vehicles, leases and related property transferred to Raven Funding on June 30, 1999.

Contribution Agreement

     Contribution of Assets. On June 30, 1999, Raven Funding contributed to the origination trust under the Contribution Agreement all of its right, title and interest in and to

     - all fleet management receivables and related property acquired by it under the Receivables Purchase Agreement on June 30, 1999 and to be acquired by it after June 30, 1999,

     - all vehicles, leases and the related property transferred to Raven Funding on June 30, 1999,

     - the existing beneficial interests in the origination trust acquired from Vehicle Management Services on June 30, 1999,

     -    the Receivables Purchase Agreement and the Asset Purchase
          Agreement and

     -    all proceeds of the foregoing assets.

In connection with the contribution of the leases to the origination trust, the origination trust agreed to assume the obligations of Raven Funding under the assigned leases.

     Representations by Raven Funding. On June 30, 1999, Raven Funding represented and warranted to the origination trust that

     - none of the assets transferred by Raven Funding to the origination trust on that date had been contributed, sold, transferred, assigned or pledged by Raven Funding to any other person,

     - immediately prior to that transfer, Raven Funding had good title to those assets free and clear of all liens and, immediately upon their transfer to the origination trust, the origination trust had good title to those assets, free and clear of all liens and

     - the transfer of those assets by Raven Funding to the origination trust had been perfected under the applicable provisions of the Uniform Commercial Code.

               Material Legal Aspects of the Origination Trust

Origination Trust

     General. The origination trust is a statutory business trust under Delaware law. In a business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law "asset preservation" trust, where the trustee is charged with the mere maintenance of the trust property. The principal requirement for the formation of a business trust in Delaware is the execution of a trust agreement and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The origination trust has been formed by satisfying those requirements. The origination trust has also made trust filings or obtained certificates of authority to transact business in the states where that action is required.

     Potential Applicability of Bankruptcy Code. Because the origination trust has been registered as a business trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code. To the extent that the origination trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws, the UTI trustee is not authorized to commence a case or proceeding under those laws and each of the other origination trust trustees, Raven Funding and the holders of the beneficial interests in the origination trust have agreed not to institute a case or proceeding against the origination trust under any of those laws for a period of one year and one day after payment in full of all distributions to the holders of those beneficial interests.

     Allocation of Origination Trust Liabilities. The origination trust holds all of its assets, including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI, on behalf of the beneficiaries of the origination trust. Those assets will be allocated among the beneficial interests in the origination trust as described in this prospectus under the caption "Origination Trust and the Servicing Agreement--Origination Trust--Special Units of Beneficial Interest". The Lease SUBI and the Fleet Receivable SUBI each evidence a beneficial interest in the assets allocated to that special unit of beneficial interest, not a direct legal interest in those assets nor an interest in any other assets of the origination trust.

     The liabilities of the origination trust generally will be allocated to the portfolio of origination trust assets with respect to which they were incurred as described in this prospectus under the caption "Origination Trust and the Servicing Agreement--Origination Trust--Allocation of Origination Trust Liabilities". Any liability to third parties arising from or in respect of a lease or a vehicle allocated to the Lease SUBI will be borne by us and any liability to third parties arising from or in respect of a fleet management receivable or the related property will be borne by Raven Funding and us. For a discussion of one of the potential liabilities arising from the ownership of a vehicle allocated to the Lease SUBI that may be imposed on the origination trust, see "--Liabilities Associated with Vehicle
Ownership".

     The trustees and the beneficiaries of the origination trust and the assignees and pledgees of those beneficiaries will be bound by the allocation of liabilities contained in the origination trust's trust agreement and third parties will be bound by that allocation to the extent the allocation provision of the Delaware business trust statute is enforced. This provision of the Delaware business trust statute, however, has never been litigated in an actual case, and it is possible that a court would not shield the assets of the origination trust allocated to the Lease SUBI or the Fleet Receivable SUBI from liabilities relating to assets of the origination trust allocated to other special units of beneficial interest if to do otherwise would leave an injured plaintiff without an adequate remedy.

     Indirect Ownership Interest in Origination Trust Assets. We are the owner of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and, through that ownership, we have an indirect beneficial ownership interest in the leases and vehicles allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI. We do not have a direct ownership interest or security interest in those assets. Perfected liens of third-party creditors of the origination trust in those assets will take priority over our interest in those assets. A general creditor of the origination trust may obtain a lien on those assets regardless of whether its claim would be allocated to the assets allocated to the Lease SUBI or the Fleet Receivable SUBI under the terms of the origination trust's trust agreement. Potential liens include tax liens arising against Raven Funding or the origination trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the origination trust arising from the operation of the vehicles. For a discussion of some of these risks, see "Risk Factors--Our Indirect Ownership of the Leases, the Vehicles and the Receivables Could Result in Reduced Payments to You".

Insolvency-Related Matters

     Risk of Raven Funding or Origination Trust Bankruptcy. Steps have been taken to minimize the risk of Raven Funding's bankruptcy or
insolvency.   These steps include the creation of Raven Funding as a
wholly-owned, special purpose subsidiary of Vehicle Management Services under organizational documents that contain the following limitations:

     - the requirement that Raven Funding have at all times at least two "independent managers",

     -    restrictions on the nature of Raven Funding's business and

     - restrictions on Raven Funding's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency laws without the affirmative vote of all of its managers, including its "independent managers".

     Each holder or pledgee of a beneficial interest in the origination trust will be required to expressly disclaim any interest in the assets of the origination trust allocated to the Lease SUBI and the Fleet Receivable SUBI and to fully subordinate any claims to those assets if that disclaimer is not given effect. Although we cannot assure you that, in the unlikely event of the bankruptcy of Raven Funding, that the assets of the origination trust would not be treated as part of Raven Funding's bankruptcy estate, we expect that they would not be included in Raven Funding's bankruptcy estate and that, even if they were included, the subordination by the holders and pledgees of the beneficial interests in the origination trust would be enforceable.

     Steps have also been taken to minimize the risk of the origination trust's bankruptcy. These steps include the creation of the origination trust as a Delaware statutory business trust under organizational documents that contain the following limitations:

     - restrictions on the nature of the origination trust's business and

     - restrictions on the origination trust's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency laws without the affirmative unanimous vote of all of its trustees and all of the holders of beneficial interests in the origination trust.

     In addition, each of Vehicle Management Services, the origination trust and Raven Funding has taken steps in the structuring of the transactions described in this prospectus and has undertaken to act throughout the life of those transactions in a manner intended to ensure that if Vehicle Management Services commences a voluntary case under the Bankruptcy Code or an involuntary case under the Bankruptcy Code is commenced against Vehicle Management Services, the separate legal existence of Vehicle Management Services, on the one hand, and the origination trust and Raven Funding, on the other hand, would be maintained and that none of the respective assets and liabilities of the origination trust or Raven Funding would be consolidated with those of Vehicle Management Services.

     If

     - a case or proceeding under any bankruptcy or insolvency laws were to be commenced by or against either the origination trust or Raven Funding or

     - a court were to order the substantive consolidation of the assets and liabilities of either the origination trust or Raven Funding with those of Vehicle Management Services or

     -    any attempt were made to litigate either of those issues,

delays in distributions on the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and possibly reductions in the amount of those distributions to us may result. Any delays or reductions in distributions to us may result in delays and reductions in payments to the holders of the series 2001-1 notes.

     Risk of Recharacterization of Transfers.   The following transfers
were intended by the parties involved to be "true sales":

     - the transfer by Vehicle Management Services and PersonaLease to Raven Funding of the leases, the related vehicles and the existing beneficial interests in the origination trust transferred on June 30, 1999 under the Asset Purchase
          Agreement,

     -    each sale of fleet management receivables by Vehicle
          Management Services to Raven Funding under the Receivable Purchase Agreement and

     - the transfer by Vehicle Management Services to Raven Funding of the master lease agreements originated by PHH Financial Services and the related equipment on October 28, 1999.

     Raven Funding took the following steps in structuring these transfers to increase the likelihood that they would be characterized as "true sales":

     - each purchase was or will be made without recourse to Vehicle Management Services or PersonaLease for credit losses and

     - each purchase was or will be made at purchase prices believed by the parties to represent the fair market value of the assets being sold.

     If each transfer does in fact constitute a "true sale," the assets transferred and the proceeds thereof would not be part of Vehicle Management Services' or PersonaLease's, as the case may be, bankruptcy estate under Section 541 of the Bankruptcy Code should Vehicle Management Services or PersonaLease become the subject of a bankruptcy case subsequent to the transfer of those assets to Raven Funding. Although unlikely, we cannot assure you that a court would not recharacterize any of these transfers to Raven Funding as a financing by Vehicle Management Services or PersonaLease, as the case may be, secured by a pledge of those assets to Raven Funding. If this were to happen, delays and/or reductions in payments on the series 2001-1 notes could occur.

               Material Legal Aspects of the Leases and the Vehicles

Repossession of Vehicles; Deficiency Judgments

     In the event that a default by a lessee under a lease has not been cured within a certain period of time after notice, Vehicle Management Services will ordinarily declare a default under the lease and retake possession of the related vehicles if such vehicles are not surrendered as required by the terms of the lease, as described under "Vehicle Management Services--Billing, Collection and Repossession". The lease provides that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Once a vehicle is repossessed, Vehicle Management will arrange for the sale of the vehicle and apply the proceeds of such sale to the satisfaction of all amounts due from the related lessee. If the net sale proceeds are insufficient to cover the full amount due from the related lessee and the lessee fails or is unable to make payment of the remaining balance due, Vehicle Management Services generally will institute a lawsuit against the lessee for any remaining balance due. In the case of the small portion of Vehicle Management Services' lease portfolio that consists of consumer leases, certain legal restrictions may apply to the repossession and sale process described above. In certain jurisdictions, if the lessee under a consumer lease objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a vehicle do not cover the full amounts due under the related consumer lease; a deficiency judgment can be sought in those states that do not prohibit such judgments. Furthermore, in many states a deficiency judgment under a consumer lease may not be obtained unless the repossession and sale of the vehicle has been commercially reasonable.

Liabilities Associated With Vehicle Ownership

     Although the origination trust will hold legal title to the vehicles and we will own a beneficial interest in the vehicles allocated to the Lease SUBI, the vehicles will be operated by the related lessees and their respective employees and invitees. State laws differ as to whether anyone suffering injury to person or property involving a motor vehicle may bring an action against the owner of the motor vehicle merely by virtue of that ownership. Moreover, actions by third parties might arise against the owner of a vehicle based on legal theories other than negligence, such as product defect or improper vehicle preparation. The origination trust and the assets of the origination trust are and will continue to be involved in litigation incidental to the origination trust's ownership of vehicles and may be subject to liability as a result of that ownership. However, the laws of many states either do not permit those suits or limit the lessor's liability to the amount of any liability insurance that the lessee was required but failed to maintain.

     Each of the leases contains or will contain provisions requiring the lessees to

     - maintain levels of insurance satisfying applicable state law and

     - indemnify the origination trust as lessor for any liability resulting from any personal injury relating to the operation of the related leased vehicle.

In addition, the Servicing Agreement requires the servicer to maintain minimum amounts of contingent excess liability insurance coverage for the origination trust. For additional information about this insurance coverage, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement--Insurance".

     If

     - liability for a material claim arising from a vehicle allocated to the Lease SUBI is imposed upon the origination trust,

     - the insurance coverage protecting the origination trust is insufficient to cover that claim and

     - the related lessee fails to fully indemnify the origination trust for that claim,

the claim will be satisfied out of the proceeds of the vehicles and the leases allocated to the Lease SUBI. Satisfaction of this claim out of the assets allocated to the Lease SUBI could reduce amounts available to make distributions on the series 2001-1 notes.

                       Employee Benefit Plan Considerations

Restrictions

     ERISA and the tax code impose restrictions on Plans and on persons who have specified relationships to a Plan, persons who are either parties in interest under ERISA or disqualified persons under the tax code. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), the general account of an insurance company may be deemed to include assets of a Plan investing in that general account and the insurance company might be treated as a party in interest with respect to that Plan by virtue of that investment.

     Certain employee benefit plans, such as plans maintained by a governmental employer or a church, if no election has been made under tax code Section 410(b) by a church plan, are not subject to the requirements of ERISA or Section 4975 of the tax code. Any governmental employer or a church plan that is qualified under tax code Section 401(a) and exempt from taxation under tax code Section 501(a) is subject to certain prohibited transaction rules in tax code Section 503. Those plans may also be subject to investment restrictions under other applicable Federal or state law.

     ERISA and Section 4975 of the tax code prohibit some transactions between a Plan and persons who are either parties in interest or disqualified persons with respect to that Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the tax code for those parties in interest or disqualified persons or the fiduciaries of the Plan.
ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA.

Investment in Series 2001-1 Notes

     Plan Assets Regulation. Under a United States Department of Labor regulation referred to as the plan assets regulation, if a Plan invests in an equity interest of an entity, and none of the exceptions contained in the plan assets regulation apply, the Plan's assets are deemed to include both the equity interest and an undivided interest in each of the entity's underlying assets.

     If the series 2001-1 notes were deemed to be equity interests in us and no exception under the plan assets regulation applied, we would be deemed to hold assets of a Plan that invests in the series 2001-1 notes. In that case,

     - certain transactions involving us might be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the tax code with respect to that Plan,

     - the administrator and other persons, in providing services relating to our assets, may be fiduciaries or other parties in interest with respect to that Plan and

     - the fiduciary making the investment in the series 2001-1 notes on the Plan's behalf may be deemed to have delegated its asset management responsibility to the persons having authority and control over our assets.

     The plan assets regulation defines an equity interest as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the plan assets regulation is silent with respect to the question of which law constitutes applicable local law for this purpose, the Department of Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan assets regulation, the Department of Labor declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a Plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     We believe that, at the time of their issuance, the series 2001-1 notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. The debt status of the series 2001-1 notes could be affected, subsequent to their issuance, by certain changes in our structure or financial condition.

     Prohibited Transaction Rules. Without regard to whether the series 2001-1 notes are treated as our equity interests, the acquisition or holding of the series 2001-1 notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if we, Vehicle Management Services, one of the underwriters, the indenture trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to that Plan.

     One of the following exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the series 2001-1 notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the series 2001-1 notes:

     - Prohibited Transaction Class Exemption 90-1 regarding investments by insurance company pooled separate accounts,

     - Prohibited Transaction Class Exemption 91-38 regarding investments by bank collective investment funds,

     - Prohibited Transaction Class Exemption 84-14 regarding transactions effected by "qualified professional asset managers",

     - Prohibited Transaction Class Exemption 95-60 regarding investments by insurance company general accounts and

     - Prohibited Transaction Class Exemption 96-23 regarding transactions effected by certain "in-house asset managers."

Each of these exemptions contains several conditions which must be satisfied before the exemption applies. You should also note that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by the exemptions may not necessarily cover all acts relating to the acquisition and holding of the series 2001-1 notes by a Plan that might be construed as prohibited transactions under ERISA or Section 4975 of the tax code.

     Because of ERISA's prohibitions and those of Section 4975 of the tax code discussed above, the series 2001-1 notes, or any interest in the series 2001-1 notes, may not be purchased or held by any Plan or any person investing assets of any Plan unless that purchase and holding is covered by exemptive relief under one or more statutory or administrative exemptions from the prohibited transaction rules.

     Deemed Representation by Investors. By purchasing a series 2001-1 note or an interest in a series 2001-1 note, you will be deemed to have represented that either

     - you are not a Plan and no part of the assets used by you to purchase and/or hold the series 2001-1 notes constitutes assets of any Plan or

     - assuming that the series 2001-1 notes constitute indebtedness without substantial equity features for purposes of the plan assets regulation, your purchase and holding of series 2001-1 notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the tax code.

     If you are a Plan prior to your making an investment in the series 2001-1 notes, you should

     - consult with your legal advisors concerning the impact of ERISA and the tax code and the potential consequences of an investment in the series 2001-1 notes, taking into account the specific circumstances of your investment, including whether any prohibited transactions under ERISA or the tax code may result from that investment and whether any exemption would be applicable and

     - determine on your own whether all conditions of that exemption or exemptions have been satisfied and that your acquisition and holding of the series 2001-1 are entitled to full exemptive relief.

     If you are an insurance company prior to your making an investment of assets in your general account in the series 2001-1 notes, you should also consult with your legal advisors concerning the impact of the decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank and Section 401(c) of ERISA, including the proposed Department of Labor regulations under that section, and the extent to which exemptive relief under Prohibited Transaction Class Exemption 95-60 will apply to your investment.

     If you are a Plan fiduciary prior to your making an investment in the series 2001-1 notes, you should take into account, among other considerations,

     -    whether you have the authority to make the investment,

     - the composition of the Plan's portfolio with respect to diversification by type of asset,

     -    the Plan's funding objectives,

     -     the tax effects of the investment and

     - whether under ERISA's general fiduciary standards of investment prudence and diversification, an investment in the series 2001-1 notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

            Material Federal and Certain State Income Tax Consequences

U.S. Federal Income Tax Consequences

     Except as provided below under the captions "--Non-U.S. Note Owners of Series 2001-1 Notes" and "--Information Reporting and Backup Withholding", the following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the series 2001-1 notes by a U.S. Note Owner. Except as otherwise provided, this summary deals only with U.S. Note Owners who purchase their series 2001-1 notes upon original issuance and at their original "issue price" and who hold their series 2001-1 notes as capital assets.

     This summary is based on the current provisions of the tax code, the Treasury regulations promulgated under the tax code, and any relevant judicial or administrative rulings. The tax code, the Treasury regulations, and judicial and administrative rulings are subject to change, which change may be retroactive, and differing interpretations.

     This discussion does not deal with special classes of beneficial owners of the series 2001-1 notes, such as

     -    dealers in securities or currencies,

     -    insurance companies,

     - persons holding series 2001-1 notes as part of a hedge or as a position in a "straddle,"

     -    real estate investment trusts,

     -    regulated investment companies,

     -    banks,

     -    tax-exempt entities, or

     -    persons whose functional currency is not the U.S. dollar.

In addition, this discussion does not address any U.S. alternative minimum tax or any state, local or foreign tax consequences related to the purchase, ownership or disposition of a series 2001-1 note.

We suggest that you consult your own tax advisers in determining the federal, state, local, foreign and any other tax consequences of your purchase, ownership and disposition of series 2001-1 notes.

     Classification of the Series 2001-1 Notes. On the closing date, White & Case LLP will deliver its opinion that the series 2001-1 notes will be characterized as debt for U.S. federal income tax purposes. A form of that opinion has been filed as an exhibit to the registration statement of which this prospectus forms a part. By your acceptance of a beneficial interest in a series 2001-1 note, you will agree to treat the series 2001-1 notes as debt for U.S. federal income tax purposes.

     The following summary assumes that the series 2001-1 notes will be characterized as debt for U.S. federal income tax purposes. If contrary to the opinion of tax counsel, the IRS were to assert successfully that the series 2001-1 notes were not classified properly as debt for U.S. federal income tax purposes, the series 2001-1 notes could be treated as our equity interests, which could cause

     - us to be classified as a publicly traded partnership taxable as a corporation and

     - our net income, unreduced by any deduction in respect of the interest paid or accrued on any notes that were recharacterized as equity, to be subject to an entity-level corporate income tax.

The imposition on us of an entity-level income tax could reduce the amounts available to us to make payments on the series 2001-1 notes, perhaps significantly.

     Our Tax Status. On the closing date, White & Case LLP will deliver its opinion that we will not be classified as an association or a publicly traded partnership taxable as a corporation, and therefore we will not be a separately taxable entity for U.S. federal and New York State income tax purposes. A form of that opinion has been filed as an exhibit to the registration statement of which this prospectus forms a part. That opinion will be subject to the assumption that no election will be made to treat us as an association taxable as a corporation for federal and New York State income or franchise tax purposes, which election is prohibited by the LLC Agreement.

     Stated Interest on the Series 2001-1 Notes. It is expected that the stated interest on the series 2001-1 notes will constitute "qualified stated interest" under the applicable Treasury regulations and, consequently, U.S. Note Owners will be required to include that stated interest in income as ordinary interest income at the time that stated interest is considered to be received or accrued in accordance with the U.S. Note Owner's regular method of tax accounting.

     Original Issue Discount. A series 2001-1 note will be treated as issued with original issue discount only if its "issue price" is less than its stated principal amount by an amount that is equal to or that exceeds a statutorily-prescribed de minimis amount. Generally, the "issue price" of a series 2001-1 note will be the first price at which a substantial amount of the series 2001-1 notes is sold for money. For this purpose, sales to any bond house, broker, or similar person or organization acting in the capacity of an underwriter, placement agent, or wholesaler are ignored.

     We expect that the series 2001-1 notes will not be issued at a discount equal to or in excess of the statutory de minimis amount, and as a result will not be considered to be issued with original issue discount. If any series 2001-1 notes were treated as being issued with original issue discount, U.S. Note Owners would be required to include that original issue discount in gross income on an accrual basis using the constant-yield method of accrual regardless of their regular method of tax accounting and in advance of the receipt of the cash representing that income.

     Under applicable Treasury regulations, a U.S. Note Owner with de minimis original issue discount must include the de minimis original issue discount in income as stated principal payments on the series 2001-1 note are made. The includible amount for each payment will equal the product of

     - the total amount of the series 2001-1 note's de minimis original issue discount multiplied by

     - a fraction, the numerator of which is the amount of the principal payment made on that payment date and the denominator of which is the stated principal amount of that series 2001-1 note.

Any amount of de minimis original issue discount that is includible in income is treated as an amount received in retirement of the debt instrument for purposes of tax code Section 1271.

     Sale, Exchange or Retirement of the Series 2001-1 Notes. A U.S. Note Owner generally will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of a series 2001-1 note in an amount equal to the difference between the amount realized by that U.S. Note Owner on that sale, exchange, retirement or other disposition and that owner's adjusted tax basis in that series 2001-1 note. Except to the extent attributable to accrued but unpaid interest or original issue discount, the gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a series 2001-1 note generally will be capital gain or loss and generally will be long-term capital gain or loss if the series 2001-1 note was held for more than one year at the time of the sale, exchange, retirement or other disposition.

     In general, a U.S. Note Owner's adjusted tax basis in a series 2001-1 note will be its cost, increased by the amount of any original issue discount, market discount, or gain, including de minimis original issue discount, included in that owner's income with respect to the series 2001-1 note, and reduced by

     - the amount of any payments made on the series 2001-1 note that are not payments of qualified stated interest and

     -    the amount of any amortizable bond premium on the series 2001-
          1 note.

     Optional Prepayment of the Series 2001-1 Notes. Under the applicable income Treasury regulations, for purposes of determining the yield and maturity of the series 2001-1 notes, an unconditional option held by us to redeem all or part of the series 2001-1 notes is deemed exercised if our exercise of the option would minimize the yield on the series 2001-1 notes. We will have the option to prepay the series 2001-1 notes, in whole but not in part, on any payment date after ________, 200_. The prepayment price for the series 2001-1 notes will be equal to the aggregate principal amount of the series 2001-1 notes plus accrued and unpaid interest. Because our option to prepay the series 2001-1 notes would not be expected to reduce the yield on the series 2001-1 notes if exercised, this prepayment option should be disregarded in determining the yield and maturity of a series 2001-1 note.

     Non-U.S. Note Owners. If the interest or original issue discount paid or accrued on a series 2001-1 note owned by a Non-U.S. Note Owner is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Note Owner, that interest or original issue discount generally will be considered "portfolio interest," and will not be subject to United States federal income tax or withholding tax provided that the Non-U.S. Note Owner

     - does not actually or constructively own 10% or more of our capital or interests in our profits,

     - is not a "controlled foreign corporation" with respect to which either we or Avis Group Holdings is a "related person" within the meaning of the tax code,

     -    is not a bank receiving interest described in Section
          881(c)(3)(A) of the tax code and

     - the Non-U.S. Note Owner satisfies the statement requirement set forth in Section 871(h) and Section 881(c) of the tax code and the Treasury regulations promulgated under the tax code.

     To satisfy the statement requirement referred to above, a Non-U.S. Note Owner or a financial institution holding a series 2001-1 note on behalf of the Non-U.S. Note Owner, must provide us or any withholding agent with a statement to the effect that that Non-U.S. Note Owner is not a "U.S. person" as that term is defined in the tax code. A "U.S. person" is essentially equivalent to the definition of a U.S. Note Owner. Currently, a Non-U.S. Note Owner may satisfy these requirements if

     - the Non-U.S. Note Owner provides its name and address and certifies under penalties of perjury that it is not a U.S. person, which certification may be made on an IRS Form W-8BEN or a successor form or

     - a financial institution, other than a qualified intermediary, holding the series 2001-1 note on behalf of the Non-U.S. Note

          Owner certifies, under penalties of perjury, that it has received that statement from the Non-U.S. Note Owner and it furnishes us or the withholding agent with a copy of that statement.

     If a Non-U.S. Note Owner cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest or original issue discount made to that Non-U.S. Note Owner with respect to its series 2001-1 notes will be subject to a 30% U.S. federal withholding tax unless that Non-U.S. Note Owner provides us or the withholding agent or a financial institution that is a qualified intermediary with a properly executed

     - IRS Form W-8BEN or successor form claiming an exemption from or a reduction in the rate of this withholding tax under the benefit of an applicable U.S. income tax treaty which form includes a U.S. taxpayer identification number for such Non-U.S. Note Owner or

     - IRS Form W-8ECI or successor form stating that the interest paid on the series 2001-1 note is not subject to such U.S. federal withholding tax because it is effectively connected with the Non-U.S. Note Owner's conduct of a trade or business in the United States which form includes a U.S. taxpayer identification number for such Non-U.S. Note Owner.

Generally, a financial institution will not be required to furnish the name of a Non-U.S. Note Owner and a copy of the Non-U.S. Note Owner's certificate where the financial institution is a qualified intermediary which has entered into a withholding agreement with the IRS pursuant to Treasury regulations.

     In the case of payments by a payor to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of applicable Treasury regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of that foreign simple trust, the persons treated as the owners of that foreign grantor trust or the partners of that partnership will be required to provide one of the certifications discussed above in order to establish an exemption from backup withholding tax. Moreover, a payor may rely on a certification provided by a Non-U.S. Note Owner only if that payor does not have actual knowledge or a reason to know that any information or certification stated in that certificate is incorrect.

     If the interest or original issue discount on a Non-U.S. Note Owner's series 2001-1 note is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Note Owner, that interest income or original issue discount will be exempt from the 30% U.S. federal withholding tax discussed above, but instead will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Note Owner were a U.S. Note Owner. In addition, if the Non-U.S. Note Owner is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income or original issue discount will be included in that foreign corporation's effectively connected earnings and profits.

     Any gain realized by a Non-U.S. Note Owner upon the sale, exchange, retirement or other taxable disposition of a series 2001-1 note generally will not be subject to U.S. federal income or withholding tax unless

     - the gain is effectively connected with a U.S. trade or business of the Non-U.S. Note Owner,

     - for a Non-U.S. Note Owner who is an individual, that individual is present in the United States for 183 days or more in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are met or

     - to the extent that gain is considered accrued but unpaid interest or original issue discount, the requirements of the "portfolio interest" exception described above are not satisfied or a U.S. income tax treaty exemption from U.S. withholding tax is not available.

     If the series 2001-1 notes were recharacterized, as discussed above under the caption "--Classification of the 2000-1 Notes", and treated as equity interests in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a Non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. In that event, the Non-U.S. Note Owner would be required to file U.S. federal income tax returns and, generally, would be subject to U.S. federal income tax, including, for a Non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from that partnership. Further, certain withholding obligations may apply with respect to partnership income that is allocable to a Non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding tax would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the relevant Non-U.S. Note Owner. Alternatively, if some or all of the series 2001-1 notes were recharacterized and treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a Non-U.S. Note Owner generally would be subject to U.S. withholding tax at the rate of 30% unless that rate were reduced under an applicable U.S. income tax treaty subject to documentation requirements similar to those described above.

     Special rules may apply to Non-U.S. Note Owners who

     -    have an office or other fixed place of business in the U.S.,

     -    are former U.S. citizens,

     - are engaged in a banking, financing, insurance or similar business in the U.S. or

     - are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the series 2001-1 notes.

     Information Reporting and Backup Withholding.   In general,
information reporting requirements will apply to

     -    payments of principal,

     -    any premium or interest paid on a series 2001-1 note,

     - the accrual of original issue discount on a series 2001-1 note and

     - the proceeds of the sale of a series 2001-1 note before maturity within the United States and "backup withholding" at a rate of 31% will apply if a non-exempt beneficial owner of series 2001-1 notes fails to provide the certification described below.

     Each beneficial owner of series 2001-1 notes, other than an exempt beneficial owner, will be required to provide, under penalties of perjury, a certificate containing that beneficial owner's name, address, correct federal taxpayer identification number and a statement that that beneficial owner is not subject to backup withholding. Exempt beneficial owners include the following:

     -    corporations,

     -    tax-exempt organizations,

     -    Non-U.S. Note Owners,

     -    qualified pension and profit-sharing trusts and

     -    individual retirement accounts.

     If a non-exempt beneficial owner of series 2001-1 notes fails to provide the required certification, the indenture trustee will be required to withhold 31% of the amount otherwise payable to that beneficial owner and remit the withheld amount to the IRS as a credit against that beneficial owner's federal income tax liability.

     Backup withholding will not apply to payments made to a Non-U.S. Note Owner if the statement requirement set forth in Section 871(h) and
Section 881(c) of the tax code described above is satisfied, provided that the payor does not have actual knowledge or a reason to know that any information or certification stated in such statement is incorrect.

     In addition, if the foreign office of a foreign broker pays the proceeds of sale of a series 2001-1 note to the seller of that note, backup withholding and information reporting will not apply, provided that the broker

     - derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States,

     -    is not a controlled foreign corporation and

     -    is not a foreign partnership

          - one or more of the partners of which, at any time during its tax year, is a United States person who, in the aggregate, holds more than 50% of the income or capital interest in the partnership or

          - which, at any time during its tax year, is engaged in the conduct of a trade or business in the United States.

Moreover, the payment by the foreign office of other brokers of the proceeds of the sale of series 2001-1 notes (including any accrued but unpaid interest), will not be subject to backup withholding, unless the payor has actual knowledge or reason to know that the payee is a United States person.

     Principal and interest so paid by the United States office of a custodian, nominee or agent, or the payment of the proceeds of the sale of a series 2001-1 note by the United States office of a broker, is subject to backup withholding unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

The above description is not intended to constitute a complete analysis of all of the tax consequences relating to your acquisition, ownership and disposition of series 2001-1 notes. Accordingly, we suggest that you consult with your own tax advisors to determine the U.S. federal, state and local and foreign tax consequences relating to your acquisition, ownership and disposition of series 2001-1 notes in light of your particular situation.

State Income Tax Consequences

     If we were considered to be an association taxable as a corporation for Delaware, Maryland or New York state tax law purposes, we would be subject to entity level taxation by that state. If the origination trust were considered to be an association taxable as a corporation for Delaware, Maryland or New York state tax law purposes, the origination trust would be subject to entity level taxation by that state.

     On the closing date, Richards, Layton & Finger, special Delaware counsel, will deliver a legal opinion that, assuming that neither we nor the origination trust will be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, neither we nor the origination trust will be treated as an association taxable as a corporation for Delaware state income tax purposes.

     In addition, on the closing date, Piper & Marbury LLP, special Maryland counsel, will deliver a legal opinion that, assuming that neither we nor the origination trust will be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and subject to certain other qualifications and assumptions, neither we nor the origination trust will be treated as an association taxable as a corporation for Maryland state income or franchise tax purposes.

     In addition, on the closing date, White & Case LLP, special New
York counsel, will deliver a legal opinion that, assuming that neither we nor the origination trust will be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and subject to the assumption that no election will be made to treat us or the origination trust as an association taxable as a corporation for New York State income or franchise tax purposes, which election is prohibited by the LLC Agreement and the Origination Trust Documents, neither we nor the origination trust will be treated as an association taxable as a corporation for New York state income or franchise tax purposes.

     Neither White & Case LLP nor any other counsel express any opinion with respect to the entity classification of us or the origination trust in any state other than Delaware, Maryland or New York.

                              Underwriting

     We have agreed to sell to the underwriters listed below the amount of notes of each class set forth next to each underwriter's name. Each underwriter has agreed to purchase that amount of those notes.


                                Principal Amount of      Principal Amount of
Underwrites                        Class A-1 Notes          Class A-2 Notes
-----------                      ------------------      -------------------
Chase Securities Inc......          $___,___,___               $____,___,___



   Total..................          $                          $

     The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to certain other dealers, each expressed as a percentage of each class of notes are as follows:

                                           Underwriting          Selling
                                           discounts and     concessions, not   Reallowance, not
                      Price to Public       commissions          to exceed          to exceed
                      ---------------      ------------      ----------------   -----------------
Class A-1 Notes             (%)                 (%)                 (%)                (%)
Class A-2 Notes             (%)                 (%)                 (%)                (%)

     After the offering is completed, we will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                                                 Proceeds to Issuer
                             Proceeds to         (as % of the principal  Underwriting discounts
                                Issuer           amount of the notes)       and concessions
                             ------------        ---------------------  -----------------------
Class A-1 Notes                  ($)                     (%)                      ($)
Class A-2 Notes                  ($)                     (%)                      ($)

     After the public offering, the public offering price and other selling terms may be changed by the underwriters.

     The underwriters' obligation to purchase any series 2001-1 notes will be subject to certain conditions. The underwriters have agreed to purchase all of the series 2001-1 notes or none of them.

     We, Vehicle Management Services and Avis Group Holdings have agreed to indemnify the underwriters, their affiliates and their respective officers, directors, employees, representatives, agents and controlling persons against certain liabilities in connection with the offer and sale of the series 2001-1 notes, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities. We, Vehicle Management Services and Avis Group Holdings have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering.

     We, together with our affiliates, have agreed for a period of 60 days from the date of this prospectus not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued by us or any asset-backed securities backed by vehicle leases originated by Vehicle Management Services or the origination trust, other than the senior preferred membership interests relating to the series 2001-1 notes to be issued by us on the closing date, without the prior written consent of the underwriters.

     Each underwriter has represented and agreed that

     - it has not offered or sold and will not offer or sell any series 2001-1 notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the series 2001-1 notes in, from or otherwise involving the United Kingdom and

     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the series 2001-1 notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 Investment Advertisements (Exemptions) Order 1996, as amended, or is a person to whom such document may otherwise lawfully be issued or passed on.

     If you purchase your series 2001-1 notes outside the United States, you may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the purchase price of your series 2001-1 notes.

     The series 2001-1 notes are a new issue of securities for which there is no existing market. The underwriters have advised Vehicle Management Services and us that they presently intend to make a market in the series 2001-1 notes as permitted by applicable law. The underwriters are not obligated to make a market in the series 2001-1 notes and may discontinue any market making at any time at their sole discretion. Accordingly, we cannot assure you as to the development of liquidity or of any trading market for the series 2001-1 notes.

     In connection with the offering of the series 2001-1 notes, the underwriters may make short sales of the series 2001-1 notes and may purchase series 2001-1 notes in the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater amount of series 2001-1 notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing series 2001-1 notes in the open market after the distribution has been completed. Similar to other purchase transactions, the underwriters' purchases to cover syndicate short sales may have the effect of raising or maintaining the price of the series 2001-1 notes or preventing or retarding a decline in the price of the series 2001-1 notes. As a result, the price of the series 2001-1 notes may be higher than the price that might otherwise exist in the open market. If the underwriters make short sales or purchases to cover syndicate short sales, they may discontinue them at any time.

     The underwriters and their respective affiliates have from time to time provided investment banking, commercial banking or financial advisory services and products to us and our affiliates, including Vehicle Management Services and Avis Group Holdings, for which they have received customary fees and commissions, and expect in the future to provide those services and products to us and our affiliates for which they expect to receive customary fees and commissions. [An affiliate of each of the underwriters may provide liquidity facilities to a multi-seller commercial paper conduit in connection with that conduit's investments in the senior preferred membership interests relating to the series 2001-1 notes.] Chase Securities Inc. is an affiliate of The Chase Manhattan Bank, the indenture trustee. One or more of the underwriters or their affiliates may provide us with interest rate caps.

     We expect that delivery of the series 2001-1 notes will be made against payment on or about the date in the last paragraph on the cover page of this prospectus. The series 2001-1 notes are subject to a settlement cycle that exceeds three business days. You should note the initial trading of series 2001-1 notes may be affected by this long settlement period.

                           Legal Matters

     The validity of the series 2001-1 notes and certain other matters governed by U.S. federal and New York state law will be passed upon for us by White & Case LLP. Certain matters governed by Delaware state law will be passed upon for us by Richards, Layton & Finger. Certain matters governed by U.S. federal and New York state law will be passed upon for the underwriters by Simpson Thacher & Bartlett.

Listing and General Information

     We have applied to the Luxembourg Stock Exchange to list the series 2001-1 notes. In connection with our listing application, copies of our LLC Agreement and a legal notice relating to the issuance of the series 2001-1 notes will be deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg) where such documents may be examined and copies obtained.

     The series 2001-1 notes have been accepted for clearance through the facilities of DTC, Clearstream Banking and Euroclear. The securities identification numbers for the series 2001-1 notes are listed below:

                                                                        International
                                                                           Securities
                                                                        Identification
                              Common Code           CUSIP Number        Number (ISIN)
                              -----------           ------------        ---------------
Class A-1 Notes
Class A-2 Notes

     Our acquisition of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and our other assets, the execution and delivery by us of the Transaction Documents, the issuance and sale of the series 2001-1 notes and all actions necessary or appropriate in connection with these transactions have been authorized under the authority of our managers by resolutions passed on June 30, 1999 and ______, 2001. We will prepare or cause to be prepared annual financial statements, copies of which may be obtained at the office of the co-paying agent in Luxembourg. Copies of the Transaction Documents, including the forms of series 2001-1 notes, and the monthly settlement statements will be available for inspection, at the office of the co-paying agent in Luxembourg.

     We are not involved in any administrative, litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issuance of the series 2001-1 notes, nor are we aware that any such proceedings are currently pending or threatened.

     Regular meetings of the holders of the series 2001-1 notes will not be held. We do not publish financial statements on an interim basis.

     Except as disclosed in this prospectus, there has been no material adverse change, or any development reasonably likely to involve any material change, in our condition, financial or otherwise, since our establishment.

     Although we have applied to list the series 2001-1 notes on the Luxembourg Stock Exchange, we cannot guarantee that the application for listing will be accepted. You should consult with the listing agent in Luxembourg to determine whether the series 2001-1 notes are listed on the Luxembourg Stock Exchange.

     A copy of our LLC Agreement will, for so long as the series 2001-1 notes are listed on the Luxembourg Stock Exchange, be available for inspection during usual business hours on any weekday, except public holidays, at the office of the listing agent in Luxembourg.

     Accordingly to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the series 2001-1 notes traded on the Luxembourg Stock Exchange will be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange may be canceled.

                 Where You Can Find More Information

     We filed a registration statement relating to the series 2001-1 notes with the SEC. This prospectus is part of the registration statement, but the registration statement contains additional information.

     We will file all required annual, monthly and special SEC reports and other information.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov).

                                Experts

     The financial statements of Greyhound Funding LLC as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and for the period from June 24, 1999 (inception) through December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expressed an unqualified opinion and includes an explanatory paragraph referring to the records maintained by Greyhound Funding LLC, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of D. L. Peterson Trust as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and for the period from June 30, 1999 (date of reconstitution) through December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expressed an unqualified opinion and includes an explanatory paragraph referring to the records maintained by D.L. Peterson Trust, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Glossary of Terms

     "Adjusted Aggregate Unit Balance" will equal on any date the Aggregate Lease Balance minus the Aggregate Lease Adjustment Amount plus 90% of the Aggregate Residual Value Amount minus the Excess Residual Value Amount plus 90% of the Aggregate Paid-In Advance Balance minus the Excess Paid-In Advance Amount.

     "Administration Agreement" means the agreement between Vehicle Management Services, the issuer and Raven Funding pursuant to which Vehicle Management Services has agreed to perform certain administrative duties of the issuer and Raven Funding under the Transaction Documents.

     "Aggregate Lease Adjustment Amount" means on any date during the period from and including a payment date to but excluding the next payment date an amount equal to the sum of:

     -    the greatest of

          -    the amount by which

               - the aggregate Lease Balances of the Eligible Leases of the lessees having the five largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               -    15% of the Aggregate Lease Balance as of that date,

          -    the amount by which

               - the aggregate Lease Balances of the Eligible Leases of the lessees having the ten largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               -    25% of the Aggregate Lease Balance as of that date and

          -    the amount by which

               - the aggregate Lease Balances of the Eligible Leases of the lessee having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               - 4% of the Aggregate Lease Balance as of that date, or 3% of the Aggregate Lease Balance if the long-term debt obligations of that lessee are not rated at least "Baa3" by Moody's as of that date, plus

    -    the greater of

          -    the amount by which

               - the aggregate Lease Balances of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               - 15% of the Aggregate Lease Balance as of that date or, if that date occurs after the Amendment Effective Date, 20% of the Aggregate Lease Balance as of that date, and

          -    the amount by which

               - the aggregate Lease Balances of all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               - 5% of the Aggregate Lease Balance as of that date or, if that date occurs after the Amendment Effective Date, 7.5% of the Aggregate Lease Balance as of that date,

          plus

          -    the amount by which

               - the aggregate Lease Balances of all Eligible Leases the lessee of which is a state or local government or any subdivision thereof, or any agency, department or instrumentality of a state or local government allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

          -    3.0% of the Aggregate Lease Balance as of that date,

          plus

          -    the amount by which

               - the aggregate Lease Balances of all Eligible Leases that are consumer leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

        -    1.0% of the Aggregate Lease Balance as of that date,

        plus

        -    the amount by which

             - the aggregate Lease Balances of all Eligible Leases having a Lease Balance in excess of $1,000,000 allocated to the Lease

               SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

          -    0.50% of the Aggregate Lease Balance as of that date.

     "Aggregate Lease Balance" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the sum of the Lease Balances of each Eligible Lease allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period.

     "Aggregate Paid-In Advance Balance" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the aggregate price paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period and each additional Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of that date, plus any related delivery charges and taxes and any registration or titling fees.

     "Aggregate Residual Value Amount" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the aggregate for each vehicle subject to a closed-end lease allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period of the lesser of:

     -    the Stated Residual Value of that vehicle and

     -    the Net Book Value of that vehicle.

     "Aggregate Unit Balance" means as of any date an amount equal to the sum of:

     -    the Aggregate Lease Balance

     plus

     -    the Aggregate Paid-In Advance Balance

     plus

     -    the Aggregate Residual Value Amount.


     "Amendment Effective Date" means the effective date of an amendment to the Base Indenture increasing or reducing, as the case may be, the percentages set forth in the definitions of Aggregate Lease Adjustment Amount and Excess Residual Value Amount as described in this Glossary. The issuer has reserved the right to effect those amendments without the consent of the holders of the series 2001-1 notes or any other series of notes subsequently issued by the issuer.

     "Asset Purchase Agreement" means the agreement dated as of June 30, 1999 between Vehicle Management Services, PHH PersonaLease Corporation and Raven Funding pursuant to which Raven Funding bought all the vehicles owned by Vehicle Management Services and PHH PersonaLease Corporation on June 30, 1999 and all of the related leases and other related property.

     "Base Indenture" means the base indenture dated as of June 30, 1999, as amended as of October 28, 1999, between the issuer and the indenture trustee.

     "Capitalized Cost" of any vehicle is the amount identified by the servicer as the "capitalized cost" of that vehicle, including, if so provided, delivery charges, taxes and any registration or titling fees.

     "Charged-Off Lease" means a lease which has been or should have been charged off by the servicer in accordance with its credit and collection policies or as to which any scheduled lease rental payment is 270 or more days past due.

     "Charge-Off Ratio" means for any payment date twelve times the quotient, expressed as a percentage, of

     -    the amount by which

          - the aggregate Lease Balances of all leases allocated to the Lease SUBI that became Charged-Off Leases during the preceding Monthly Period exceed

          - the aggregate amount of recoveries on Charged-Off Leases from previous Monthly Periods received during that preceding Monthly Period divided by

     - the Aggregate Lease Balance as of the last day of the second preceding Monthly Period.

     "Collections" means:

     - all payments on the collateral securing the notes, including, without limitation,

          - all monthly lease payments and other lease payments on the leases allocated to the Lease SUBI,

          - all proceeds from the sale or other disposition of the vehicles allocated to the Lease SUBI, including all amounts received in respect of Charged-Off Leases, net of certain taxes and liquidation expenses,

          - all insurance proceeds and warranty payments with respect to the vehicles allocated to the Lease SUBI,

          - all termination payments and excess damage charges, excess mileage charges or any charges imposed upon the early termination of a lease received in respect of a lease allocated to the Lease SUBI,

          - all other payments in respect of the leases allocated to the Lease SUBI,

          - all payments in respect of the fleet management receivables and payments by Vehicles Management Services under the Receivable Purchase Agreement,

          -    all payments by Vehicle Management Services or PHH
               PersonaLease Corporation under the Asset Purchase Agreement,

          - all payments by Raven Funding under the Transfer Agreement, and

          - all payments in respect of the interest rate caps that we are obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI, the interest rate caps that we will be obligated to obtain under the indenture supplement relating to the series 2001-1 notes in respect of the floating rate leases allocated to the Lease SUBI or any hedging instruments in the collateral securing any other series of notes, whether payments are in the form of cash, checks, wire transfers or other forms of payment and

     - all amounts earned on investments of our funds in accounts maintained under the Indenture.

     "Contribution Agreement" means the agreement dated as of June 30, 1999 between Raven Funding and the Origination Trust pursuant to which Raven Funding contributed to the Origination Trust:

     - all of the fleet management receivables and related property from time to time purchased by it pursuant to the Receivables Purchase Agreement and

     - all of the vehicles and related leases and other property purchased by it pursuant to the Asset Purchase Agreement.

     "Custodian Agreement" means the agreement between the Origination Trust and Allfirst Financial Center, National Association pursuant to which Allfirst Financial Center, National Association has agreed to act as bailee and custodian of the contracts and lease files relating to the leases owned by the Origination Trust.

     "Delinquency Ratio" means for any payment date the quotient, expressed as a percentage, of

     - the aggregate billings with respect to all leases allocated to the Lease SUBI and all Fleet Receivables which were unpaid for 60 days or more from the original due date thereof as of the last day of the preceding Monthly Period divided by

     -    the sum of

          - the aggregate billings with respect to all leases allocated to the Lease SUBI and all Fleet Receivables which were unpaid as of the last day of the second preceding Monthly Period plus

          - the aggregate amount billed with respect to all leases allocated to the Lease SUBI and all Fleet Receivables during the preceding Monthly Period.

     "Eligible Consumer Lease" means a consumer lease that as of the date allocated to the Lease SUBI satisfied, among other things, the following eligibility criteria:

     -    it was not a Charged-Off Lease,

     - it was not a consumer lease as to which any amounts remained unpaid for more than 60 days from the original due date or which had been declared in default under Vehicle Management Services' credit and collection policies,

     -    it was an obligation of an Eligible Obligor,

     -    it had an initial term of 60 months or less,

     - it was denominated and payable only in U.S. dollars in the United States,

     - it was originated and has been administered since origination in accordance with applicable law,

     -    it was originated in accordance with Vehicle Management
          Services' origination standards,

     - it did not contravene in any material respect any applicable law and Vehicle Management Services or PHH PersonaLease
          Corporation is not in violation in any material respect of any applicable law in connection with it,

     - it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination,

     -    it was the legal, valid and binding obligation of the lessee,

     - the Origination Trust has only one "original" counterpart of that consumer lease and that original is held by the custodian,

     -    it is either an open-end lease or a closed-end lease,

     - it is a "hell or high water" net lease under which the lessee's payment obligations are absolute, unconditional and noncancellable and not subject to abatement or adjustment,

     - the lessee is required to maintain casualty insurance with respect to the vehicle subject to that lease in accordance with Vehicle Management Services' origination standards,

     - any consents, approvals or authorizations necessary for the assignment and sale of that consumer lease by PHH PersonaLease

          Corporation to Raven Funding and by Raven Funding to the Origination Trust have been obtained,

     - if not originated by the Origination Trust, all right, title and interest in it has been validly sold by PHH PersonaLease Corporation to Raven Funding pursuant to the Asset Purchase Agreement and validly assigned by Raven Funding to the Origination Trust pursuant to the Contribution Agreement,

     -    the lessee has accepted the vehicle subject to that lease,

     - it provides for equal monthly depreciation payments and accrues a finance or other lease charge on the Net Book Value of the vehicle subject to that lease at a floating rate at least equal to a specified commercial paper rate from time to time or at a fixed rate,

     - if a closed-end lease, the Stated Residual Value of the vehicle subject to that lease was no greater than its estimated value at lease termination published in the Automotive Lease Guide at origination,

     - if that lease accrues finance charges at a fixed rate, on or before the date on which that consumer lease was allocated to the Lease SUBI, we held any lease rate cap with respect to that lease required by the terms of any indenture supplement,

     - if that lease accrues finance charges at a floating rate, the lessee has no right to convert that floating rate to a fixed rate, and

     - the vehicle subject to that consumer lease is free and clear of all liens, other than certain permitted liens, and the certificate of title for that vehicle (1) is registered in the name of the Origination Trust and (2) indicates only a lien in the name of (x) PHH PersonaLease Corporation, in the case of a consumer lease originated by PHH PersonaLease Corporation and assigned to the Origination Trust or a consumer lease originated by the Origination Trust prior to September 30, 1999 or (y) Raven Funding, in the case of all other consumer leases or, a certificate of title has been applied for.

     "Eligible Deposit Account" means a segregated identifiable trust account established in the trust department of a Qualified Trust
Institution or a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

     "Eligible Lease" is either a lease that as of the date allocated to the Lease SUBI was an Eligible Consumer Lease or a lease that as of the date allocated to the Lease SUBI was under an Eligible Master Lease and satisfied, among other things, the following eligibility criteria:

     - it had an initial term of 144 months or less and has a remaining term of 120 months or less,

     -    the lessee has accepted the vehicle subject to that lease,

     - except for a limited number of equipment leases, if an open-end lease, it provides for equal monthly depreciation payments, or if a closed-end lease, it provides for monthly depreciation payments that over the term of the lease reduce the Capitalized Cost of the vehicle subject to that lease to its Stated Residual Value,

     - if it is one of the limited number of equipment leases, it provides for at least quarterly depreciation payments, or, if it is also a closed-end lease, it provides for at least quarterly depreciation payments that over the term of the lease reduce the Capitalized Cost of the equipment subject to that lease to its Stated Residual Value,

     - it accrues a finance or other lease charge on the Net Book Value of the vehicle subject to that lease at a floating rate at least equal to a specified commercial paper rate from time to time or at a fixed rate,

     - if a closed-end lease, the Stated Residual Value of the vehicle subject to that lease was no greater than its estimated value at lease termination published in the Automotive Lease Guide at origination or, in the case of any vehicle the residual value of which is not contained in the Automotive Lease Guide, the estimated residual value of that vehicle contained in a comparable industry source of vehicle values or if such a source is not available, contained in a source Vehicle Management Services believes is reasonable,

     - on or before the date on which that lease was allocated to the Lease SUBI, we held any lease rate cap relating to that lease that is required under the terms of the Base Indenture or any indenture supplement,

     - if that lease accrues finance or other lease charges at a floating rate and the lessee has the right to convert the floating rate to a fixed rate, upon conversion, the fixed rate will be at least equal to the sum of the PHH Treasury Note Rate on the conversion date and 0.50%,

     - the vehicle subject to that lease is free and clear of all liens, other than certain permitted liens, and if it is subject to a certificate of title act or statute, the certificate of title for that vehicle is registered in the name of the Origination Trust, and

     - if the vehicle subject to that lease is subject to a certificate of title act or statute, its certificate of title indicates only a lien in the name of (1) Vehicle Management Services, in the case of a lease originated by Vehicle Management Services and assigned to the Origination Trust or a lease originated by the Origination Trust prior to September 30, 1999 or (2) Raven Funding, in the case of all other leases or, a certificate of title has been applied for, or

     - if the vehicle subject to that lease is not subject to a certificate of title act or statute, all filings necessary to evidence the security interest of (1) Vehicle Management Services, in the case of a lease originated by Vehicle Management Services and assigned to the Origination Trust, or
          (2) Raven Funding, in the case of all other leases, in that vehicle have been made in all appropriate jurisdictions.

     "Eligible Master Lease" means a master lease agreement that as of the date a lease arising under that master lease agreement or a vehicle ordered under that master lease agreement is allocated to the Lease SUBI satisfied, among other things, the following eligibility criteria:

     -    it was not a Charged-Off Lease,

     - it was not a master lease agreement as to which 50% or greater of the billings to the lessee remained unpaid for more than 60 days from the original due date or which had been declared in default under Vehicle Management Services' credit and collection policies,

     -    it was an obligation of an Eligible Obligor,

     - it was denominated and payable only in U.S. dollars in the United States,

     - it was originated and has been administered since origination in accordance with applicable law,

     -    it was originated in accordance with Vehicle Management
          Services' origination standards,

     - it did not contravene in any material respect any applicable law and Vehicle Management Services is not in violation in any material respect of any applicable law in connection with it,

     - it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination,

     - it was the legal, valid and binding obligation of the lessee, enforceable against that lessee to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws and by general equitable principles,

     - the Origination Trust has only one "original" counterpart of that master lease agreement and that original is held by the custodian,

     -    it is either an open-end lease or a closed-end lease,

     - it is a "hell or high water" net lease under which the lessee's payment obligations are absolute, unconditional and noncancellable and not subject to abatement or adjustment,

     - the lessee is required to maintain casualty insurance or to self-insure the vehicles subject to that master lease agreement in accordance with Vehicle Management Services' origination standards,

     - any consents, approvals or authorizations necessary for the assignment and sale of that master lease agreement by Vehicle Management Services to the Origination Trust have been obtained and

     - if not originated by the Origination Trust, all right, title and interest in it has been validly sold to the Origination Trust by Vehicle Management Services or validly assigned to the Origination Trust by Raven Funding and, if assigned by Raven Funding to the Origination Trust, was validly sold by Vehicle Management Services to Raven Funding.

     "Eligible Obligor" means a person or entity obligated to make payments under a master lease agreement, a consumer lease or a fleet management receivable who satisfies, among other things, the following eligibility criteria:

     -    its billing address is located in the United States,

     - it is not the United States federal government or any subdivision or any agency, department or instrumentality of the United States federal government,

     -    it is not an affiliate of Avis Rent A Car, Inc. and

     - it is not the subject of any voluntary or involuntary bankruptcy proceeding, unless, in the case of a lessee under a master lease agreement, a bankruptcy court shall have entered an order reaffirming that lessee's obligations under that master lease agreement.

     "Eligible Paid-In Advance Vehicle" means a vehicle acquired at the request of a lessee who as of the date that vehicle is allocated to the Lease SUBI is party to an Eligible Master Lease or has agreed to be bound by a master lease agreement.

     "Eligible Receivable" means each fleet management receivable that satisfies the following eligibility criteria:

     -    it is an obligation of an Eligible Obligor,

     - it is not a fleet management receivable that was or should have been charged off by the servicer in accordance with its credit and collection policies or which is 270 or more days past due,

     - it is denominated and payable only in U.S. dollars in the United States,

     - it and the related fleet maintenance contract, fleet management contract, fuel card contract or other service contract the fees for which are billed or would be billed by Vehicle Management Services, together with the leases, do not contravene in any material respect any applicable law and

          Vehicle Management Services is not in violation in any material respect of any applicable law in connection with it or the related contract,

     - the related contract was originated in accordance with the Vehicle Management Services' origination standards,

     - it has been billed, the goods or services giving rise to it have been provided and it is payable within 45 days of the billing date,

     - it is an "eligible asset" within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended,

     - it is not subject to the laws of any jurisdiction whose laws would prohibit its sale by Vehicle Management Services to Raven Funding pursuant to the Receivables Purchase Agreement and its contribution by Raven Funding to the Origination Trust pursuant to the Contribution Agreement,

     - any consents, approvals or authorizations necessary for its sale by Vehicle Management Services to Raven Funding pursuant to the Receivables Purchase Agreement and its contribution by Raven Funding to the Origination Trust pursuant to the Contribution Agreement have been obtained,

     - all right, title and interest in it has been validly sold by Vehicle Management Services to Raven Funding pursuant to the Receivables Purchase Agreement and validly assigned by Raven Funding to the Origination Trust pursuant to the Contribution Agreement,

     - the Origination Trust has legal and beneficial ownership in that fleet management receivable free and clear of all liens other than certain permitted liens,

     - it is not subject to any dispute in whole or in part to any offset, counterclaim, defense, rescission, recoupment or subordination,

     - it is at all times the legal, valid and binding obligation of the related obligor, enforceable against that obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws and by general equitable principles and

     - it constitutes an "account" or a "general intangible" under the applicable Uniform Commercial Code.

     "Excess Paid-In-Advance Amount" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the greatest of

     -    the amount by which

          - the aggregate prices paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period and each additional Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of that date, plus any related delivery charges and taxes and any registration or titling fees, exceed

          -    10% of the Aggregate Unit Balance as of that date,

     -    the amount by which

          - the aggregate prices paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI for more than 60 days as of the last day of the Monthly Period preceding the first day of that period, plus any related delivery charges and taxes and any registration or titling fees, exceed

     -    2.5% of the Aggregate Unit Balance as of that date, and

     - the aggregate prices paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI for more than 120 days as of the last day of the Monthly Period preceding the first day of that period of the price paid to the dealer, the manufacturer or a vendor for that vehicle plus any related delivery charges and taxes and any registration or titling fees.

     "Excess Residual Value Amount" means as of any date of during the period from and including a payment date to but excluding the next payment date an amount equal to the amount by which

     -    the Aggregate Residual Value Amount as of that date

     exceeds

     - 10% of the Aggregate Unit Balance as of that date or, if that date occurs after the Amendment Effective Date, 7.5% of the Aggregate Unit Balance as of that date.

     "Fleet Receivable Amount" means on any payment date an amount equal to the lesser of $80,000,000 and the aggregate amount owing by the obligors under all Eligible Receivables held by the Origination Trust as of the first day of the current Monthly Period.

     "Fleet Receivable SUBI" means the special unit of beneficial interest in the pool of fleet management receivables owned by the Origination Trust.

     "Fleet Receivable SUBI Certificate" means the Class C 1999-1B Sold SUBI Certificate representing the portion of the Fleet Receivable SUBI transferred by Raven Funding to the issuer pursuant to the Transfer Agreement.

     "Hypothetical Yield Shortfall Amount" for any payment date, will equal the product of

     -    the amount by which

          -    the Minimum Yield Rate for that payment date

          exceeds

          - the rate on commercial paper set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board of Governors of the Federal Reserve System as of the last day of the preceding Monthly Period multiplied by

     - the Series 2001-1 Invested Percentage on that payment date of the aggregate Lease Balance of the floating rate leases allocated to the Lease SUBI as of the last day of the preceding Monthly Period multiplied by 2.75.

     "Indenture" means the Base Indenture, as amended by the indenture supplement relating to the series 2001-1 notes to be dated as of the closing date, between the issuer and the indenture trustee.

     "Lease Balance" means as of any date with respect to:

     - any open-end lease, an amount equal to the Net Book Value of the vehicle subject to that lease on that date and

     - any closed-end lease, an amount equal to the sum of all remaining monthly lease payments, other than payments of finance charges and other incidental fees, due in respect of the vehicle subject to that lease on or after that date.

     "Lease Balance Decline" means for any lease for any payment date an amount equal to the sum of

     - the Lease Balance of that lease as of the last day of the Monthly Period preceding the Monthly Period immediately preceding that payment date minus the Lease Balance of that lease as of the last day of the Monthly Period immediately preceding that payment date plus

     - if that lease is a closed-end lease, the Net Book Value of the vehicle subject to that lease if that vehicle was sold or otherwise disposed of after termination or expiration of that lease during the Monthly Period immediately preceding that payment date.

     "Lease SUBI" means the special unit of beneficial interest in the leases and vehicles owned by the Origination Trust and allocated to the issuer.

     "Lease SUBI Certificate" means the 1999-1A Sold SUBI Certificate representing the Lease SUBI transferred by Raven Funding to the issuer pursuant to the Transfer Agreement.

     "LLC Agreement" means the amended and restated limited liability company agreement of the issuer dated as of October 30, 1999.

     "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close.

     "Majority in Interest" means, with respect to the series 2001-1 notes, holders of class A-1 notes evidencing more than 50% by outstanding principal amount of the class A-1 notes and holders of class A-2 notes evidencing more than 50% by outstanding principal amount of the class A-2 notes and, with respect to any other series of notes, holders of that series of notes evidencing more than 50% by outstanding principal amount of each class of the notes of that series.

     "Management Agreement" means the agreement between Vehicle
Management Services, the issuer and Global Securitization Services, LLC pursuant to which Global Securitization Services has agreed to perform certain administrative functions for the issuer.

     "Minimum Yield Rate" means for any payment date a rate per annum equal to the sum of:

     - the weighted average cost of funds of the issuer in respect of the series 2001-1 notes and the senior preferred membership interests relating to the series 2001-1 notes and any junior preferred membership interests relating to the series 2001-1 notes subsequently issued by us for that payment date, assuming, in the case of these preferred membership interests, that dividends accumulated on them at the highest applicable rate under their terms plus 0.225%

     plus 0.48%.

     "Monthly Period" means each period from and including a Period End Date to but excluding the next succeeding Period End Date.

     "Monthly Residual Value Gain" for any Monthly Period means

     -    the amount by which

          -    the sum of

               - all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of closed-end leases allocated to the Lease SUBI including, without limitation,

               - sales proceeds of the related vehicles, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with those sales or other dispositions and any amounts remitted to the related lessees as required by applicable law or the related lease and

          - any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of those vehicles plus

          - any and all amounts billed the related lessees during that Monthly Period in connection with the termination of those leases, including any excess damage charges, excess mileage charges or any charges imposed upon the early termination of those leases exceeds

          - the aggregate Net Book Values of all vehicles allocated to the Lease SUBI that were subject to closed-end leases and were sold or otherwise disposed of after termination or expiration of those leases during that Monthly Period.

     "Net Book Value" means as of any date during the period from and including a payment date to but excluding the next payment date with respect to a vehicle subject to a lease,

     -    the Capitalized Cost of that vehicle

     minus

     -    the sum of

          - all monthly lease payments billed under that lease, other than payments of finance charges and other incidental fees, in respect of that vehicle through that date plus

          - in the case of a vehicle subject to an open-end lease, all proceeds from the sale or disposition of that vehicle received during the Monthly Period preceding the first day of that period.

     "Non-U.S. Note Owner" means a beneficial owner of series 2001-1 notes that is not a U.S. Note Owner.

     "Origination Trust" means the D.L. Peterson Trust, reconstituted as a Delaware statutory business trust pursuant to the amended and restated origination trust agreement dated as of June 30, 1999 among Raven Funding, as successor settlor and initial beneficiary, Vehicle Management Services, as existing settlor, initial beneficiary and successor trustee, and Wilmington Trust Company, as trustee.

     "Origination Trust Documents" means:

     - the agreement pursuant to which the Origination Trust was formed, including the supplements creating the Lease SUBI and the Fleet Receivable SUBI,

     -    the Servicing Agreement,

     -    the Custodian Agreement,

     -    the Lease SUBI Certificate,

     -    the Fleet Receivable SUBI Certificate,

     -    the Receivable Purchase Agreement,

     -    the Asset Purchase Agreement and

     -    the Contribution Agreement.

     "Paid-In Advance Loss Ratio" means for any payment date the quotient, expressed as a percentage, of

     -    the amount by which

          - the aggregate prices paid to the dealers, the manufacturers or vendors, plus any related delivery charges and taxes and any registration or titling fees, for all vehicles acquired at the request of a lessee that were sold or otherwise disposed of after rejection by that lessee during the preceding Monthly Period exceed

          - all amounts received by the servicer upon, after or in connection with the sale or other disposition of all those rejected vehicles during that Monthly Period and all prior Monthly Periods, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with the sale or other disposition, and any and all amounts received from the lessees in connection with those rejected vehicles divided by

     - the aggregate prices paid to the dealers, the manufacturers or vendors, plus any related delivery charges and taxes and any registration or titling fees, for all those rejected vehicles.

     "Period End Date" means generally the next to last Thursday of each calendar month unless the next to last Thursday is too close to the end of the month to permit orderly billing by Vehicle Management Services, in which case, the Period End Date for that month will be the third to last Thursday of the month.

     "Permitted Investments" means negotiable instruments or securities, payable in U.S. dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence, excluding any security with the "r" symbol attached to its rating:

     - obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America, other than financial contracts whose value depends on the values or indices of asset values,

     - demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any State who is subject to supervision and examination by Federal or state banking or depositary institution authorities and whose

          - short-term debt is rated "P-1" or higher by Moody's and "A-1+" or higher by Standard & Poor's and

          - long-term unsecured debt is rated not lower than "AA" from Standard & Poor's,

     - bankers' acceptances issued by any depositary institution or trust company described above,

     - commercial paper having a rating from Moody's of "P-1" and from Standard & Poor's of "A-l+",

     - investments in money market funds rated "AAAm" by Standard & Poor's, or otherwise approved in writing by Standard & Poor's, and Aaa by Moody's, or otherwise approved in writing by Moody's,

     - Eurodollar time deposits having a credit rating from Moody's of "P-1" and from Standard & Poor's of "A-1+",

     - repurchase agreements involving any of the investments described in the first or third bullets above or certificates of deposit described in the second bullet above which are entered into with a depository institution or trust company having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Standard & Poor's and Moody's and

     - any other instruments or securities, if Standard & Poor's and Moody's confirm in writing that the investment in those instruments or securities will not adversely affect any of their respective ratings on any series of our notes or any series of our preferred membership interests.

     "PHH Treasury Note Rate" means on any day between the 16th day of the month through the 15th day of the following month, the interest rate that was quoted in the Federal Reserve Statistical Release (H.15 Report) for two year treasury constant maturities on the 15th day of that month, or the next business day thereafter if the 15th day of the month falls on a non-business day.

     "Plan" means any one of the following:

     -    an employee benefit plan, as defined in Section 3(3) of ERISA,

     -    a plan or arrangement within the meaning of or subject to
          Section 4975 of the tax code, including an individual retirement arrangement and a "Keogh plan" or

     - any entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in that entity.

     "Principal Payment Amount" means on any payment date the product of

     - the average daily Series 2001-1 Invested Percentage during the preceding Monthly Period multiplied by

     -    the sum of

          - the Lease Balance Declines for each lease allocated to the Lease SUBI for that payment date and

          - the aggregate prices paid to the dealers, the manufacturers or vendors, plus any related delivery charges and taxes and any registration or titling fees, for all vehicles acquired at the request of a lessee that were sold or otherwise disposed of after rejection by that lessee during the preceding Monthly Period.

     "Qualified Institution" means a depository institution organized under the laws of the United States of America or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State and subject to supervision and examination by federal or state banking authorities which at all times has a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of "A-1" and a long-term unsecured debt rating of not less than Aa3 by Moody's and "AA-" by Standard & Poor's and, in the case of any institution organized under the laws of the United States of America, whose deposits are insured by the Federal Deposit Insurance Corporation.

     "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State and subject to supervision and examination by federal or state banking authorities which at all times

     - is authorized under those laws to act as a trustee or in any other fiduciary capacity,

     - has not less than $1,000,000,000 in assets under fiduciary management and

     - has a long term deposits rating of not less than "BBB-" by Standard & Poor's and Baa3 by Moody's.

     "Receivable Purchase Agreement" means the agreement dated as of June 30, 1999 between Vehicle Management Services and Raven Funding pursuant to which Raven Funding buys the fleet management receivables from Vehicle Management Services on each payment date.

     "Receivables Purchase Termination Event" means one of the events described in this prospectus under the caption "The Receivables Purchase Agreement, the Asset Purchase Agreement and the Contribution Agreement-- Receivables Purchase Agreement--Receivables Purchase Termination Events."

     "Required Asset Amount" means as of any date the sum of the outstanding principal amount of the series 2001-1 notes plus the Required Overcollateralization Amount.

     "Required Enhancement Amount" means on any date 14.9425% of the initial aggregate principal amount of the series 2001-1 notes; provided, however that if on or for any payment date:

     -    the Three Month Average Charge-Off Ratio exceeds ___%,

     -    the Twelve Month Average Charge-Off Ratio exceeds ___%,

     -    the Three Month Average Residual Value Loss Ratio exceeds
          ___%,

     -    the Twelve Month Average Residual Value Loss Ratio exceeds
          ___%,

     -    the Three Month Average Paid-In Advance Loss Ratio exceeds
          ___%,

     -    the Twelve Month Average Paid-In Advance Loss Ratio exceeds
          ___% or

     -    the Three Month Average Delinquency Ratio exceeds ___%,

the Required Enhancement Amount will equal 15.94% of the aggregate principal amount of the series 2001-1 notes on that payment date. In addition after the declaration or occurrence of an amortization event with respect to the series 2001-1 notes, the Required Enhancement Amount will equal the Required Enhancement Amount on the date of the declaration or occurrence of that amortization event.

     "Required Overcollateralization Amount" means on any date the amount by which

     -    the Required Enhancement Amount

     exceeds

     -    the sum of

          - the amount on deposit in the reserve account for the series 2001-1 notes plus

          - the amount of cash and investments on deposit in the principal subaccount of the subaccount of the collection account for the series 2001-1 notes.

     "Residual Value Loss" means for any vehicle allocated to the Lease SUBI that was subject to a closed-end lease and was sold or otherwise disposed of after termination or expiration of that lease during a Monthly Period an amount equal to

     -    the Stated Residual Value of that vehicle

     minus

     -    the sum of

          - all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of that lease including, without limitation,

               - sales proceeds of that vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with that sale or other disposition and any amounts remitted to the related lessee as required by applicable law or the related lease and

               - any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of that vehicle plus

               - any and all amounts billed the related lessee during that Monthly Period in connection with the termination of that lease, including any excess damage charges, excess mileage charges or any charges imposed upon the early termination of that lease.

     "Residual Value Loss Ratio" means for any payment date the quotient, expressed as a percentage, of

     - the sum of the Residual Value Losses for all vehicles allocated to the Lease SUBI that were subject to closed-end leases and were sold or otherwise disposed of after termination or expiration of those leases during the preceding Monthly Period minus all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of those leases and all other closed-end leases that were terminated or expired during prior Monthly Periods including, without limitation,

          - sales proceeds of those vehicles, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with those sales or other dispositions and any amounts remitted to the related lessees as required by applicable law or the related leases and

          - any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of those vehicles divided by

     - the sum of the Stated Residual Values for all vehicles allocated to the Lease SUBI that were subject to closed-end leases and were sold or otherwise disposed of after termination or expiration of those leases during the preceding Monthly Period.

     "Series 2001-1 Allocated Adjusted Aggregate Unit Balance" means on any date the product of

     -    the Adjusted Aggregate Unit Balance on that date

     multiplied by

     -    the quotient of

          -    the Required Asset Amount
               divided by the sum of

               -    the Required Asset Amount

                    plus

               -    the equivalent amounts for all other series of notes.

     "Series 2001-1 Invested Percentage" means with respect to any business day the percentage equivalent of a fraction the numerator of which is equal to the Series 2001-1 Allocated Adjusted Aggregate Unit Balance, determined during the revolving period as of the end of the immediately preceding business day, or, during the amortization period, as of the end of the revolving period, and the denominator of which is the sum of the numerators used to determine the invested percentages for allocations for all series of notes, including all series of notes that have been paid in full but as to which the amortization period has not ended, as of the end of the immediately preceding business day.

     "Servicer Termination Event" means one of the events described in this prospectus under the caption "The Origination Trust and the Servicing Agreement--The Servicing Agreement--Servicer Termination Events".

     "Servicing Agreement" means the agreement dated as of June 30, 1999 among the Origination Trust, Raven Funding and Vehicle Management
Services, as servicer, as supplemented by the supplement relating to the Lease SUBI and the Fleet Receivable SUBI.

     "Stated Residual Value" means, for any vehicle allocated to the Lease SUBI subject to a closed-end lease, the lesser of

     - the stated residual value of that vehicle established at the time of origination of that lease in accordance with Vehicle Management Services' origination standards and

     -    the Net Book Value of that vehicle.

     "Telerate Page 3750" means the definition contained in the International Swaps Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions.

     "Three Month Average Charge-Off Ratio" means for any payment date the average of the Charge-Off Ratios for that payment date and the two preceding payment dates.

     "Three Month Average Delinquency Ratio" means for any payment date the average of the Delinquency Ratios for that payment date and the two preceding payment dates.

     "Three Month Average Paid-In Advance Loss Ratio" means for any payment date the average of the Paid-In Advance Loss Ratios for that payment date and the two preceding payment dates.

     "Three Month Average Residual Value Loss Ratio" means for any payment date the average of the Residual Value Loss Ratios for that payment date and the two preceding payment dates.

     "Transaction Documents" means:

     -    the Indenture,

     -    the notes,

     - any agreements relating to the issuance or the purchase of any of the notes,

     - any agreements relating to any credit enhancement for any notes,

     -    the LLC Agreement,

     -    the Transfer Agreement,

     -    the Administration Agreement,

     -    the Management Agreement and

     -    the Origination Trust Documents.

     "Transfer Agreement" means the agreement, dated as of June 30, 1999, as amended as of October 28, 1999, between Raven Funding and the issuer pursuant to which Raven Funding transferred to the issuer the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate on June 30, 1999 and transferred or transfers all additional vehicles and the related leases allocated to the Lease SUBI after that date.

     "Transfer Termination Event" means one of the events described in this prospectus under the caption "Security for the Series 2001-1 Notes-- Transfer Agreement--Transfer Termination Events".

     "Twelve Month Average Charge-Off Ratio" means for any payment date the average of the Charge-Off Ratios for that payment date and the eleven preceding payment dates.

     "Twelve Month Average Paid-In Advance Loss Ratio" means for any payment date the average of the Paid-In Advance Loss Ratios for that payment date and the eleven preceding payment dates.

     "Twelve Month Average Residual Value Loss Ratio" means for any payment date the average of the Residual Value Loss Ratios for that payment date and the eleven preceding payment dates.

     "Unit Balance" of any lease means the Lease Balance of that lease, plus, in the case of a closed-end lease, the Stated Residual Value of the vehicle subject to that lease.

     "U.S. Note Owner" means any beneficial owner of a series 2001-1 note that is

     -    an individual who is a United States citizen or resident,

     - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States,

     - an estate whose income is subject to U.S. federal income taxation regardless of its source,

     - a trust that has validly elected to be treated as a United States person for U.S. federal income tax purposes or

     - a trust if a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

     "Yield Shortfall Amount" for any payment date will equal:

     - the Hypothetical Yield Shortfall Amount, if the Hypothetical Yield Shortfall Amount for that payment date is less than 70% of the product of the Series 2001-1 Invested Percentage multiplied by the Fleet Receivable Amount as of that payment date, after giving effect to any increase on that payment date and

     -    otherwise, an amount equal to the product of:

          - the Series 2001-1 Invested Percentage on that payment date of the aggregate Lease Balance of all leases allocated to the Lease SUBI as of the last day of the preceding Monthly Period with an actual or implicit variable finance charge rate of less than the Minimum Yield Rate on that payment date multiplied by

          -    the amount by which

          -    the Minimum Yield Rate for that payment date

          exceeds

          -    the quotient of

          - the sum of the product with respect to each lease allocated to the Lease SUBI on that payment date with an actual or implicit variable finance charge rate of less than the Minimum Yield

               Rate of the actual or implicit finance charge rate applicable to that lease multiplied by the Net Book Value of the vehicle subject to that lease as of the last day of the immediately preceding Monthly Period divided by

          - the aggregate Net Book Value of all of the vehicles subject to all of those leases as of the last day of the immediately preceding Monthly Period multiplied by

         - 50% of the weighted, on the basis of Net Book Value of the related vehicle, average number of months over which the Capitalized Cost of all of the vehicles subject to those leases are being depreciated, assuming that all scheduled lease payments are made when scheduled and that the lessees do not elect to convert the finance charges applicable to those leases to a fixed rate, as of the last day of the preceding Monthly Period.

                              Index to Financial Statements

                                                                     Page

Greyhound Funding LLC

Independent Auditors' Report....................................     F-2
Balance Sheets as of December 31, 2000 and 1999.................     F-3
Statements  of Income for the year ended December 31,
   2000 and for the period from June 24, 1999
  (inception) through December 31, 1999.........................     F-4
Statements of Cash  Flows for the year  ended December 31,  2000 and for the period from June 24, 1999
   (inception) through December 31, 1999........................     F-5
Statements of  Members' Equity for the year ended
   December  31, 2000 and  for the period from June 24,
   1999 (inception) through December 31, 1999...................     F-6
Notes to the Financial Statements...............................     F-7

D.L. Peterson Trust

Independent Auditors' Report....................................     F-14
Balance Sheets as of December 31, 2000 and 1999.................     F-15
Statements of Operations and Trust Equity for  the year ended
   December 31, 2000 and for the period  from                        F-16
   June 30, 1999 (date of reconstitution) through
   December 31, 1999............................................     F-16
Notes to the Financial Statements...............................     F-17

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members of Greyhound Funding LLC

We have audited the accompanying balance sheets of Greyhound Funding LLC (the "Company"), an affiliate of PHH Vehicle Management Services LLC, as of December 31, 2000 and 1999, and the related statements of income, members' equity, and cash flows for the year ended December 31, 2000 and for the period from June 24, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from June 24, 1999 (inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity.

/s/ Deloitte & Touche LLP
Baltimore, Maryland

January 26, 2001

GREYHOUND FUNDING LLC

BALANCE SHEETS AS OF DECEMBER 31, 2000 AND 1999
(in Thousands)


                                                                              2000           1999
                                                                              ----           ----
ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . .   $ 87,607       $  93,531
Restricted cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62,002          62,168
Special unit of beneficial interest in fleet receivables - related party      80,000          80,000
Interest rate cap . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,016           6,365
Deferred financing fees . . . . . . . . . . . . . . . . . . . . . . . . .      6,979           4,401
Special unit of beneficial interest in leases - related party . . . . . .  3,270,601       2,926,686
                                                                          ----------      ----------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $3,517,205      $3,173,151
                                                                          ----------      ----------
LIABILITIES AND MEMBERS' EQUITY

LIABILITIES:

Accrued interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . $   14,136    $    10,599
Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . . . .        536            581
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . .      5,159          4,940
Due to affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59,455         42,029
Medium term notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,000,000      1,000,000
Variable funding notes  . . . . . . . . . . . . . . . . . . . . . . . . .  1,624,521      1,363,187
                                                                           ---------    -----------

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,703,807      2,421,336
                                                                           ---------    -----------

MEMBERS' EQUITY:

Preferred membership interests  . . . . . . . . . . . . . . . . . . . . .    262,451        262,451
Common membership interests, no par value . . . . . . . . . . . . . . . .    468,032        468,032
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . .     82,915         21,332
                                                                          ----------   ------------
TOTAL MEMBERS' EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . .    813,398        751,815
                                                                          ----------   ------------
TOTAL LIABILITIES AND MEMBERS' EQUITY . . . . . . . . . . . . . . . . . . $3,517,205   $  3,173,151
                                                                          ==========   ============

See notes to financial statements

GREYHOUND FUNDING LLC

STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD
FROM JUNE 24, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999
(in Thousands)


                                                                                    2000             1999
                                                                               ------------     ------------

INCOME:

Income from investment in related party special unit of beneficial
     interest in leases . . . . . . . . . . . . . . . . . . . . . . . . . .     $  250,956     $   106,547

EXPENSES:

Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        170,462          71,699
Service fees to related party . . . . . . . . . . . . . . . . . . . . . . .          6,592           2,609
Amortization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,302              77
                                                                                 ---------        --------
Total expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        179,356          74,385
                                                                                 ---------        --------
OPERATING INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         71,600          32,162

OTHER INCOME - INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . .         10,530           4,250
                                                                                 ---------       ---------
INCOME BEFORE INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . . . .         82,130          36,412

INCOME TAX PROVISION - STATE TAXES  . . . . . . . . . . . . . . . . . . . .          2,063             763
                                                                                 ---------      ----------
NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 80,067      $   35,649
                                                                                 =========      ==========

        See notes to financial statements.

GREYHOUND FUNDING LLC

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM
JUNE 24, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999 (in thousands)


                                                                                           2000             1999
                                                                                       ---------         ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  80,067        $    35,649
Adjustments to reconcile net income to net cash provided by (used in)
      operating activities  . . . . . . . . . . . . . . . . . . . . . . .          2,302                 77
Changes in other assets and liabilities:
      Accrued interest  . . . . . . . . . . . . . . . . . . . . . . . . .          3,537             10,599
      Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . .            (45)               581
      Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . .            219                182
      Special unit of beneficial interest in fleet receivables  . . . . .             --            (80,000)
      Restricted cash . . . . . . . . . . . . . . . . . . . . . . . . . .            166            (62,168)
                                                                               ----------         ----------

Net cash provided by (used in) operating activities . . . . . . . . . . .         86,246            (95,080)
                                                                               ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Special unit of beneficial interest in leases . . . . . . . . . . . . . .       (343,915)        (2,926,686)
                                                                               ----------        -----------
Net cash used in investing activities . . . . . . . . . . . . . . . . . .       (343,915)        (2,926,686)
                                                                               ----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred financing fees  . . . . . . . . . . . . . . . . . . .        (4,026)             (4,478)
Purchase of interest rate cap . . . . . . . . . . . . . . . . . . . . . .        (4,505)             (6,365)
Proceeds from issuance of preferred membership interests  . . . . . . . .            --             262,451
Capital contribution from common member . . . . . . . . . . . . . . . . .            --             468,032
Distributions paid  . . . . . . . . . . . . . . . . . . . . . . . . . . .       (18,484)            (14,317)
Proceeds from issuance of variable funding notes  . . . . . . . . . . . .       261,334           1,363,187
Proceeds from issuance of medium term notes . . . . . . . . . . . . . . .            --           1,000,000
Advances from affiliates  . . . . . . . . . . . . . . . . . . . . . . . .        17,426              46,787
                                                                               --------          ----------
Net cash provided by financing activities . . . . . . . . . . . . . . . .       251,745           3,115,297

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS  . . . . . . . . . .        (5,924)             93,531

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD  . . . . . . . . . . . . .     $  93,531                 --
                                                                              ---------        ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD  . . . . . . . . . . . . . . . .     $  87,607         $    93,531
                                                                              =========         ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid, net of $2,037 received under cap agreement . . . . . . . .   $   166,925         $    61,100
Income taxes paid . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     1,497         $        --

See notes to financial statements

GREYHOUND FUNDING LLC

STATEMENTS OF MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM
JUNE 24, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999 (in thousands)

                                                       Preferred         Common                          Total
                                                       Membership        Membership       Retained       Members'
                                                       Interest          Interest         Earnings       Equity
                                                       ----------        -----------      ----------     ---------
BALANCE, June 24, 1999 (inception)  . . . . . . .   $    --         $      --            $      --      $      --
Net income  . . . . . . . . . . . . . . . . . . .        --                --               35,649         35,649
Issuance of common membership interest  . . . . .        --            86,500                   --         86,500
Issuance of preferred membership interest . . . .   262,451                --                   --        262,451
Capital contribution  . . . . . . . . . . . . . .        --           381,532                   --        381,532
Preferred membership distributions  . . . . . . .        --                --                (7,839)       (7,839)
Common membership distributions . . . . . . . . .        --                --                (6,478)       (6,478)
                                                   --------         ---------             ---------      --------
BALANCE, December 31, 1999  . . . . . . . . . . .   262,451           468,032                21,332       751,815
Net income  . . . . . . . . . . . . . . . . . . .        --                --                80,067        80,067
Preferred membership distributions  . . . . . . .        --                --               (18,484)      (18,484)
                                                   --------         ---------              --------      --------
BALANCE, December 31, 2000  . . . . . . . . . . .  $262,451         $ 468,032              $ 82,915      $813,398
                                                   ========         =========              ========      ========

        See notes to financial statements.

GREYHOUND FUNDING LLC

NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

     Greyhound Funding LLC ("Greyhound" or "the Company"), is a special purpose limited liability company organized under the laws of the State of Delaware. The sole common member of Greyhound is Raven Funding LLC ("Raven"), which itself is a special purpose limited liability company established under the laws of the State of Delaware. The sole member of Raven is PHH Vehicle Management Services LLC ("PHH"), a limited liability company and a wholly-owned subsidiary of Avis Group Holdings, Inc. ("Avis").

     Greyhound was formed for the purpose of issuing indebtedness, issuing preferred membership interests, acquiring a special unit of beneficial interest in certain leases (the "Lease SUBI"), and acquiring a portion of a special unit of beneficial interest in certain fleet service receivables (the "Fleet Receivable SUBI") owned by D.L. Peterson Trust ("DLPT"). The Lease SUBI is a beneficial ownership interest in the leases, vehicles and paid-in-advance vehicles owned by DLPT. DLPT is a statutory business trust established by PHH in order to administer the titling of the vehicles in connection with the financing and transfer of vehicles subject to leases. Greyhound owns a certificate representing the Lease SUBI (the "Lease SUBI Certificate") and a certificate representing an interest in the Fleet Receivable SUBI in an amount up to $80 million (the "Fleet Receivable SUBI Certificate"). PHH acts as servicer of the assets held by DLPT including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI. In its role as servicer, PHH will maintain all property and equipment and employees required to perform said servicing activities. The Fleet Receivable SUBI and the Lease SUBI were issued by DLPT to Raven, which then contributed them to Greyhound.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     Cash and Cash Equivalents - Cash and cash equivalents represent lease payments collected from the Company's customers by one of the Company's lenders in connection with the Company's asset backed financing structure (see Note 6). Cash collected during the month by the lender, in some cases, net of vehicle purchases, is settled with the Company in the early part of the following month. The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

     Restricted Cash - Restricted cash includes cash that is not readily available for normal Company disbursements. Certain amounts have been set aside as required by the Company's debt covenants (see
     Note 3).

     New Accounting Pronouncements - The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998, as amended by SFAS No. 137 and SFAS No.
     138. This Standard establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires a company to recognize derivatives as either assets or liabilities in the balance sheet and to measure those instruments at fair value. This standard is effective for fiscal years beginning after June 15, 2000. As of December 31, 2000, the Company had not adopted this Standard. Management completed its assessment of the effect on the Company's financial statements resulting from the adoption of SFAS No. 133, and determined a pre-tax expense of approximately $8 million and an increase to accumulated other comprehensive income of approximately $1.2 million will be required in January 2001 for the interest rate cap shown on the accompanying balance sheet.

     Revenue - Income from investment in related party special unit of beneficial interest in leases is recognized as DLPT recognizes income on its lease portfolio. The majority of leases within DLPT's lease portfolio are operating leases (see Note 5) and therefore Lease SUBI income represents the monthly lease payment from the lessee minus the depreciation on the related vehicle. Leases accounted for using the direct finance method have income recognized monthly based on the accretion of the unearned income recorded at the inception of the lease and accreted over the lease term.

     The Lease SUBI requires DLPT to remit its income computed as described above to the certificate holder daily.

     Deferred Financing Fees - Deferred financing fees are costs incurred in connection with obtaining debt. The amount is being amortized over the related term of the debt, eleven years. At December 31, 2000 and 1999, accumulated amortization was $2.4 million and $77,000, respectively.

3.   RESTRICTED CASH

     At December 31, 2000 and 1999 restricted cash includes two escrow accounts in the amount of $62,001,800 and $62,168,000, respectively, as required under the Company's debt agreements to provide additional credit enhancement on the Company's medium term notes and variable funding notes (see Note 6).

4.   SPECIAL UNIT OF BENEFICIAL INTEREST IN FLEET RECEIVABLES

     The Fleet Receivable SUBI Certificate represents the beneficial interest in up to $80 million of the Fleet Receivables acquired by Raven from PHH and contributed by Raven to DLPT each month. The Fleet Receivables include payment obligations arising from fuel card programs, vehicle maintenance charges, and accident management services. Raven owns a certificate representing any amount of

     Fleet Receivables over $80 million. It has not been assigned to the Company.

     Revenues and cash collections resulting from the services described above are recorded by PHH and are not reflected on the Company's financial statements. The Company holds the Fleet Receivable SUBI Certificate to provide it with additional credit enhancement for the Company's medium term notes and variable funding notes.

     As of December 31, 2000 and 1999, accounts receivable in the financial statements of DLPT consisted of the following (in thousands):


                                                       2000             1999
                                                      -----------------------
Amounts billed  . . . . . . . . . . . . . . . . . .   $  169,067    $119,258
Allowance for doubtful accounts . . . . . . . . . .       (4,125)     (2,398)
                                                      ----------    --------
Accounts receivable, net  . . . . . . . . . . . . .   $  164,942    $116,860
                                                      ==========    ========


     Allowance for Doubtful Accounts - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on historical experience and other factors, affecting collectibility. The allowance is maintained on DLPT and is part of the Fleet Receivable SUBI.

5.   SPECIAL UNIT OF BENEFICIAL INTEREST IN LEASES

     The Lease SUBI Certificate is issued by DLPT to Raven and then transferred to Greyhound. The Lease SUBI Certificate represents a beneficial interest in the leases, vehicles subject to those leases and paid-in advance vehicles (collectively "SUBI Assets"). The carrying amount of the Lease SUBI Certificate on the Company's financial statements is the same as the book value of the SUBI Assets in DLPT's financial statements.

     The following information describes the leases maintained by DLPT which are the underlying assets of the Lease SUBI, and summarizes the accounting policies used by DLPT which are in accordance with accounting principles generally accepted in the United States of America.

     DLPT primarily leases its vehicles under three standard arrangements: open-end operating leases, closed-end operating leases, open-end and closed-end finance leases (direct financing leases). These leases are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases." Each lease is either classified as an operating lease or direct financing lease, as defined.

     Open-end Operating Leases - Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for the account of the lessee except for a minimum residual value, which DLPT guarantees. DLPT guarantees 16% of the fair market value (defined as the vehicle's capitalized cost if it is sold during the period from the beginning of the thirteenth through the end of the twenty-fourth month of its rental term) of the vehicles at the time of sale. If the vehicle is sold anytime after the twenty-fourth month of its rental term, the fair market value is the fair market value of the vehicle at the beginning of the monthly renewal period immediately preceding the date of sale. The guarantee is adjusted for any excess wear and tear or any excess mileage.

     Closed-end Operating Leases - Under these leases, the minimum lease term is 18 months or longer; however, 24 and 36 month lease terms are the most prevalent. These leases are cancelable under certain conditions. The residual values for the closed-end leases are included in the investment in leases and leased vehicles. Residual value estimates are made utilizing third party estimates and PHH's internal expertise. Resale of the vehicles upon termination is for the account of the lessor.

     At December 31, 2000 and 1999, the net investment in leases and leased vehicles for all operating leases was approximately $3.1 billion and $2.8 billion, respectively. In addition, a reserve for residual risk on its closed-end operating lease portfolio was approximately $4.0 million and $3.1 million at December 31, 2000 and 1999, respectively. The amount of reserve is determined by actual historical experience and management's best estimate based on the specific models and age of certain vehicles within the lease portfolio.

     Open-end Direct Financing Leases - Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for the account of the lessee.

     At December 31, 2000 and 1999, the net investment in leases and leased vehicles for direct financing leases was approximately $138 million and $129 million, respectively.

     Paid-in Advance Vehicles - Represent disbursements for vehicles that have not yet been transferred to the investment in leases and leased vehicles balance. These vehicles will ultimately become eligible leases under the Lease SUBI.

     Fleet Management Services - Revenues from fleet management services other than leasing are recognized over the period in which services are provided and the related expenses are incurred.

     At December 31, 2000, future minimum lease payments to be received on DLPT's operating and finance leases are as follows (in thousands):


                                                                     Direct
                                                     Operating       Financing
                                                     Leases          Leases            Total
                                                     -----------      -----------      ---------

2001  . . . . . . . . . . . . . . . . . . . . . .     $ 1,045,559     $ 49,404         $  1,094,963
2002  . . . . . . . . . . . . . . . . . . . . . .         868,896       41,018              909,914
2003  . . . . . . . . . . . . . . . . . . . . . .         615,229       28,087              643,316
2004  . . . . . . . . . . . . . . . . . . . . . .         333,869       13,952              347,821
2005  . . . . . . . . . . . . . . . . . . . . . .         133,990        4,078              138,068
Thereafter  . . . . . . . . . . . . . . . . . . .         139,454        1,105              140,559
                                                     ------------    ---------           ----------
Total . . . . . . . . . . . . . . . . . . . . . .    $  3,136,997    $ 137,644           $3,274,559
                                                     ============    =========           ==========

     Net Investment in Leases Qualifying for SUBI Classification - A summary of the net investment in leases recorded by DLPT at December 31, 2000 consists of the following (in thousands):


                                                                                   2000              1999
                                                                                   ----              ----
              Vehicles under open-end operating leases  . . . . . . . . . . .    $ 4,083,511       $ 2,982,218
              Vehicles under closed-end operating leases  . . . . . . . . . .        203,523           236,483
              Vehicle held for sale . . . . . . . . . . . . . . . . . . . . .         23,210            23,529
                                                                                 -----------       -----------
                                                                                   4,310,244         3,242,230
              Less accumulated depreciation . . . . . . . . . . . . . . . . .     (1,177,287)         (444,732)
                                                                                 -----------       -----------
                                                                                   3,132,957         2,797.498
              Receivables under direct financing leases . . . . . . . . . . .        137,644           129,188
                                                                                 -----------       -----------
              Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 3,270,601        $2,926,686
                                                                                 ===========       ===========


6.   DEBT

     The variable funding notes provide for a maximum outstanding amount of $1.75 billion (the Series 1999-3 notes) to a group of multi-seller commercial paper conduits, which is renewable annually. At December 31, 2000 and 1999, $1.625 billion and $1.363 billion, respectively, were outstanding on these notes. The interest rate on the variable funding notes is calculated as the average of the commercial paper rate of each member of the investing conduit weighted over their respective portion of the debt. The blended rates for the variable funding notes at December 31, 2000 and 1999 were approximately 6.72% and 6.71%, respectively.

     Medium term notes include two classes of floating rate asset-backed notes (the Series 1999-2 floating rate asset-backed notes), Class A-1 notes, which total $550 million and Class A-2 notes, which total $450 million. Both classes of notes have an interest rate, which is reset monthly at LIBOR, plus 32 basis points for the Class A-1 notes and 35 basis points for the Class A-2 notes.

     The interest rates for the Class A-1 and A-2 notes at December 31, 2000 and 1999 were approximately:

                                                                     December 31,
                                                                  2000          1999
                                                                --------      --------

  Class A-1 . . . . . . . . . . . . . . . . . . . . . . . .      6.94%         5.72%
  Class A-2 . . . . . . . . . . . . . . . . . . . . . . . .      6.97%         5.75%

     The Class A-1 notes commence amortizing on the earlier of March 2001 or the occurrence of an amortization event as defined in the debt agreement and have a final stated maturity of October 2006. The Class A-2 notes commence amortizing on the earlier of when the Class A-1 notes are repaid in full or the occurrence of an amortization event. The Class A-2 notes have a final stated maturity of October 2011. Actual repayments of principal are based on cash flows available from the Lease SUBI.

     Estimated repayments of the debt (determined as of December 31, 2000 and assuming that (i) the Series 1999-3 notes are extended annually and (ii) the amounts paid by the lessees under DLPT's leases in each period are equal to the minimum lease payments due under the DLPT leases in existence on December 31, 2000) are set forth as follows (in thousands):

  Year

  2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    877,536
  2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              729,233
  2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              515,585
  2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              278,776
  2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              110,679
  Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . .              112,712
                                                                          ------------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $  2,624,521
                                                                          ============

     Credit enhancement for the Series 1999-2 notes is provided in the form of (a) overcollateralization provided by the excess of the Series 1999-2 aggregate unit balance over the Series 1999-2 invested amount, (b) the Fleet Receivable SUBI Certificate and amounts payable to the holder thereof, (c) amounts, if any, on deposit in the Series 1999-2 reserve account and (d) amounts on deposit in the Series 1999-2 yield supplement account.

7.   DERIVATIVE FINANCIAL INSTRUMENTS

     At December 31, 2000 and 1999, the Company has derivative financial instruments on hand that are sensitive to changes in its debt obligations. To reduce the risk of interest fluctuations under its asset based debt agreement, the Company has entered into an interest rate cap with a duration of 10 years. The interest rate cap was acquired to provide protection for certain fixed rate leases which support the Lease SUBI. These leases calculate interest income to be paid by the lessee on a fixed rate but are subject to floating rate interest expense by the Company. The interest rate cap, which is being amortized straight-line over 10 years, has a notional value of approximately $552 million, a carrying value (cost less accumulated amortization) of approximately $10.0 million and a fair value of approximately $3.1 million at December 31, 2000 (see Note 9).

8.   PREFERRED MEMBERSHIP INTEREST

     The Company has issued Series 1999-2 Senior Preferred Membership Interests ("Series 1999-2 PMI's") of which $93.1 million are outstanding at December 31, 2000 and 1999. The holders of the Series 1999-2 PMI's are entitled to receive dividends based upon the funding costs of the multi-seller commercial paper conduits, plus a program fee of 0.70% per annum. The dividend periods correspond to the same interest periods as the Series 1999-2 floating rate asset-backed notes. Dividends on the Series 1999-2 PMI's must be declared and paid on each dividend payment date therefor to the extent that, on such date, the Company has funds legally available for the payment of such dividends based on the covenants specified in the Company's LLC agreement.

     The Company has issued Series 1999-3 Senior Preferred Membership Interests ("Series 1999-3 PMI's") of which $169.4 million are outstanding at December 31, 2000 and 1999. The holders of the Series 1999-3 PMI's are entitled to receive dividends at a rate equal to one-month LIBOR plus 170 basis points. The dividend periods correspond to the same interest periods as the variable funding notes. Dividends on the Series 1999-3 PMI's must be declared and paid on each dividend payment date therefor to the extent that on such date, the Company has funds legally available for the payment of such dividends based on the covenants specified in the Company's LLC agreement.

     Both the Series 1999-2 PMI's and the Series 1999-3 PMI's are redeemable at the option of the Company on any dividend payment date through the termination of the debt, (discussed in Note 6). Both series of PMI's are redeemable by the Company in whole or in part from time to time, upon termination of the debt and on each dividend payment date thereafter.

9.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair value disclosures for material financial instruments. The fair values of the financial instruments presented may not be indicative of their future values.

     Variable Funding Notes - The carrying amount of the variable funding notes approximates fair value as the related interest rates re-price at current market rates.

     Medium Term Notes - The fair value was determined based on quoted market prices for similar issues or on current rates available to the Company for debt on similar terms.

     At December 31, 2000 and 1999, the carrying amounts and fair values of the Company's financial instruments are as follows (in thousands):

                                                         December 31, 2000                      December 31, 1999
                                          ------------------------------------------------------------------------------------
                                                                           Estimated                                Estimated
                                            Notional         Carrying      Fair        Notional       Carrying      Fair
                                            Amount           Amount        Value       Amount         Amount        Value
                                          -------------------------------------------------------------------------------------
Cash  . . . . . . . . . . . . .                              $87,607       $ 87,607                 $93,531       $  93,531
Restricted cash . . . . . . . .                               62,002         62,002                  62,168          62,168
Interest rate cap . . . . . . .        $ 552,490              10,016          3,177   $ 672,841       6,365           7,539
Fleet receivable SUBI
   Certificate  . . . . . . . .                               80,000         80,000                  80,000          80,000
Lease SUBI Certificate  . . . .                            3,270,601      3,270,601               2,926,686       2,926,686
Debt - Variable Funding Notes .                            1,624,521      1,624,521               1,363,187       1,363,187
   Medium Term Notes  . . . . .                            1,000,000      1,000,000               1,000,000       1,000,000
Due to affiliates . . . . . . .                               59,063         59,063                  46,787          46,787


10.  RELATED PARTY TRANSACTIONS

     Due to affiliates, net at December 31, 2000 and 1999 consist of non-interest bearing advances due to Raven and Hunt Valley LLC and advances due from Avis. Hunt Valley LLC is a special purpose limited liability company whose sole common member is Raven. Hunt Valley purchased $169 million of the Series 1999-3 PMIs from Greyhound. Non interest bearing advances represent intercompany transactions relating primarily to leasing billings, cash collections, cash transfers and servicing fees.

     Expense items of the Company include a servicing fee paid to PHH for the servicing of the lease portfolio which is represented by the Lease SUBI. Services provided to the Company include all administrative support services, accounting, management and required personnel to conduct its business. Such services are governed by an administrative agreement between PHH and the Company, which is for the life of the Company.

11.  NON-CASH FINANCING ACTIVITIES

     During October 1999, the Company refinanced its Series 1999-1 Variable Funding Notes of $2,363,403 with the issuance of the debt instruments discussed in Note 6. Additionally, in connection with this refinancing the Company redeemed its Series 1999-1 Preferred Membership Interests with the PMI's discussed in Note 8.

12.  FEDERAL AND STATE INCOME TAXES

     The Company is not subject to federal income taxes. Instead, the sole common member reports the Company's profit on its income tax return. Certain states in which the Company conducts business impose state income taxes or franchise taxes on the Company. The state tax provision below is calculated based on the applicable statutory tax rates in the various states.

     The Company determines its deferred tax provision under the liability method, whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities, and their reported amounts using presently enacted tax rates. Following are the components of the state tax provision (in thousands):


                                                          2000           1999
                                                          ----           -----
Current . . . . . . . . . . . . . . . . . . . . .      $  1,844      $    581
Deferred  . . . . . . . . . . . . . . . . . . . .           219           182
                                                      ---------      --------
                                                      $   2,063      $    763
                                                      =========      ========


     The deferred income tax liability results solely from the difference in the depreciation methods used for income tax reporting than for financial statement reporting.

                                 ********

INDEPENDENT AUDITORS' REPORT

To the Trustees of
D. L. Peterson Trust

We have audited the accompanying balance sheets of D. L. Peterson Trust (the "Trust"), an affiliate of PHH Vehicle Management Services, LLC, as of December 31, 2000 and 1999, and the related statements of operations and trust equity for the year ended December 31, 2000 and for the period from June 30, 1999 (date of reconstitution) through December 31, 1999. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2000 and 1999, and the results of its operations for the year ended December 31, 2000 and for the period from June 30, 1999 (date of reconstitution) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the Trust and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Trust had been operated as an unaffiliated entity.

/s/ Deloitte & Touche LLP
Baltimore, Maryland

January 26, 2001

D. L. PETERSON TRUST

BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
(in thousands)

                                                                                           2000              1999
                                                                                       -----------      -----------
ASSETS

Net investment in leases and leased vehicles:
Vehicles under operating leases . . . . . . . . . . . . . . . . . . . . . . .   $ 3,109,747     $ 2,773,969
Direct financing leases . . . . . . . . . . . . . . . . . . . . . . . . . . .       137,644         129,188
Vehicles held for resale  . . . . . . . . . . . . . . . . . . . . . . . . . .        23,210          23,529
                                                                                -----------     -----------

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 3,270,601     $ 2,926,686
                                                                                -----------     -----------
LIABILITIES AND TRUST EQUITY

LIABILITIES:
Liability under special unit of beneficial
     interest in leases - related party . . . . . . . . . . . . . . . . . . .   $ 3,270,601     $ 2,926,686
                                                                                -----------     -----------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,270,601       2,926,686

TRUST EQUITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --             --
                                                                                -----------     -----------
TOTAL LIABILITIES AND TRUST EQUITY  . . . . . . . . . . . . . . . . . . . . .   $ 3,270,601     $ 2,926,686
                                                                                ===========     ===========



        See notes to financial statements.

D. L. PETERSON TRUST

STATEMENTS OF OPERATIONS AND TRUST EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM JUNE 30, 1999 (DATE OF RECONSTITUTION) THROUGH DECEMBER 31, 1999 (in thousands)


                                                                           2000             1999
                                                                       ----------------------------
REVENUE:
Leasing revenue                                                        $ 1,188,375        $565,096
                                                                       -----------        --------
EXPENSES:
Depreciation on leased vehicles                                            937,419         458,549
Interest on special unit of beneficial interest in leases -
   related party                                                           250,956         106,547
                                                                       -----------       ---------
Total expenses                                                           1,188,375         565,096
                                                                       -----------       ---------
NET INCOME                                                                      --              --

TRUST EQUITY, BEGINNING OF PERIOD                                               --              --
                                                                       -----------      ----------
TRUST EQUITY, END OF PERIOD                                            $        --      $
                                                                       ===========      ==========


        See notes to financial statements.

D. L. PETERSON TRUST

1.   ORGANIZATION

     D. L. Peterson Trust ("DLPT") was originally established by PHH Vehicle Management Services, LLC ("PHH") as a Maryland common law trust and was reconstituted on June 30, 1999 as a Delaware statutory business trust. DLPT is organized under Chapter 38 of the Delaware Business Trust Act and its trustees are PHH and Wilmington Trust Company. DLPT was established to hold title to vehicles and be the lessor in vehicle leases, which are subject to various securitizations. DLPT reduces the costs and administrative burden with securitizations by eliminating the time and expense of retitling vehicles upon transfer assignments of ownership of the vehicles and security.

     DLPT issued a certificate (the "Lease SUBI Certificate") representing a special unit of beneficial interest in certain leases (the "Lease SUBI") and two certificates representing a special unit of beneficial interest in certain fleet service receivables (the "Fleet Receivable SUBI") to Raven Funding LLC ("Raven"). The Lease SUBI represents a beneficial ownership in the leases, vehicles and paid-in-advance vehicles owned by DLPT. One of the certificates representing an interest in the Fleet Receivable SUBI represents an amount up to $80 million (the "Fleet Receivable SUBI Certificate") and the other certificate representing an interest in the Fleet Receivable SUBI represents the amount of fleet service receivables in excess of $80 million (the "Excess Fleet Receivable SUBI Certificate"). DLPT also issued to Raven a certificate (the "UTI Certificate") representing beneficial ownership in all assets of DLPT not allocated to the Lease SUBI or the Fleet Receivable SUBI (the "UTI"). Raven transferred the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to Greyhound Funding LLC. Raven retained the Excess Fleet Receivable SUBI Certificate and the UTI Certificate. As of December 31, 2000 and 1999, no assets were assigned to the UTI.

     Raven is a special purpose limited liability company established under the laws of the State of Delaware. The sole member of Raven is PHH, a wholly-owned subsidiary of Avis Group Holdings, Inc. ("Avis"). The business activities of Raven are limited primarily to acting as the successor settler and initial beneficiary of DLPT. Greyhound Funding LLC ("Greyhound"), is a special purpose limited liability company organized under the laws of the State of Delaware. The sole common member of Greyhound is Raven.

     Greyhound was formed for the purpose of issuing indebtedness, issuing preferred membership interests, acquiring the Lease SUBI Certificate, and acquiring the Fleet Receivable SUBI Certificate. PHH acts as servicer of the assets held by the DLPT including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI. In its role as servicer, PHH will maintain all property and equipment and employees required to perform said servicing activities.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     Cash and Cash Equivalents - All transactions of DLPT are considered non-cash activities, and accordingly no statement of cash flows is presented in the accompanying financial statements. PHH contributed net investment in leases and leased vehicles to DLPT having a value of approximately $2.9 billion during 1999, which, together with an additional $0.4 billion (net) of investment in leases and leased vehicles originated by DLPT during 2000, were subsequently assigned to Raven.

     Fair Value of Financial Instruments - The fair value of net investments in leases and leased vehicles, which consists primarily of direct financing and operating leases, and the Lease SUBI approximate their carrying value. This results from the underlying leases and Lease SUBI having floating interest rate provisions which require monthly adjustments based on market rates.

     Revenue and Expenses - The leased assets owned by DLPT are leased under three standard arrangements: open-end operating leases, closed-end operating leases, and open-end finance leases (direct financing leases). These leases are accounted for in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). Each lease is classified as either an operating lease or direct financing lease.

     DLPT records the cost of the leased vehicle as an "investment in leases and leased vehicles." Vehicles are depreciated using the straight-line method over the expected lease term. The lease terms vary as discussed in Note 5. Amounts charged to the lessees for interest on the unrecovered investment are credited to income on a level yield method, which approximates the contractual terms.
     Lease revenues are recognized based on rentals.

     The open-end operating leases provide that the resale of the vehicles upon termination of the lease are for the account of the lessee, except for a minimum residual value which DLPT has guaranteed. DLPT guarantees 16% of the original cost of the unit for the first 24 months of the lease and then 16% of the fair market value of the unit at the inception of the month to month renewals thereafter.

     The closed-end operating leases provide that the resale of the vehicles upon termination of the lease is for the account of DLPT. The residual values for the closed-end leases are included in the leased vehicle investment. Residual value estimates are made utilizing third party estimates and PHH's expertise.

     The open-end finance leases provide that the resale of the vehicles upon termination of the lease are for the account of the lessee.

     Vehicles Held for Resale - Vehicles held for resale represent vehicles which have come off lease under the open-end agreement. These vehicles will be sold on behalf of the client and are carried at their current book value. Any gain or loss realized on the disposition of the vehicle will be passed through to the client.

     Income Taxes - DLPT is not an entity subject to federal or state income taxes. Accordingly, no taxes are provided on its income as it is passed through to the holders of beneficial interests in DLPT.

     New Accounting Pronouncement - The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998, as amended by SFAS No. 137 and SFAS No.
     138. This Standard establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires a company to recognize derivatives as either assets or liabilities in the balance sheet and to measure those instruments at fair value. This standard is effective for fiscal years beginning after June 15, 2000 and will be adopted by DLPT on January 1, 2001. In addition, management believes that the adoption of SFAS No. 133 will have no impact on DLPT's financial statements.

     Reclassification - Certain 1999 amounts have been reclassified in order to conform to the 2000 presentation.

3.   SPECIAL UNIT OF BENEFICIAL INTEREST IN FLEET RECEIVABLES

     The Fleet Receivable SUBI represents the beneficial interest in all of the Fleet Receivables acquired by Raven from PHH and contributed by Raven to DLPT. The fleet receivables include customer payment obligations arising from fuel card programs, vehicle maintenance charges, and accident management services. DLPT issued the Fleet Receivable SUBI Certificate and the Excess Fleet Receivable SUBI Certificate to Raven. The Fleet Receivable SUBI Certificate is capped at $80 million. The remaining accounts receivable balance is represented by the Excess Fleet Receivable SUBI Certificate.

     As of December 31, 2000 and 1999, accounts receivable consisted of the following (in thousands):

                                                                              2000                 1999
                                                                          -----------           ----------
Amounts billed  . . . . . . . . . . . . . . . . . . . . . . . . . .        $    169,067         $  119,258
Allowance for doubtful accounts . . . . . . . . . . . . . . . . . .              (4,125)            (2,398)
                                                                           ------------       ------------
                                                                                164,942            116,860
Assignments under Fleet Receivable SUBI . . . . . . . . . . . . . .             (80,000)           (80,000)
Assignments under Excess Fleet
     Receivable SUBI  . . . . . . . . . . . . . . . . . . . . . . .             (84,942)           (36,860)
                                                                            -----------        -----------
                                                                           $         --        $        --
                                                                            ===========        ===========

     Allowance for Doubtful Accounts - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on historical experience and other factors affecting collectibility.

4.   SPECIAL UNIT OF BENEFICIAL INTEREST IN LEASES

     The Lease SUBI Certificate represents a beneficial interest in the leases, vehicles subject to those leases and paid-in advance vehicles (collectively "SUBI Assets"). The Lease SUBI Certificate is issued by DLPT to Raven and then transferred to Greyhound. In accordance with the provisions of SFAS 13, obligations under the Lease SUBI Certificate are reflected as borrowings in the accompanying balance sheet, and distributions under the Lease SUBI Certificate are reflected as interest expense in the accompanying statements of operations and trust equity. The interest on special unit of beneficial interest in leases is equal to the gross leasing revenue billed to lease customers less the depreciation on leased vehicles ("net revenue"). In addition to the lease revenue, gross leasing revenue also includes management fees billed to lease customers. The net revenue realized from billings to lease customers is required to be distributed to Raven daily.

5.   NET INVESTMENT IN LEASES AND LEASED VEHICLES

     DLPT offers primarily three leasing arrangements to its customers. These arrangements are:

     Open-end Operating Leases - Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for the account of the lessee except for a minimum residual value, which DLPT guarantees. DLPT guarantees 16% of the original cost of the unit for the first 24 months of the lease and then 16% of fair market value of the unit at inception of the month to month renewal, thereafter. The guarantee is adjusted for any excess wear and tear or any excess mileage. At December 31, 2000 and 1999, the original cost and accumulated depreciation of vehicles under these leases (in thousands) was $4,083,511 and $1,140,455 and $2,982,218 and $390,257, respectively.

     Closed-end Operating Leases - Under these leases, the minimum lease term is 18 months or longer; however, 24 and 36 month lease terms are the most prevalent. These leases are cancelable under certain conditions. The residual values for the closed-end leases are included in the investment in leases and leased vehicles. Residual value estimates are made utilizing third party estimates and PHH's expertise. Resale of the vehicles upon termination is for the account of the lessor. At December 31, 2000 and 1999, the original cost and accumulated depreciation of vehicles under these leases (in thousands) was $207,563 and $36,832 and $239,616 and $30,946,
     respectively.

     Open-end Direct Financing Leases - Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for the account of the lessee.

     Paid-in Advance Vehicles - These represent disbursements for vehicles that have not yet been transferred to the investment in leases and leased vehicles balance. These vehicles will ultimately become eligible leases under the Lease SUBI when they are delivered to the ultimate customer.

     Fleet Management Services - Revenues from Fleet Management Services other than leasing are recognized over the period in which services are provided and the related expenses are incurred.

     At December 31, 2000, future minimum lease payments to be received on DLPT's operating and finance leases are as follows (in thousands):

                                                                           Direct
                                                         Operating         Financing
                                                         Leases            Leases           Total
                                                         ---------         ------           -----

2001  . . . . . . . . . . . . . . . . . . . . . .       $ 1,045,559    $ 49,404         $ 1,094,963
2002  . . . . . . . . . . . . . . . . . . . . . .           868,896      41,018             909,914
2003  . . . . . . . . . . . . . . . . . . . . . .           615,229      28,087             643,316
2004  . . . . . . . . . . . . . . . . . . . . . .           333,869      13,952             347,821
2005  . . . . . . . . . . . . . . . . . . . . . .           133,990       4,078             138,068
Thereafter  . . . . . . . . . . . . . . . . . . .           139,454       1,105             140,559
                                                        -----------   ----------        -----------
Total . . . . . . . . . . . . . . . . . . . . . .       $ 3,136,997    $137,644         $ 3,274,641
                                                        ===========   ==========        ===========


     At December 31, 2000 and 1999 the net investment in leases and leased vehicles consisted of the following (in thousands):

                                                                      2000               1999
                                                                  ----------         -----------

Vehicles under open-end operating leases  . . . . . . . . . . .   $4,083,511         $ 2,982,218
Vehicles under closed-end operating leases (including2
     reserve for residual values of $4,040 and $3,133,
     respectively)  . . . . . . . . . . . . . . . . . . . . . .      203,523              236,483
Vehicles held for sale  . . . . . . . . . . . . . . . . . . . .       23,210               23,529
                                                                  ----------          -----------
                                                                   4,310,244            3,242,230
Less accumulated depreciation . . . . . . . . . . . . . . . . .   (1,177,287)            (444,732)
                                                                  ----------          -----------
                                                                   3,132,957            2,797,498
Receivables under direct financing leases . . . . . . . . . . .      137,644              129,188
                                                                  ----------          -----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $3,270,601          $ 2,926,686
                                                                  ==========          ===========

     For the year ended December 31, 2000 and 1999, leasing revenue consisted of (in thousands):

                                                                           2000            1999
                                                                        ----------     ----------
Operating leases  . . . . . . . . . . . . . . . . . . . . . . .        $ 1,157,534     $  557,066
Direct financing leases (primarily interest)  . . . . . . . . .             30,841          8,030
                                                                       -----------     ----------
                                                                       $ 1,188,375     $  565,096
                                                                       ===========     ==========


     Other managed vehicles with net carrying amounts of $183.4 and $233.6 million at December 31, 2000 and 1999, respectively, are included in special purpose entities which are not owned by DLPT. These entities do not require consolidation as they do not meet the criteria for consolidation under accounting principles generally accepted in the United States of America. Additionally, managed vehicles totaling approximately $120.7 and $110.9 million at December 31, 2000 and 1999, respectively, are owned by special purpose entities, which are owned by affiliates of DLPT. However, such assets and related liabilities have been netted in the balance sheet since there is a two-party agreement with determinable accounts, a legal right of offset exists and DLPT exercises its right of offset in settlement with client corporations.

6.   RELATED PARTY TRANSACTIONS

     Certain rebates received from the motor companies related to the acquisition of vehicles are retained by PHH and therefore not recorded in DLPT's accompanying financial statements. Additionally, PHH provides various services at no charge to the Trust, including all administrative support services, accounting, management, and required personnel to conduct its business.

                           ********

PRINCIPAL OFFICE OF THE ISSUER            PRINCIPAL OFFICE OF THE SERVICER
Greyhound Funding LLC                    PHH Vehicle Management Services LLC
900 Old Country Road                            900 Old Country Road
Garden City, New York 11530                 Garden City, New York 11530

                            INDENTURE TRUSTEE

                         The Chase Manhattan Bank
                           450 West 33rd Street
                         New York, New York 10036

                               UNDERWRITER

                                JPMorgan
                             270 Park Avenue
                          New York, New York 10017

                 LEGAL ADVISOR TO GREYHOUND FUNDING LLC AND
                       PHH VEHICLE MANAGEMENT SERVICES LLC

                                 White & Case LLP
                           1155 Avenue of the Americas
                             New York, New York 10036

                        LEGAL ADVISOR TO THE UNDERWRITERS

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                        AUDITORS TO GREYHOUND FUNDING LLC

                                Deloitte & Touche LLP
                         1100 Mercantile Bank Building
                                 2 Hopkins Plaza
                             Baltimore, Maryland 21201

  LUXEMBOURG LISTING AGENT             LUXEMBOURG                PAYING AGENT
                                    Co-PAYING AGENT AND
                                     CO-TRANSFER AGENT
                                     AND CO-REGISTRAR

Banque Generale du Luxembourg   Chase Manhattan Bank  The Chase Manhattan Bank
 50, Avenue J.F. Kennedy         Luxembourg, S.A.        450 West 33rd Street
  L-2951 Luxembourg             45 Boulevard Royal    New York, New York  10036
                                L-2955 Luxembourg

                                Prospectus


                              $1,000,000,000
                            Greyhound Funding
                                   LLC


  $__________ Series 2001-1 Floating Rate Asset Backed Notes, Class A-1

  $__________ Series 2001-1 Floating Rate Asset Backed Notes, Class A-2

                          PHH Vehicle Management
                              Services LLC,
                               As Servicer

                                 JPMorgan

                            ___________, 2001


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.
You should not assume that the information in this prospectus is accurate on any date other than the date of this prospectus.

We are not offering these securities in any state where the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a prospectus until ______, 2001.

                                 Part II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other expenses of Issuance and Distribution.
          Registration Fee ...............................   $  264
          Printing and Engraving Expenses.................     <F1>
          Legal Fees and Expenses.........................     <F1>
          Accounting Fees and Expenses....................     <F1>
          Trustee Fees and Expenses.......................     <F1>
          Blue Sky Fees and Expenses......................     <F1>
          Miscellaneous...................................     <F1>
                                                             -----
          Total...........................................    $<F1>
                                                             =====
     _______________

     <F1>    To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

      Section 3817 of Chapter 38 of Title 12 of the Delaware Code provides that, subject to such standards and restrictions, if any, set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     Pursuant to Section 7.5 of the supplement to the servicing agreement relating to the Lease SUBI and the Fleet Receivable SUBI, PHH Vehicle Management Services LLC has agreed to indemnify Wilmington Trust Company, as the SUBI trustee and the Delaware trustee, to the extent provided in Section 5.5 of the origination trust's trust agreement.
Section 5.5 of the origination trust's trust agreement provides that each trustee of the origination trust shall be indemnified and held harmless with respect to any loss, liability or expense, including reasonable attorneys and other professional fees and expenses, arising out of or incurred in connection with (a) any of the origination trust's assets or
(b) such trustee's acceptance or performance of the trusts and duties contained in the origination trust's trust agreement; provided, however that the trustee shall not be indemnified or held harmless as to any claim (i) incurred by reason of that trustee's willful misfeasance, bad faith or gross negligence (or, with respect to the handling or disbursement of funds, negligence) or (ii) incurred by reason of such trustee's breach of its representations and warranties pursuant to the servicing agreement or the origination trust's trust agreement.

     Reference is also made to the Underwriting Agreement among PHH Vehicle Management Services, LLC, Avis Group Holdings, Inc., Greyhound Funding LLC, Chase Securities Inc. and the other underwriters named therein, which provides for indemnification by the underwriters of PHH Vehicle Management Services, LLC and Greyhound Funding LLC and their respective affiliates, officers, directors, employees, representatives and agents, and controlling persons from losses, claims, damages and liability to which any such person may become subject insofar as such losses, claims, damages, liability or action arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information provided by the underwriters specifically for use in the prospectus, and the underwriters have agreed to reimburse PHH Vehicle Management Services, LLC and Greyhound Funding LLC for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action.

Item 15. Recent Sales of Unregistered Securities.

     Not Applicable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit

No.                 Description

1.1<F2>   Proposed form of Underwriting Agreement.
3.1<F1>   Certificate of Formation of Greyhound Funding LLC.
3.2<F1> Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC dated as of October 28, 1999.
3.3<F1>   Certificate of Formation of Raven Funding LLC.
3.4 Amended and Restated Limited Liability Company Agreement of Raven Funding LLC dated as of October 28, 1999.
4.1 Base Indenture dated as of June 30, 1999 between Greyhound Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
4.2 Supplemental Indenture No. 1 dated as of October 28, 1999 between Greyhound Funding LLC and The Chase Manhattan Bank to the Base Indenture dated as of June 30, 1999.
4.3 Form of Indenture Supplement between Greyhound Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
4.4       Form of Notes (included in Exhibit 4.3).
5 Opinion of White & Case LLP regarding the legality of the Notes being registered.
8.1       Opinion of White & Case LLP regarding certain tax matters.
8.2<F2>   Opinion of Richards, Layton & Finger regarding certain
          Delaware state tax matters.
8.3<F2> Opinion of Piper & Marbury LLP regarding certain Maryland state tax matters.
10.1<F1>  Amended and Restated Origination Trust Agreement, dated as of
          June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee.
10.2 Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
10.3 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee
         and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
10.4<F1> Sold SUBI Supplement 1999-1B to the Origination Trust
         Agreement, dated as of June 30, 1999 among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
10.5<F1> Origination Trust Servicing Agreement, dated as of June 30,
         1999, between D.L. Peterson Trust, Raven Funding LLC and PHH Vehicle Management Services, LLC, as Servicer.
10.6 Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC.
10.7 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC.
10.8 Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Greyhound Funding LLC.
10.9 Amendment No. 1, dated as of June 30, 1999, to the Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Greyhound Funding LLC.
10.10 Administration Agreement, dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Greyhound Funding LLC, Raven Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
10.11 Amendment No. 1, dated as of October 28, 1999, to the Administration Agreement dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Greyhound Funding LLC, Raven Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
10.12<F1>Management Agreement, dated as of June 30, 1999, by and among Global Securitization Services LLC, Greyhound Funding LLC and PHH Vehicle Management Services, LLC.
10.13<F2>Form of Interest Rate Cap with Bank of America, National
         Association.
10.14<F2>Form of Interest Rate Cap with The Chase Manhattan Bank.
23.1     Consent of White & Case LLP (included in its opinions filed as
         Exhibit 5 and 8.1).
23.2<F1> Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 8.2).

23.3<F2> Consent of Piper & Marbury LLP (included in its opinion filed as Exhibit 8.3).
23.4 Consent of Deloitte & Touche LLP with respect to financial statements of Greyhound Funding LLC.
23.5 Consent of Deloitte & Touche LLP with respect to financial statements of D.L. Peterson Trust (included in Exhibit 23.4).
24<F1>      Power of Attorney (included on page II-3 hereof).
25<F2> Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1.
_______________
[FN]
  <F1>    Previously filed.
  <F2>    To be filed by amendment.

Item 17. Undertakings

     The registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, State of New York on March 19, 2001.


                            GREYHOUND FUNDING LLC


                            By: /s/ Joseph W. Weikel
                                Name:  Joseph W. Weikel
                                as Manager

                            RAVEN FUNDING LLC

                            By: /s/ Joseph W. Weikel
                                Name:  Joseph W. Weikel
                                as Manager

                            D.L. PETERSON TRUST

                            By:  Raven  Funding LLC, solely  as settlor
                                 of the D.L.
                                 Peterson Trust

                            By: /s/ Joseph W. Weikel
                                Name:  Joseph W. Weikel
                                as Manager

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March __, 2001.

     Signatures                           Title
     ----------                           -----

      *                  principal executive officer of Greyhound Funding LLC
      ------------------
      Kevin M. Sheehan
      *                  principal financial officer of Greyhound Funding LLC
      ------------------
      Gerard J. Kennell

      *                  principal accounting officer of Greyhound Funding LLC
      -----------------
      Neil J. Cashen

      *                  Manager of Greyhound Funding LLC and Raven Funding LLC
      ----------------
      Joseph W. Weikel

       *                    Manager of Greyhound Funding LLC
       -------------------
       Kevin Burns
       *                    Manager of Greyhound Funding LLC
       ------------------
       Tony Wong
       *                    principal executive officer of Raven Funding LLC
       -----------------
       Kevin M. Sheehan
       *                    principal financial officer of Raven Funding LLC
       -----------------
       Gerard J. Kennell
       *                    principal accounting officer of Raven Funding LLC
       ----------------
       Neil J. Cashen
       *                    Manager of Raven Funding LLC
       ---------------
       F. Robert Salerno
       *                    Manager of Raven Funding LLC
       ----------------
       Kevin M. Sheehan
       *                    Manager of Raven Funding LLC
       ----------------
       David O. Taylor
       *                    Manager of Raven Funding LLC
       ----------------
       Bernard J. Angelo


     *  Signed by Neil J. Cashen pursuant to the power of attorney:


     /s/ Neil J. Cashen
     Neil J. Cashen

                            INDEX TO EXHIBITS


                                                         Sequential page
                                                             number

Exhibits
1.1<F4>   Proposed form of Underwriting Agreement.
3.1<F3>   Certificate of Formation of Greyhound Funding LLC.
3.2<F3> Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC dated as of October 28, 1999.
3.3<F3>   Certificate of Formation of Raven Funding LLC.
3.4 Amended and Restated Limited Liability Company Agreement of Raven Funding LLC dated as of October 28, 1999.
4.1 Base Indenture dated as of June 30, 1999 between Greyhound Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
4.2 Supplemental Indenture No. 1 dated as of October 28, 1999 between Greyhound Funding LLC and The Chase Manhattan Bank to the Base Indenture dated as of June 30, 1999.
4.3 Form of Indenture Supplement between Greyhound Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
4.4       Form of Notes (included in Exhibit 4.3).
5 Opinion of White & Case LLP regarding the legality of the Notes being registered.
8.1       Opinion of White & Case LLP regarding certain tax matters.
8.2<F4>   Opinion of Richards, Layton & Finger regarding certain
          Delaware state tax matters.
8.3<F4> Opinion of Piper & Marbury LLP regarding certain Maryland state tax matters.
10.1<F3>  Amended and Restated Origination Trust Agreement, dated as of
          June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee.
10.2 Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.

10.3 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
10.4<F3> Sold SUBI Supplement 1999-1B to the Origination Trust
         Agreement, dated as of June 30, 1999 among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
10.5<F3> Origination Trust Servicing Agreement, dated as of June 30,
         1999, between D.L. Peterson Trust, Raven Funding LLC and PHH Vehicle Management Services, LLC, as Servicer.
10.6 Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC.
10.7 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC.
10.8 Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Greyhound Funding LLC.
10.9 Amendment No. 1, dated as of June 30, 1999, to the Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Greyhound Funding LLC.
10.10 Administration Agreement, dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Greyhound Funding LLC, Raven Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
10.11 Amendment No. 1, dated as of October 28, 1999, to the Administration Agreement dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Greyhound Funding LLC, Raven Funding LLC and The Chase Manhattan Bank, as Indenture Trustee.
10.12<F3>Management Agreement, dated as of June 30, 1999, by and among Global Securitization Services LLC, Greyhound Funding LLC and PHH Vehicle Management Services, LLC.
10.13<F4>Form of Interest Rate Cap with Bank of America, National
         Association.
10.14<F4>Form of Interest Rate Cap with The Chase Manhattan Bank.
23.1     Consent of White & Case LLP (included in its opinions filed as
         Exhibit 5 and 8.1).

23.2<F4> Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 8.2).
23.3<F4> Consent of Piper & Marbury LLP (included in its opinion filed as Exhibit 8.3).
23.4 Consent of Deloitte & Touche LLP with respect to financial statements of Greyhound Funding LLC.
23.5 Consent of Deloitte & Touche LLP with respect to financial statements of D.L. Peterson Trust (included in Exhibit 23.4).
24<F2>     Power of Attorney (included on page II-3 hereof).
25<F4> Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1.


[FN]
<F3> Previously filed.
<F4> To be filed by amendment